SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  N/A)

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [X]  Preliminary  proxy  statement
     [_]  Definitive  proxy  statement
     [_]  Definitive  additional  materials
     [_]  Soliciting  material  pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                        CLOVER COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [_]  No  fee  required
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     (4)  Proposed  maximum  aggregate  value  of  transaction:

--------------------------------------------------------------------------------

     (5)  Total  fee  paid:

--------------------------------------------------------------------------------
     [_]  Fee  paid  previously  with  preliminary  materials:

--------------------------------------------------------------------------------
     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                     $239.75
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:
                                 SCHEDULE 13E-3
--------------------------------------------------------------------------------

     (3)  Filing Party:
                        CLOVER COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

     (4)  Date Filed:
                                NOVEMBER 28, 2005
--------------------------------------------------------------------------------

                                                                PRELIMINARY
                                                                   COPY


                        CLOVER COMMUNITY BANKSHARES, INC.
                               124 N. Main Street
                          Clover, South Carolina  29710
                                 (803) 222-7660

                               ____________, 200_



Dear  Shareholder:

     You are cordially invited to attend a special meeting of shareholders, which will be held at __:__ a.m./p.m. on ____________, 200_, at our office located at 124 N. Main Street, Clover, South Carolina 29710. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     At the meeting, shareholders will vote on three proposed amendments to our articles of incorporation (collectively, the "Articles of Amendment"). The
Articles of Amendment provide for the reclassification of shares (the "Reclassification") of our common stock held by shareholders who are the record holders of fewer than 800 shares of common stock into newly created shares of Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. No cash will be paid to shareholders as consideration for their shares-only shares of Series A Preferred Stock will be issued. All other shares of common stock will remain outstanding and be unaffected by the Reclassification. The Articles of Amendment will also provide for transfer restrictions on our common stock that will match those of the Series A Preferred Stock.

     The Series A Preferred Stock has limited voting rights, dividend and liquidation rights and preferences generally equal to or in excess of similar rights and preferences of our common stock, participates equally with the common stock on a sale or change in control of our company, and contains transfer restrictions designed to limit increases in the number of shareholders of record. All of these features are described in detail in the enclosed proxy statement.

     The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, which will allow us to realize significant cost savings resulting from the termination of our reporting obligations under the Securities Exchange Act of 1934 (the "Securities Exchange Act").

     Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $63,500 per year, plus an additional $145,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that while our shareholders will lose the benefits of holding registered stock, such as a reduction in the amount of publicly available information about the Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

     We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. Each of the three amendments included in the Articles of Amendment will be the subject of a shareholder vote, and we will not effect any of the individual amendments unless the other two have also been approved. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

     The board of directors has established ____________, 200_ as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by ____________, 200_. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     The board of directors has determined that the Reclassification is fair to our unaffiliated shareholders and has voted in favor of the approval of each proposed amendment contained in the Articles of Amendment. On behalf of the board of directors, I urge you to vote FOR approval of each proposed amendment contained in the Articles of Amendment.

                                       Sincerely,


                                       /s/ Gwen M. Thompson
                                       President and Chief Executive Officer

                        CLOVER COMMUNITY BANKSHARES, INC.
                               124 N. Main Street
                          Clover, South Carolina  29710
                                 (803) 222-7660

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 200_


     A special meeting of shareholders of Clover Community Bankshares, Inc. will be held at __:__ a.m./p.m. on ____________, 200_, at our office located at 124
N. Main Street, Clover, South Carolina 29710, for the following purposes:

     (1) To vote on an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A to the enclosed proxy
                                           -----------
          statement;

     (2) To vote on an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 800 shares of common stock will receive one share of Series A
          Preferred Stock for each share of common stock held by such shareholder;

     (3) To vote on an amendment to our articles of incorporation providing for transfer restrictions on our common stock that are identical to those applicable to the Series A Preferred Stock; and

     (4) To transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE PROPOSALS. NONE OF THE AMENDMENTS PROPOSED ABOVE WILL BE EFFECTED UNLESS ALL THREE OF THE AMENDMENTS HAVE BEEN APPROVED.

     Statutory dissenters' rights will be available for this transaction. If our shareholders approve the proposal to reclassify our common stock (Proposal
2), shareholders who elect to dissent from approval of that amendment are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Section 33-13 of the South Carolina Business Corporation Act. We have attached a copy of Section 33-13 as Appendix B to the
                                                               ----------
enclosed  proxy  statement.

     The board of directors has set the close of business on ____________, 200_ as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                       By Order of the Board of Directors,


                                       /s/ Gwen M. Thompson
                                       President and Chief Executive Officer

____________,  200_

                        CLOVER COMMUNITY BANKSHARES, INC.
                               124 N. Main Street
                          Clover, South Carolina  29710
                                 (803) 222-7660

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 200_
--------------------------------------------------------------------------------

     The board of directors of Clover Community Bankshares, Inc. ("Clover" or the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at a Special Meeting of Shareholders. At the meeting, shareholders will be asked to vote on three proposed amendments to our articles of incorporation (collectively, the "Articles of Amendment") providing for the creation of a new class of preferred stock entitled "Series A Preferred Stock," a reclassification of certain shares of the Company's common stock into Series A Preferred Stock and amending certain terms of the common stock to match those of the Series A Preferred Stock. Because each proposed amendment will be effected only if all three amendments are approved, we are referring to the transactions contemplated by all of the amendments collectively as the "Reclassification."

     The Reclassification is designed to reduce our number of common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The board has determined that it is in the best interests of Clover and its shareholders to effect the Reclassification because Clover will realize significant cost savings as a result of the termination of its reporting obligations under the Securities Exchange Act. The board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.

     In the Reclassification, shareholders who are the record holders of fewer than 800 shares of Clover common stock will receive one share of Clover Series A Preferred Stock for each share of common stock they own on the date we file the Articles of Amendment with the South Carolina Secretary of State, which we anticipate will be shortly after our special shareholders' meeting. We will refer to this filing date as the "effective date of the Reclassification." No cash will be paid to shareholders as consideration for their shares-only shares of Series A Preferred Stock will be issued. All other shares of common stock will remain outstanding and be unaffected by the Reclassification.

     Generally, the Series A Preferred Stock has limited voting rights, dividend and liquidation rights and preferences generally equal to or in excess of similar rights and preferences of our common stock, participates equally with the common stock on a sale or change in control of the Company, and contains transfer restrictions designed to limit increases in the number of shareholders of record. See "Terms of the Series A Preferred Stock" on page 1 for a detailed description of these features.

     This proxy statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document carefully.

     The board of directors has determined that the Reclassification is fair to Clover's unaffiliated shareholders and has approved each proposed amendment contained in the Articles of Amendment. The

Reclassification cannot be completed, however, unless each proposed amendment contained in the Articles of Amendment is approved by the holders of a majority of the votes cast on the proposal. Our current directors and executive officers beneficially own approximately 8% of our outstanding shares of common stock and have indicated that they intend to vote their shares in favor of each proposed amendment to our articles of incorporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HAS DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE RECLASSIFICATION OR THE TRANSACTIONS CONTEMPLATED THEREBY, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT IS ____________, 200_. WE FIRST MAILED THIS PROXY STATEMENT TO OUR SHAREHOLDERS ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Neither our common stock nor our Series A Preferred Stock is a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation
(the  "FDIC")  or  any  other  governmental  agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "Clover," the "Company," "we," "our," and "us," as used in this proxy statement, refer to Clover and its wholly-owned subsidiary, Clover Community Bank, collectively, unless the context indicates otherwise.

                                 TABLE OF CONTENTS

                                                                               PAGE
SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  PURPOSE OF THE RECLASSIFICATION . . . . . . . . . . . . . . . . . . . . . .     9
  ALTERNATIVES CONSIDERED . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  BACKGROUND OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . .    12
  REASONS FOR THE RECLASSIFICATION. . . . . . . . . . . . . . . . . . . . . .    14
  EFFECTS OF THE RECLASSIFICATION ON CLOVER . . . . . . . . . . . . . . . . .    15
  EFFECTS OF THE RECLASSIFICATION ON SHAREHOLDERS GENERALLY . . . . . . . . .    17
  EFFECTS OF THE RECLASSIFICATION ON AFFILIATES . . . . . . . . . . . . . . .    20
  EFFECTS OF THE RECLASSIFICATION ON UNAFFILIATED SHAREHOLDERS. . . . . . . .    21
  RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION.    21
  DETERMINATION OF FAIRNESS BY CLOVER AFFILIATES. . . . . . . . . . . . . . .    28
  FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION . . . . . . . . . .    28
  PRO FORMA EFFECT OF THE RECLASSIFICATION. . . . . . . . . . . . . . . . . .    31
  SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED). . . . . . . . .    31

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS. . . . . . . . . . .    32
  TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . .    32
  RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . .    32
  NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . .    32
  PROPOSALS TO BE CONSIDERED. . . . . . . . . . . . . . . . . . . . . . . . .    32
  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . .    33
  REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . .    33
  SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . .    33

PROPOSAL 1:  APPROVAL OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . .    34
  TERMS OF THE SERIES A STOCK TO BE ISSUED IN THE RECLASSIFICATION. . . . . .    34

PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES . . . . . . . . . . .    35

PROPOSAL 3:  APPROVAL OF COMMON STOCK TRANSFER RESTRICTIONS . . . . . . . . .    37

DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

INFORMATION ABOUT CLOVER AND ITS AFFILIATES . . . . . . . . . . . . . . . . .    43
  EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  STOCK OWNERSHIP BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . .    43
  RECENT AFFILIATE TRANSACTIONS IN CLOVER STOCK . . . . . . . . . . . . . . .    44

PURCHASES OF CLOVER STOCK DURING PRIOR TWO YEARS. . . . . . . . . . . . . . .    44
  RELATED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . .    45
  MARKET FOR COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . . . .    45
  DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . .    46
  DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS . . . . . . . . . . . .    47
  OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . .    48

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . .    50

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . .    54


                                        i

                                         ***

APPENDIX A  ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION. . .  . .    A-1

APPENDIX B  SOUTH CAROLINA DISSENTERS' RIGHTS STATUTE. . . . . . . . . . . .    B-1

APPENDIX C  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
            ANALYSIS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005. . . . . .    C-1

APPENDIX D  FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
            ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2004. . . . . . . . . .    D-1

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Reclassification. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

* STRUCTURE OF THE RECLASSIFICATION. The Articles of Amendment provide for the reclassification of shares of Clover common stock into shares of Series A Preferred Stock. In the Reclassification, shareholders who are the record holders of fewer than 800 shares of Clover common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification. No cash will be paid to shareholders as consideration for their shares-only shares of Series A Preferred Stock will be issued. All other shares of Clover common stock will remain outstanding and will be unaffected by the Reclassification. See page __ for additional information.

     We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in the Company while enabling us to reduce our common shareholder base to the extent necessary to permit us to terminate our registered status with the SEC.

* TERMS OF THE SERIES A PREFERRED STOCK TO BE ISSUED IN THE RECLASSIFICATION. Our board has designated 10,000,000 shares of our authorized stock as Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in Appendix A and principally provide as follows:
                -----------

     - Rank: The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     - Voting Rights. Unlike the common stock, the Series A Preferred Stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series A Preferred Stock are entitled to vote only upon proposals for a business combination resulting in the transfer of a majority of our outstanding common stock or of all or substantially all of the Company's assets (a "Change in Control") and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with our bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     - Dividend Rights: Holders of Series A Preferred Stock are entitled to a 5% preference in the distribution of dividends, when and if declared and paid by Clover, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 105% of that paid to common shareholders prior to the receipt of dividends by the holders of common stock. Clover is not required to pay any dividends on the common or Series A Preferred Stock and has the right to waive the declaration or payment of dividends. Any dividends waived will not accumulate to future periods and will not represent a contingent liability of Clover.

     - Conversion Rights: The shares of Series A Preferred Stock automatically convert to shares of common stock immediately prior to a Change in Control, with each share of Series A Preferred Stock being convertible into one share of common stock, subject to antidilution adjustment.

     - Liquidation Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of Clover in the event of any liquidation, dissolution or winding-up of Clover, whether voluntary or involuntary, equal to the greater of book value per share at the time of payment, the amount per share to be paid to common shareholders, or $8.78 per share.

     - Transfer Restrictions: Transfers that are either approved by our board of directors or that do not result in a net increase in the number of holders of record of the Series A Preferred Stock will be permitted. For all other transfers, including sales, gifts and bequests of the shares, Clover will have the right to repurchase the shares from the transferring shareholder. In cases of a proposed sale to a third party, the transfer will be at the same price and on the same terms as the third party's offer. In the event of a transfer by will or gift, Clover will have the right to repurchase the shares at the greater of fair market value as determined in good faith by the board of directors or book value per share as of the prior quarter end, measured as of the date of the shareholder's death or the proposed date of the gift, as applicable. If Clover exercises its right of first refusal in any case, it must buy all of the shares in question.

     - Perpetual Stock: The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     - Preemptive Rights: Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock that we may issue in the future.

     - Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

     - Redemption Rights: Holders of Series A Preferred Stock have no right to require that we redeem their shares.

     See page __ for more detailed information regarding the terms of the Series A Preferred Stock.

* TRANSFER RESTRICTIONS ON THE COMMON STOCK. Our third proposed amendment to our articles of incorporation attaches the same transfer restrictions to our common stock as are described above for the Series A Preferred Stock. We are proposing this amendment to limit potential increases in our shareholder base (and the resulting risk that we will need to register either of the classes of stock with the SEC once gain) and to provide equal treatment for the holders of both our common and Series A Preferred Stock in this regard.

* SERIES A PREFERRED STOCK ISSUED IN RELIANCE ON EXEMPTION FROM REGISTRATION. We are issuing the shares of Series A Preferred Stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for solicitation the exchange. We believe that exemption is available for the Reclassification because we are only issuing the Series A Preferred Stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange. See page __ for additional information.

* DETERMINATION OF SHARES "HELD OF RECORD." Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

     As a result, a single shareholder with 800 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 800 shares. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 800 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification. Additionally, a shareholder who holds fewer than 800 shares of common stock through a broker may be unaffected by the Reclassification if the broker holds an aggregate of 800 or more shares.

*    EFFECTS OF THE RECLASSIFICATION. As a result of the Reclassification:

     - Our number of common shareholders of record, measured as of September 30, 2005, will be reduced from approximately 717 to approximately 258, and the number of outstanding shares of Clover common stock will decrease from approximately 1,009,345 to approximately 872,813, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market.

     - We estimate that approximately 136,532 shares of Series A Preferred Stock will be issued to approximately 459 shareholders of record in connection with the Reclassification.

     - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. This will greatly reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     - We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be a approximately $63,500 per year, plus an additional $145,000 in annual costs relating to compliance with
          Section  404  of  the  Sarbanes-Oxley  Act  beginning  in fiscal 2007.

     - We estimate that professional fees and other expenses related to the Reclassification will be approximately $75,000, which we intend to pay with existing working capital.

     - Basic earnings per share on a pro forma basis will be increased from $0.99 per share to $1.17 per share for the nine months ended September 30, 2005 and will increase from $1.19 per share to $1.43 per share for the year ended December 31, 2004. Pro forma diluted earnings per share will remain unchanged at $0.86 per share for the nine months ended September 30, 2005 and at $1.03 per share for the year ended December 31, 2004, as the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease on a pro forma basis from $8.78 to $8.70 as of September 30, 2005 and will decrease from $8.51 to $8.43 as of December 31, 2004.

     - The percentage ownership of Clover common stock beneficially owned by our executive officers and directors as a group will increase from approximately 8.0% to 9.3%. We do not anticipate that any of our executive officers or directors will receive Series A Preferred Stock in the Reclassification.

     For a more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, see pages __ through __.

* REASONS FOR THE RECLASSIFICATION. Our principal reasons for effecting the Reclassification are:

     - The direct and indirect cost savings of approximately $63,500 per year, plus an additional $145,000 in annual costs relating to compliance with Section 404 of the Sarbanes-Oxley Act beginning in fiscal 2007, that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act, together with the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

     - Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

     See page __ for more detailed information.

* FAIRNESS OF THE RECLASSIFICATION. Based on a careful review of the facts and circumstances relating to the Reclassification, our board of directors and each of our affiliates believe that the Reclassification and the terms and provisions of the Reclassification and the Series A Preferred Stock are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the Reclassification and recommends that shareholders vote in favor of the Reclassification.

     Our affiliates are listed on page __ and include all of our directors and executive officers. Because of our affiliates' positions with Clover, each is deemed to be engaged in the Reclassification transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, each of our directors beneficially owns more than 800 shares of common stock, and we anticipate that they will retain the shares of common stock they beneficially own in the Reclassification. After the Reclassification, we anticipate that our directors and executive officers will beneficially own approximately 9.3% of our outstanding shares. See "-Stock Ownership by Affiliates" on page ___ for more information regarding stock owned by our affiliates.

     In the course of determining that the Reclassification is fair to and is in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, the board and each of our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the board did not obtain any appraisal or independent valuation of the Series A Preferred Stock or common stock. The factors considered by the board include-

     - All shareholders will continue to hold an equity interest in Clover, and no shareholder will be forced to involuntarily liquidate his or her equity interest in Clover;

     - On the other hand, shareholders who wish to liquidate their holdings may do so through the exercise of dissenters' rights;

     - The board's belief that the advantages and disadvantages of the rights, preferences and limitations of the Series A Preferred Stock will balance in comparison to the relative rights of our common stock;

     - The Reclassification will have no effect on diluted earnings per share for the nine months ended September 30, 2005 or the year ended December 31, 2004;

     - Book value per common equivalent share will decrease approximately 1.0% from $8.78 on a historical basis to $8.70 on a pro forma basis as of September 30, 2005; and

     - The Reclassification should not be a taxable event for shareholders, except for those who exercise dissenters' rights.

* EFFECTIVENESS OF THE RECLASSIFICATION. The Reclassification will not be effected unless and until each of the three proposed amendments contained in the Articles of Amendment is approved by a majority of the votes cast on the amendment. Assuming the shareholders approve each proposed amendment, as shortly thereafter as is practicable, Clover will file the Articles of Amendment with the South Carolina Secretary of State and thereby effect the Reclassification. However, notwithstanding shareholder approval, at any time prior to the effective date of the Reclassification, the board of directors may abandon the Reclassification without any further shareholder action. If at any time prior to the effective date of the Reclassification the board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or
     (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders, the board may elect to abandon the Reclassification.

     We anticipate that the Reclassification will be effected in the first quarter of 2006. See page for more detailed information.

*    EFFECT  OF  THE  RECLASSIFICATION  ON  OUTSTANDING  OPTIONS  AND  WARRANTS.
     Outstanding options and warrants will not be affected by the Reclassification. See page __ for more information.

* CONDITIONS AND REGULATORY APPROVALS. Aside from shareholder approval of the Articles of Amendment, the Reclassification is not subject to any conditions or regulatory approvals.

* DISSENTERS' RIGHTS. Clover shareholders are entitled to dissent from Proposal 2, the amendment effecting the reclassification of a portion of our outstanding common stock, under Article 13 of the South Carolina Business Corporation Code (the "South Carolina Code"). If you dissent, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the South Carolina Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares.

     To perfect dissenters' rights, among other things, you must give Clover written notice of your intent to dissent from Proposal 2 prior to the vote of the shareholders at the special meeting and you must not vote your
                                                      ---
     shares in favor of Proposal 2. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of Proposal 2 and will not be entitled to assert dissenters' rights.

     Generally, under Article 13 of the South Carolina Code, Clover will make an initial offer of payment to dissenting shareholders, if any, of an amount it estimates to be the "fair value" of the common stock. If a dissenting shareholder believes the payment offer is less than the fair value of the common stock, he or she may notify Clover of his or her estimate of fair value. If Clover and the dissenting shareholder cannot settle the amount of fair value, fair value will be determined in a court proceeding in the Court of Common Pleas of York County.

     See  page    and Appendix B for additional information regarding procedures
               --     ----------
     for asserting dissenters' rights and the determination of "fair value" of the common stock.

                              QUESTIONS AND ANSWERS

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about ____________, to all shareholders entitled to vote. The record date for those entitled to vote is __________, . On that date, there were ______ shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A: The special meeting will be held on ____________, 200_, at our office at 124 N. Main Street, Clover, South Carolina 29710, at __:__ a.m./p.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of __________, may cast their votes in person or by proxy at the special meeting.

Q:   WHAT IS THE VOTE REQUIRED?

A: Each proposed amendment to our articles of incorporation must receive the affirmative vote of the holders of a majority of the votes cast. As a result, if you do not vote your shares, either in person or by proxy, or if you abstain from voting on a proposal, it will not affect the outcome of the vote, provided that a quorum is present at the meeting. Similarly, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on a proposal, your broker will not be able to vote for you and the outcome of the vote will not be affected.

Q:   WHAT  IS  THE  RECOMMENDATION  OF  OUR  BOARD  OF  DIRECTORS  REGARDING THE
     PROPOSALS?

A: Our board of directors has determined that the Reclassification is fair to our unaffiliated shareholders, both those retaining their common stock and those receiving Series A Preferred Stock, and that approval of each of the proposed amendments to our articles of incorporation is advisable and in the best interests of Clover and each of these constituent groups. Our board of directors has therefore approved the Reclassification and recommends that you vote "FOR" approval of each of the proposed amendments to our articles of incorporation.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting. If you wish to exercise dissenters'
     rights,  see  page      and  Appendix  B.
                         --       -----------

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting, or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposals described in this proxy statement.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder from any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q: IF I AM RECEIVING SERIES A PREFERRED STOCK IN THE RECLASSIFICATION, WHEN WILL I GET MY STOCK?

A: After the special meeting and the closing of the transaction, we will mail you instructions on how to exchange your Clover common stock certificate(s) for Series A Preferred Stock. After you sign the forms provided and return your stock certificate(s), we will send you your Series A Preferred Stock.

Q: I DON'T KNOW WHERE MY STOCK CERTIFICATE IS. HOW WILL I GET MY SERIES A PREFERRED STOCK?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We may require that you provide a bond to cover any potential loss to Clover.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE RECLASSIFICATION?

A:   Yes. See page    and Appendix B for additional information.
                   --     ----------

Q:   WHAT IF I HAVE QUESTIONS ABOUT RECLASSIFICATION OR THE VOTING PROCESS?

A: Please direct any questions about the Reclassification or the voting process to our President and Chief Executive Officer, Gwen Thompson, or our Chief Operating Officer, Gerald Bolin, at our main office located at 124 N. Main Street, Clover, South Carolina 29710, telephone (803) 222-7660.

                                 SPECIAL FACTORS

PURPOSE OF THE RECLASSIFICATION

     The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and Series A Preferred shareholders informed as to our business and financial status after the Reclassification as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders because the Series A Preferred Stock will have limited voting rights.

     After the Reclassification, we intend to keep our common and Series A Preferred shareholders informed about our business and financial condition by delivering annual audited financial statements to them. Moreover, our business operations are primarily conducted through our banking subsidiary, Clover Community Bank, which is required to file quarterly financial reports with the FDIC. These reports are available online at www.fdic.gov.

     Although we will still be required to file quarterly financial information with the FDIC and will still provide annual financial information to our shareholders, as a non-SEC registered company our auditing expenses will decrease significantly because we and our auditors will not be required to comply with standards prescribed by the SEC and the Public Company Accounting Oversight Board with respect to our audit and because our auditors will not be required to review the information we must include in our periodic SEC reports as described more fully below. Our other reporting processes will also be significantly simplified because we will no longer be required to comply with disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act. These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and, commencing in fiscal 2007, documenting, testing and reporting on our internal control structure.

     In particular, as a private company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership that are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management's discussion and analysis of our financial results in annual reports to shareholders or financial reports to the FDIC. Currently, our external auditors perform detailed reviews of management's discussion and analysis of our financial results to assure consistency with audited financial statements and to ensure we are in compliance with applicable disclosure requirements.

     We also incur substantial costs in management time and legal and accounting fees related to the preparation, review and filing of our periodic reports and proxy statements. Unlike the periodic reports that we currently file with the SEC, the quarterly financial information that we file with the FDIC does not require the review of either our independent accountants or legal counsel. As a result of the elimination of the disclosure and reporting requirements under the Securities Exchange Act, we estimate that we will save approximately $24,000 per year in management time and $37,000 per year in legal and accounting fees before taking into account the effects of the increased internal controls reporting and auditing standards described below. We also expect to save approximately $2,500 annually in administrative costs related to soliciting proxies for routine annual meetings, including printing and mailing costs and transfer agent fees related to the proxy solicitation.

     As a private company, we will not be required to comply with Section 404 of the Sarbanes-Oxley Act, which would require that we document, test and assess our internal control structure and that our external auditors report on management's assessment of our internal control structure for fiscal 2007 and subsequent years. As a result of our limited personnel resources, we anticipate that we would need to engage an outside consultant and hire an additional experienced accountant to assist management in documenting and testing our internal control structure. Additionally, we estimate that our external audit fees will increase as a result of Section 404 because our external auditors will be required to perform additional audit procedures in order to report on management's assessment of our internal control structure. We also anticipate we would incur additional legal fees for advice related to compliance with
Section 404. We estimate that we would incur approximately $145,000 annually in consulting, compensation, accounting and legal expenses related to compliance with Section 404 of the Sarbanes-Oxley Act in addition to a one-time consulting charge of approximately $45,000 for our first year of required compliance relating to the initial implementation of the necessary procedures. If our SEC reporting obligations cease prior to the effective date of Section 404 of the Sarbanes-Oxley Act, we will not need to incur these expenses.

     We are required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and as is shown above, these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible but nonetheless significant expenditure of management's time and attention that could otherwise be deployed toward revenue-enhancing activities.

     In summary, our estimated cost of compliance with the Securities Exchange Act and the Sarbanes-Oxley Act is substantial, representing an estimated direct and indirect annual cost to us of approximately $208,500, including the expected effect of Section 404 of the Sarbanes-Oxley Act. Our anticipated cost savings are also summarized under "-Reasons for the Reclassification."

     As of September 30, 2005, Clover had approximately 717 common shareholders of record, but approximately 86% of the outstanding shares as of that date were held by approximately 258 shareholders. Additionally, of our 717 common shareholders, approximately 459 shareholders each hold fewer than 800 shares, or an aggregate of approximately 14% of our outstanding common stock as of September 30, 2005. Our common stock is not traded on any established market. Trading is infrequent, the trading volume is low and the board of directors believes there is little likelihood that a more active market will develop.
However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

     In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. We believe the Reclassification will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with the disclosure, reporting and compliance requirements described above. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration. Finally, the Reclassification will give all of our shareholders the opportunity to retain an equity interest in Clover and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company.

ALTERNATIVES  CONSIDERED

     In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we believed the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

     CASH-OUT MERGER. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 800 shares of Clover common stock would receive cash equal to the fair value of the common stock in exchange for their shares, and all other shares of Clover common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in Clover, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 800-share threshold in order to retain an equity interest in the Company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Because the involuntary termination of shareholders' equity interests in the Company was a dispositive factor in the board's rejection of this alternative, the board did not consider the potential capital cost of such a transaction.

     REVERSE STOCK SPLIT. The board considered declaring a reverse stock split at a ratio of 1-for-800, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

     ISSUER TENDER OFFER. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. As a result, we also rejected this alternative.

     EXPENSE REDUCTIONS IN OTHER AREAS. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

     BUSINESS COMBINATION. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

     MAINTAINING THE STATUS QUO. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in "-Reasons for the Reclassification" below, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

BACKGROUND OF THE RECLASSIFICATION

     In March 2004, our Audit Committee met with our independent auditors, Elliott Davis LLC, and discussed generally the application of the increased internal control requirements under Section 404 of the Sarbanes-Oxley Act. At that time, the Company would have been required to comply with Section 404 for the 2005 fiscal year. Our auditors described the nature and amount of work that would be required in order for management and the auditors to deliver the required certifications. In view of the extensive nature of the compliance undertaking and the Bank's limited personnel and economic resources, the auditors mentioned going private as a possible alternative. They recommended that the committee discuss the idea with management, counsel and the other members of the board of directors. Based on this recommendation, our President and Chief Executive Officer, Gwen Thompson, invited a representative of Powell Goldstein to meet with the board to discuss the Company's options for reducing its shareholder base.

     In April 2004, the board met with a representative of Powell Goldstein and discussed whether a going-private transaction would be appropriate for the Company. The discussion focused on the relative costs and benefits of being a public company as described in "-Purpose of the Reclassification" and on the transactional alternatives of a cash-out merger, reverse stock split or tender offer. The reclassification alternative was not discussed at that meeting. The board decided that while going private would be in the Company's best interests for the reasons described in "-Purpose of the Reclassification," the transaction structure warranted further discussion.

     The board met again on May 10, 2004 and continued its discussion of the transactional alternatives described above. While the voluntary nature of a tender offer was appealing, the board noted the inability to predict shareholder response and eliminated it from consideration. It met again on June 14, 2004 with a representative of Elliott Davis and continued the discussion, focusing principally on an involuntary cash-out transaction as described under "Alternatives Considered-Cash-Out Merger" and "-Reverse Stock Split." Discussion on this topic continued at the July 12, 2004 and August 10, 2004 board meetings. The board ultimately decided not to pursue a cash-out transaction because it would involve the involuntary elimination of shareholders' equity interests in the Company, an alternative the directors did not wish to pursue given that most of the Company's shareholders were residents of the local community who had supported the Bank since inception.

     The board did not discuss going private again until May 9, 2005, in response to a telephone call from Powell Goldstein to Ms. Thompson regarding the possibility of effecting a share reclassification. Counsel explained the structure of the transaction and noted that it would enable the board to resolve its concerns regarding the shareholder relations issues described above. At the meeting, the board expressed interest in learning about a reclassification more specifically, and at a May 13, 2005 meeting involving further discussion of the issue, asked Ms. Thompson to invite a representative of Powell Goldstein to meet with the board at its next meeting. On June 2, 2005, Ms. Thompson extended the invitation and sent a copy of the Company's shareholder list to Powell Goldstein for analysis of the viability of a reclassification transaction based on the number of the Company's common shareholders of record and the potential ability to divide them into two classes with populations below the thresholds required for SEC registration.

     On June 13, 2005, the board met with representatives of Powell Goldstein and Elliott Davis to discuss the features of a stock reclassification. The discussion focused on the different characteristics that the preferred stock would need to have, including differences in voting, liquidation preference, dividend entitlement, transfer restrictions and treatment upon a change in control. The board discussed these issues conceptually but did not decide on any particular characteristics.

     In response to the board's request, counsel delivered a sample term sheet for use of the basis for discussion on June 24, 2005. The term sheet reflected the current terms of the Series A Preferred Stock, except that the dividend preference was left open for the board's determination and the right of first refusal was initially limited to a proposed sale of the preferred stock to a third party. As an alternative to the right of first refusal, the term sheet presented a call provision for the preferred stock at a call price equal to the highest of book or fair market value of the common stock or of the preferred stock. The board met to discuss the proposed terms on June 27, 2005, but postponed the discussion until the next meeting on July 11, 2005 in order to provide additional time for review.

     On July 11, 2005, the board met to discuss the proposed preferred stock term sheet, the appropriate individual stock ownership threshold for reclassification into preferred stock, and the advisability of the Reclassification generally. Ms. Thompson presented the proposed 800-share threshold, which she had concluded, with counsel's concurrence, represented the optimal division point based on the relative record ownership of the Company's shareholders and the need to reduce the number of common shareholders of record below 300 and generate fewer than 500 preferred shareholders of record while leaving room for expansion in each class. The board approved the 800-share conversion threshold and, for the reasons identified in "-Purpose of the Reclassification" and "-Alternatives Considered" above, decided to proceed with a share reclassification. Although the directors discussed the terms of the preferred stock provided in the term sheet, they did not reach a decision on that aspect of the transaction and requested that management discuss with counsel the advisability of providing for a right of first refusal on transfers by gift or will, in addition to a sale, of the preferred stock.

     Between July 11-27, 2005, counsel and management discussed the structure of the potential transfer restrictions and whether a call right instead of a right of first refusal would be appropriate. At the July 27, 2005 board meeting, the board considered the terms of the preferred stock, decided that a 5% dividend preference was appropriate, concluded that a right of first refusal should apply to potential sales, gifts and transfers by will and rejected the call right alternative. The board expressed its satisfaction with the remaining provisions of the preferred stock term sheet and directed management to work with counsel to prepare resolutions setting forth all of the proposed terms of the Reclassification for adoption at its next meeting.

     On August 8, 2005, the board approved the terms of the Series A Preferred Stock, the reclassification proposal with the 800-share threshold, and the parallel restrictions on transfer for the common stock, all as presented in Appendix A. The board elected to apply the same transfer restrictions to both classes of stock in the interest of substantive fairness and also as a means of controlling its shareholder population in both classes of stock after the conclusion of the Reclassification in order to prevent the necessity of future SEC registration of either class. The board also discussed and affirmed the substantive and procedural fairness of the terms of the Reclassification to unaffiliated shareholders receiving Series A Preferred Stock and to those retaining common stock as described in "-Recommendation of the Board of Directors; Fairness of the Reclassification."

     At its August 22, 2005 meeting, the board discussed the provisions of a letter to our shareholders describing the proposed Reclassification. On September 15, 2005, we mailed a letter to our shareholders announcing our intent to effect the Reclassification on the terms described in this proxy statement.

REASONS  FOR  THE  RECLASSIFICATION

     As described above in "-Purpose of the Reclassification," the Reclassification will allow us to save significant costs related to the preparation, review and filing of our periodic reports and annual proxy statement. We also expect to experience savings in proxy solicitation costs, including printing and mailing costs. We expect printing and mailing costs to be lower because we will have fewer shareholders who are entitled to vote and because the financial and proxy statements that we deliver to shareholders after the Reclassification will not include many of the disclosures required under the proxy or periodic reporting rules, such as disclosures regarding executive compensation, corporate governance and management ownership, and management's discussion and analysis of our financial results. Additionally, we plan to deregister before we are required to take substantial steps toward compliance with Section 404 of the Sarbanes-Oxley Act so that we will save additional anticipated costs, related to documenting, testing and reporting on our internal control structure beginning in 2007.

     For 2006 and subsequent years, we expect to save the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-KSB and Form 10-QSB and annual proxy statements. These fees and expenses do not reflect Section 404 compliance expenses, which are described in a separate table below.

     Legal Fees (including Edgar conversion)          $   25,000
     Independent Auditor Fees                             12,000
     Proxy Solicitation, Printing and Mailing Costs        2,500
     Management and Staff Time                            24,000
                                                      ----------
     Total Annual Non-404 Savings                     $   63,500
                                                      ==========

     We also expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes Oxley Act beginning in 2007:

     Annual Consulting Fees                            $  50,000
     Legal Fees                                            5,000
     Independent Auditor Fees                             30,000
     Management and Staff Time                            60,000
                                                       ---------

     Total Estimated Annual Savings                    $ 145,000
                                                       =========

     Additional Fiscal 2007 One-Time Consulting
       Fee for First Year of Required Compliance       $  45,000
                                                       =========

     As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 10% of their time on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues. Based on a combined annual salary of $240,000 for the three officers principally involved in our SEC reporting activities, this represents an annual cost savings of $24,000, or 10% of their combined salaries. In addition, if we do not deregister our common stock, we estimate that we will need to hire an additional staff person at a salary of approximately $60,000 per year for that purpose beginning in fiscal 2007.

     In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

EFFECTS  OF  THE  RECLASSIFICATION  ON  CLOVER

     The Reclassification is designed to reduce the number of Clover common shareholders of record below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act. Based on information as of September 30, 2005, we believe that the Reclassification will reduce our number of common shareholders of record from approximately 717 to approximately 258. We estimate that approximately 136,532 shares held by approximately 459 common shareholders of record will be exchanged for Series A Preferred Stock in the Reclassification and that approximately 872,813 shares of our common stock will be issued and outstanding after the Reclassification. In addition to the exchange of shares of our common stock for shares of our Series A Preferred Stock, we believe the Reclassification will have the following effects on Clover:

     POSITIVE  EFFECTS
     -----------------

     - ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. Additionally, we will maintain our existing internal control procedures and continue to evaluate them for potential improvements but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act. We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to approximately $63,500 on an annual basis, plus an additional $145,000 in annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act beginning in 2007. Additionally, as a non-SEC reporting company, we believe our management team, which currently spends a significant amount of time on activities related to compliance with the Securities Exchange Act, will have significantly more time to devote to business development and revenue-enhancing activities. See "-Background of the Reclassification" and "-Reasons for the Reclassification" for a discussion of the nature of the information we will no longer be required to provide.

     - EARNINGS PER SHARE. Basic earnings per share will increase 18.0% from $0.99 per share on a historical basis to $1.17 per share on a pro forma basis for the nine months ended September 30, 2005, and will increase 20.2% from $1.19 per share on a historical basis to $1.43 per share on a pro forma basis for the year ended December 31, 2004. Diluted earnings per share will not change from $0.86 per share for the nine months ended September 30, 2005 or from $1.03 per share for the year ended December 31, 2004 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share.

     - OUTSTANDING STOCK OPTIONS. The Reclassification will have no effect on outstanding options to purchase Clover common stock.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because the Company will no longer be required to file any reports under the Securities Exchange Act, it will no longer be subject to liability under Section 18 of the Securities Exchange Act. Generally, Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company will be liable to any person who purchases or sells a security at a price that is affected by the statement.

     NEGATIVE EFFECTS:
     -----------------

     - EFFECT ON MARKET FOR SHARES. Our common stock is not currently traded on an exchange or automated quotation system. The reduction in the number of outstanding shares, together with the reduction in public information concerning Clover as a result of its not being required to file reports under the Securities Exchange Act, may adversely affect the already limited liquidity of our common stock and result in limited liquidity for our Series A Preferred Stock. A decrease in the market liquidity for the shares of Clover common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of Clover common stock could also prompt a corresponding increase in its market price, assuming a stable or increased demand for the stock.

     - BOOK VALUE PER COMMON EQUIVALENT SHARE. Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 1.0% from $8.78 on a historical basis to $8.70 on a pro forma basis as of September 30, 2005.

     - FINANCIAL EFFECTS OF THE RECLASSIFICATION. We estimate that professional fees and other expenses related to the transaction will total approximately $75,000. We estimate these expenses will be as follows:

               SEC filing fees             $     240
               Legal fees                     65,000
               Accounting Fees                 6,500
               Printing and mailing costs      2,500
               Miscellaneous                     760
                                           ---------
                   Total                   $  75,000
                                           =========

          We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

     - ELIMINATION OF PROTECTION UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. Because neither our common stock nor Series A Preferred Stock will be registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Reclassification, the Company will no longer be entitled under Section 16 of the Securities Exchange Act to any "short-swing" profits realized by its directors, officers or 10% shareholders on purchases and sales of the Company's securities that occur within a six-month period.

     OTHER  EFFECTS:
     ---------------

     - CONDUCT OF BUSINESS AFTER THE RECLASSIFICATION. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

     - RAISING ADDITIONAL CAPITAL AND OBTAINING FINANCING AFTER THE RECLASSIFICATION. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

     - PLANS OR PROPOSALS. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of counsel.

EFFECTS  OF  THE  RECLASSIFICATION  ON  SHAREHOLDERS  GENERALLY

     The Reclassification will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because none of our affiliates will likely hold fewer than 800 shares of record at the effective time of the Reclassification. The effects will vary depending on whether the shareholder receives Series A Preferred Stock for some or all of his or her shares of Clover common stock or does not receive Series A Preferred Stock for any of his or her shares and continues to hold the same number of shares following the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A Preferred Stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Reclassification.

     The following sections describe the material effects that we expect to result from the Reclassification with respect to shares that are exchanged for Series A Preferred Stock and shares that are unaffected by the Reclassification. You may experience a combination of these effects if you receive Series A Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 136,532 shares are exchanged for Series A Preferred Stock in the Reclassification.

     SHARES EXCHANGED FOR SERIES A PREFERRED STOCK. As to shares of our common stock that are exchanged in the Reclassification for Series A Preferred Stock, shareholders will experience the following positive and negative effects:

     POSITIVE  EFFECTS:
     -----------------

     - Diluted earnings per share will not change from $0.86 per share for the nine months ended September 30, 2005 or from $1.03 per share for the year ended December 31, 2004 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. Additionally, basic earnings per share will increase 18.0% from $0.99 per share on a historical basis to $1.17 per share on a pro forma basis for the nine months ended September 30, 2005, and will increase 20.2% from $1.19 per share on a historical basis to $1.43 per share on a pro forma basis for the year ended December 31, 2004, which will provide a greater potential dividend stream.

     - Shareholders receiving Series A Preferred Stock will have a 5% preference to the holders of common stock in the distribution of any dividend by the Company. However, we have not historically declared or paid cash dividends, and there is no guarantee that we will declare or pay such dividends in the future. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series A Preferred Stock. See "-Market for Common Stock and Dividends" for more information regarding our dividend policies.

     - The Series A Preferred Stock will automatically convert into shares of common stock immediately prior to a change in control of the Company, on the basis of one share of common stock for each share of Series A Preferred Stock (subject to antidilution protection), and thus holders of the Series A Preferred Stock will participate equally with the holders of common stock in any sale of the Company.

     - Holders of the Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of the Company in an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common shareholders, or $8.78 for each share of Series A Preferred Stock.

     NEGATIVE  EFFECTS:
     -----------------

     - The Series A Preferred Stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders for trading after the Reclassification than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the Series A Preferred shareholders, which may have an adverse effect on its market value.

     - Transfer of the Series A Preferred Stock will be significantly more restricted than transfers of the common stock currently are. Clover will have a right of first refusal to repurchase shares of Series A Preferred Stock that a shareholder wishes to sell or transfer by gift or will unless the transfer will not create any net new shareholders of record or the Board of Directors has approved the transfer. This represents a further reduction of the liquidity and potential market value of the stock as compared to an SEC-registered, unrestricted security.

     - Holders of Series A Preferred Stock will be entitled to vote only upon a change in control of the Company, which generally is business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the Company's assets. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors.

     - Book value per common equivalent share, which includes the Series A Preferred Stock, will decrease 1.0% from $8.78 on a historical basis to $8.70 on a pro forma basis as of September 30, 2005.

     REMAINING COMMON SHAREHOLDERS. As to shares of our common stock that are not exchanged for Series A Preferred Stock in the Reclassification, shareholders will experience the following positive and negative effects:

     POSITIVE  EFFECTS:
     -----------------

     - Common shareholders will continue to exercise sole voting control over the Company, except with respect to a change in control of the Company.

     - Shareholders continuing to hold common stock after the Reclassification will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

     NEGATIVE  EFFECTS:
     -----------------

     - Our common stock will rank junior in priority to the Series A Preferred Stock because holders of Series A Preferred Stock will have a 5% preference with respect to the distribution of any dividend by the Company and a preference upon any liquidation of the Company.

     - The common stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders after the Reclassification than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the common shareholders, which may cause a decrease in the market value of our common stock. See "-Effect on Market for Shares" for more information.

     - Transfer of the common stock will be significantly more restricted after the Reclassification. Clover will have a right of first refusal to repurchase shares of common stock that a shareholder wishes to sell or transfer by gift or will, unless the transfer will not create any net new shareholders of record or the Board of Directors has approved the transfer. This represents a further reduction of the liquidity and potential market value of the stock as compared to an SEC-registered, unrestricted security.

     - Because the registration statement covering the shares of common stock issuable under our stock incentive plan will no longer be current after the Reclassification, the resale of common stock obtained upon the exercise of stock options will be limited to private sales and may only be effected after a holding period that ensures the shares will not be redistributed publicly (typically one year).

EFFECTS  OF  THE  RECLASSIFICATION  ON  AFFILIATES

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of Clover. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of Clover or the beneficial owner of 10% or more of Clover's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

     POSITIVE EFFECTS:
     -----------------

     - NO FURTHER REPORTING OBLIGATIONS OR RESTRICTIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT. After the Reclassification, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section
          16. After that time, our affiliates may realize "short-swing" profits on purchases and sales of the Company's securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, the Company would be entitled to receive any such short-swing profits from the affiliate.

     - NO FURTHER DISCLOSURE OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reclassification, Clover will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates' compensation and stock ownership will no longer be publicly available.

     -    CONSOLIDATION  OF  MANAGEMENT  OWNERSHIP.  As  a  result  of  the
          Reclassification, we expect that the percentage of beneficial ownership of Clover common stock held by our directors and executive officers as a group will increase from approximately 8.0% before the Reclassification to approximately 9.3% after the Reclassification. See "Information About Clover and Its Affiliates-Stock Ownership by Affiliates" for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

     - ELIMINATION OF LIABILITY UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company's filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

NEGATIVE  EFFECTS:
------------------

     - RULE 144 NOT AVAILABLE. Because our common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of Clover will be deprived of the ability to dispose of their shares of Clover common stock under Rule

          144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which can result in reduced liquidity for the recipient and a lower purchaser price for the shares.

EFFECTS  OF  THE  RECLASSIFICATION  ON  UNAFFILIATED  SHAREHOLDERS

     In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will also have the following negative effects on our unaffiliated shareholders:

     REDUCTION IN PUBLICLY AVAILABLE INFORMATION. Clover will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Reclassification. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

     ELIMINATION OF PROTECTIONS UNDER SECTION 18 OF THE SECURITIES EXCHANGE ACT. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company's filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE RECLASSIFICATION

     The board believes that the Reclassification is substantively and procedurally fair to Clover's unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification. The board also believes that the Reclassification is substantively and procedurally fair to unaffiliated shareholders who will retain their shares of common stock following the Reclassification. The board of directors, including those directors who are not employees of Clover, has approved, and recommends that the shareholders approve, each of the proposed amendments to our articles of incorporation, which collectively reflect the terms of the Reclassification.

     Each director and executive officer is deemed a "filing person" in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Reclassification is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See "-Determination of Fairness by Clover Affiliates" for information regarding the filing persons' fairness determination.

     All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of each of the proposed amendments to our articles of incorporation. Our directors and executive officers beneficially owned approximately 8% of the shares outstanding as of September 30, 2005. Although the board as a whole recommends that the shareholders vote in favor of the proposed amendments for the reasons set forth in "-Reasons for the Reclassification," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     We considered a number of factors in determining to approve the Reclassification, including the effects described under "-Effects of the Reclassification on Clover," "-Effects of the Reclassification on Affiliates" and the relative advantages and disadvantages described under "-Reasons for the Reclassification" and "-Effect of the Reclassification on Shareholders Generally." The board also reviewed the tax and pro forma financial effects of the Reclassification on Clover and its shareholders.

     After the Reclassification, Clover's common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the administrative expense we incur in connection with soliciting proxies for routine special meetings of shareholders. Management determined that the Reclassification would result in the cost savings described in "-Reasons for the Reclassification."

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-registered company, Clover has not had an active, liquid trading market for its common stock and that its shareholders derive little relative benefit from its status as an SEC-registered company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities
Exchange Act outweighed any potential detriment from eliminating the registration.

     We considered alternatives to the proposed going-private transaction but ultimately approved the Reclassification proposal. Please read the discussion under "-Alternatives Considered" for a description of these alternatives.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusions that the Reclassification and the Articles of Amendment are substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification and to our unaffiliated shareholders who will retain their shares of common stock. In reaching these conclusions, the board considered all of the factors as a whole and did not assign specific weights to particular factors:

     FACTORS AFFECTING SHAREHOLDERS RECEIVING SERIES A PREFERRED STOCK AND
     ---------------------------------------------------------------------
     SHAREHOLDERS RETAINING COMMON STOCK
     -----------------------------------

     -    Equity Interest in the Company. All shareholders will continue to hold
          ------------------------------
          an equity interest in the Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Company. The board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger or a reverse stock split. See "-Alternatives Considered."

     -    Earnings  Per  Share.  Diluted earnings per share will not change from
          --------------------
          $0.86 per share for the nine months ended September 30, 2005 or from $1.03 per share for the year ended December 31, 2004 because the Series A Preferred shares will be considered common stock equivalents in the computation of diluted earnings per share. The board viewed the effect on diluted earnings per share as a factor, among others, that supported its conclusion of fairness of the Reclassification because the Series A Preferred shareholders will continue to share in the earnings of the Company with the common shareholders. Basic earnings per share on a pro forma basis will increase from $0.99 per share to $1.17 per share for the nine months ended September 30, 2005, and will increase from $1.19 per share to $1.43 per share for the year ended December 31, 2004. Although the board noted basic earnings per share will increase, it did not consider that to be a material factor in determining fairness because earnings will not be available for distribution to the common shareholders unless the Series A shareholders first receive a 5% greater distribution. As a result, the board believes diluted earnings per share is a more meaningful financial ratio because it includes outstanding shares of Series A Preferred Stock.

     -    Book  Value  Per  Common  Equivalent  Share.  Book  value  per  common
          -------------------------------------------
          equivalent share, which includes the Series A Preferred Stock, will decrease approximately 1.0% from $8.78 on a historical basis to $8.70 on a pro forma basis as of September 30, 2005. The decrease in book value per common equivalent share is due to transaction costs of approximately $75,000. The board viewed the one percent decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock.

     -    Tax Consequences. The board noted that the Reclassification should not
          ----------------
          result in a taxable event for shareholders receiving Series A Preferred Stock and would not result in a taxable event for shareholders retaining their shares of common stock. These tax consequences contributed to the board's recommendation and conclusion as to the fairness of the Reclassification to unaffiliated shareholders who will receive Series A Preferred Stock and those who will retain their shares of common stock following the Reclassification. The board noted that if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See "-Federal Income Tax Consequences of the Reclassification" for more information regarding the tax consequences of the Reclassification.

     -    Loss  of  Benefits  of  SEC  Registration  of  our  Stock.  After  the
          ---------------------------------------------------------
          Reclassification, neither our common stock nor our preferred stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving the Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow the Company to recover profits realized by its insiders as a result of their trading in Company securities under certain circumstances. The board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data about the Company and the Bank would continue to be publicly available from the Federal Reserve Board and the FDIC after the Reclassification and that the Company would continue to provide its audited financial statements to shareholders provided offsetting benefits.

     SHAREHOLDERS  RECEIVING  SERIES  A  PREFERRED  STOCK
     ----------------------------------------------------

     In making its determination that the Reclassification was fair to shareholders receiving Series A Preferred Stock, the board considered the relative advantage and disadvantages of the following terms of the Series A Preferred Stock:

          -    Liquidation  Preference.  In  the  event  of  the  liquidation or
               -----------------------
               dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series A
               Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $8.78 per share. As a result, upon the liquidation or dissolution of the Company, the holders of the Series A Preferred Stock will be paid before any payment is made to the common shareholders. Although the board acknowledged that the liquidation preference is not likely to affect shareholders in the near term, it nevertheless viewed it as a benefit to the shareholders receiving Series A Preferred Stock.

          -    Dividend  Preference. The holders of the Series A Preferred Stock
               --------------------
               will be entitled to a 5% preference in the distributions of dividends prior to the payment of any dividends to the holders of common stock. This dividend preference means that holders of Series A Preferred Stock will be entitled to receive a full payment of 105% of any dividend declared to the holders of common stock before the common shareholders are entitled to payment. The board viewed the dividend preference as a benefit to the shareholders receiving Series A Preferred Stock.

          -    Conversion  to  Common  Stock on a Change in Control. Immediately
               ----------------------------------------------------
               prior to a change in control of the Company, the Series A Preferred Stock will convert automatically into shares of the Company's common stock. As a result, holders of the Series A Preferred Stock will participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. Although a sale of the Company is not contemplated in the near future, the board viewed the conversion provision as a benefit to the shareholders receiving Series A Preferred Stock.

          -    Limited  Voting  Rights.  The  holders  of the Series A Preferred
               -----------------------
               Stock will be entitled to vote only upon a proposed change in control of the Company. The holders of the Series A Preferred Stock will not be entitled to vote on the election of directors and will therefore have no influence on the future composition of the board of directors or senior management team of the Company. Furthermore, a change in control of the Company is not presently contemplated and may never occur. The board noted, however, that the shareholders receiving Series A Preferred Stock currently have limited influence on shareholder votes, because those shareholders hold an aggregate of approximately 14% of our outstanding common stock as of September 30, 2005. The board viewed the limited voting rights as a negative factor for the shareholders receiving Series A Preferred Stock.

          -    Transfer  Restrictions.  The  Series  A  Preferred  Stock will be
               ----------------------
               subject to restrictions on transfer that are designed to limit the growth in our shareholder base and thereby reduce the likelihood of growth to over 500 holders of record, which would require us to register the Series A Preferred Stock with the SEC. These restrictions provide a right of first refusal in favor of Clover on most transfers of the Series A Preferred Stock and are likely to reduce its liquidity and potential market value as compared to a registered, unrestricted security. The board has, however, proposed identical restrictions on the common stock as part of the Reclassification. As a result, while the board views the transfer restrictions as a negative factor for shareholders receiving Series A Preferred Stock as compared to the relative liquidity these shareholders currently enjoy, the equal applicability of the restrictions to the common stock as a result of the Reclassification yields a neutral effect on the relative fairness of the Reclassification to the prospective holders of the Series A Preferred Stock and the prospective holders of the common stock.

     While the board viewed the limited voting rights and transfer restrictions as negative factors for the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of Series A Preferred Stock were fair to the shareholders receiving this stock because the Series A Preferred Stock includes a liquidation preference and a 5% dividend preference to the common stock and a conversion provision and voting rights in the event of a change of control of the Company. Additionally, the proposed transfer restrictions will apply equally to the common and Series A Preferred Stock. Finally, both the common and Series A Preferred shareholders will continue to have an opportunity to participate in any future growth and earnings of the Company.

     SHAREHOLDERS RETAINING SHARES OF COMMON STOCK:
     ---------------------------------------------

          -    Voting  Rights.  Holders  of our common stock are entitled to one
               --------------
               vote per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of the Company and the election of directors. The board viewed these voting rights as a benefit to the shareholders retaining common stock.

          -    Junior  in  Priority  to  Series  A Preferred Stock. The Series A
               ---------------------------------------------------
               Preferred Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of the Company. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $8.78 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series A Preferred Stock will be entitled to payment before any payment is made to the holders of common stock. Additionally, the holders of Series A Preferred Stock will be entitled to a 5% preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference of the Series A Preferred Stock as a disadvantage to the shareholders retaining common stock. The board believes the subordination of the common stock to the Series A Preferred Stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

          -    Transfer  Restrictions.  If the Reclassification is effected, the
               ----------------------
               common stock will be subject to the same transfer restrictions as will apply to the Series A Preferred Stock. The board believes this will affect the common shareholders in the same way as it will affect the preferred shareholders and considered its effects as ultimately being neutral in terms of relative fairness between the classes as described in "-Shareholders Receiving Series A Preferred Stock-Transfer Restrictions" above.

     DETERMINATION  OF  EXCHANGE  RATIO
     ----------------------------------

     While the Series A Preferred Stock has limited voting rights and is subject to transfer restrictions, the board determined that the value of the Series A Preferred Stock is equivalent to the value of the common stock because the Series A Preferred Stock converts to common stock immediately prior to a change in control, contains a dividend and liquidation preference to the common stock, and will contain transfer restrictions that are identical to those assigned to the common stock. This determination was made based on the board's review of the relative rights and preferences of Series A Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series A Preferred Stock or common stock was considered. Specifically, the board weighed subjectively the collective advantages of the Series A Preferred Stock-the existence and amounts of the liquidation and dividend preferences, the existence of the conversion feature, and the ability to vote on a change in control-against the relative advantages of the common stock, such as unlimited voting rights and the resulting right to select the Company's board of directors and thereby determine its strategic direction, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes-the general lack of voting power in the case of the Series A Preferred Stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as the terms of the proposed transfer restrictions, the voting and consideration payable upon a change in control, and the ability to benefit from the expense savings of the Reclassification and share in future growth of the Company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the board determined that the advantages and disadvantages of the terms of the Series A Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate.

     Although the Series A Preferred Stock has substantially different rights and preferences from our common stock, the board believes, from a financial point of view, that the value of the Series A Preferred Stock is equivalent to our common stock. Because the board believes the value of the Series A Preferred Stock is equivalent to the value of the common stock, the actual cash value of the Series A Preferred Stock and the common stock is immaterial to the determination of the fairness of the Reclassification because the cash value of the Series A Preferred Stock and the common stock would be the same. Additionally, an appraisal of the Series A Preferred Stock was not necessary for tax purposes because the Company determined that the Reclassification should not be taxable to shareholders receiving Series A Preferred Stock or to shareholders retaining common stock. As a result, the board decided not to seek an independent valuation or appraisal of the Series A Preferred Stock or the common stock from a financial advisor.

     In reaching its conclusion that the Reclassification is substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our going concern value, or the liquidation value of our assets to be material for the reasons set forth above. Additionally, the board determined that the overall terms of the Series A Preferred Stock were fair to all of our unaffiliated shareholders.

     The board is not aware of any material contracts, negotiations or transactions, other than in conjunction with the Reclassification as described in "-Background of the Reclassification" on page 12, during the preceding two years for (1) the merger or consolidation of Clover into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of Clover; (3) a tender offer for any outstanding shares of Clover common stock; or (4) the election of directors to our board.

     PROCEDURAL FAIRNESS. The board of directors, including those who are not employees of Clover, has unanimously approved the Reclassification and each of the proposed amendments to our articles of incorporation and is seeking shareholder approval of each of the proposed amendments to our articles of incorporation. All of our affiliates, which includes all of our directors and executive officers, participated in the board discussions regarding pursuing a transaction designed to allow the Company to deregister its common stock. Each of our affiliates potentially has a conflict of interest with respect to the Reclassification because he or she is in a position to structure the Reclassification in a way that benefits his or her interests differently from the interests of the unaffiliated shareholders. As described under "-Effects of Reclassification on Affiliates" on page 20, the Reclassification will have various positive effects on our affiliates that it will not have on unaffiliated shareholders. In particular, we anticipate that no shares of common stock held by our affiliates will be reclassified to Series A Preferred Stock in the Reclassification. Because there will be fewer outstanding shares of common stock after the Reclassification, the affiliates will own a larger relative percentage of the outstanding common stock after the Reclassification, and the common stock will continue to have voting rights as compared to the Series A Preferred Stock, which will have limited voting rights.

     The vote of a majority of the votes cast will be required to approve each amendment. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the shareholders to consider and approve the Reclassification in accordance with South Carolina law. The board also considered such a provision unnecessary in light of the fact that the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate. The board also noted that shareholders who wish to increase their record holdings in order to avoid the exchange of their Clover common stock for Series A Preferred Stock may do so by purchasing shares of Clover common stock from other shareholders prior to the effective time of the Reclassification or placing them in "street name" with a broker holding at least 800 shares. Conversely, shareholders who wish to receive Series A Preferred Stock but hold 800 or more shares of common stock may subdivide or sell their common stock before the Reclassification is effected.

     In addition, shareholders will be entitled to dissenters' rights under South Carolina law. This further supports the procedural fairness to all shareholders, as it provides an alternative process by which dissenting shareholders may obtain the fair value of their shares in cash. See "Dissenters' Rights" and Appendix B.
              -----------

     No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering its fairness was retained by Clover or by a majority of directors who are not employees of Clover. The board concluded that the retention of an unaffiliated shareholder representative was not necessary because the Reclassification treats affiliated and unaffiliated shareholders identically and both unaffiliated and affiliated shareholders may exercise dissenters' rights under South Carolina law. We expect, however, that no shares held by our affiliates will be reclassified to Series A Preferred Stock because all of our affiliates will likely hold 800 or more shares of record at the effective time of the Reclassification. After consideration of the factors described above, the board believes that the Reclassification is procedurally fair notwithstanding the absence of an unaffiliated shareholder approval requirement or unaffiliated representative.

     We have not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to our corporate files, except as provided under the South Carolina Code and our bylaws, or to obtain legal counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the board determined that this proxy statement, together with Clover's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Reclassification. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at Clover's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as Clover's size and the cost of such procedures. While these procedures would provide additional procedural protections for shareholders, the board determined that they were not necessary to ensure the procedural fairness of the Reclassification because, in its view, the availability of dissenters' rights, the ability of the shareholders to vote on the transaction as a single class and the time and means afforded to them to obtain their desired consideration in the Reclassification were sufficient to support the board's determination that the transaction is procedurally fair to each shareholder constituency.

     After consideration of the factors described above, the board of directors has determined that the Reclassification is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at Clover's expense, to Clover's unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification. The board has also determined that the Reclassification is procedurally fair to unaffiliated shareholders who will retain their shares of common stock. Additionally, the board believes that the Reclassification is substantively fair to these constituencies. Finally, the board has determined that the Reclassification is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that its terms do not distinguish between these groups.

DETERMINATION OF FAIRNESS BY CLOVER AFFILIATES

     Our affiliates consist of our directors and executive officers:

     Gerald Bolin                       Herbert Kirsh
     Charles R. Burrell                 James H. Owen, Jr.
     David A. Cyphers                   Gwen M. Thompson
     Nancy C. Daves                     James C. Young

     These affiliates are deemed to be "filing persons" for purposes of this transaction.

     For each of our affiliates, their purpose and reasons for engaging in the Reclassification, alternatives considered and analyses regarding substantive and procedural fairness of the Reclassification to unaffiliated shareholders receiving Series A Preferred Stock in the Reclassification and to those retaining their shares of common stock were the same as those of the board of directors, and each of these affiliates adopted the analyses of the board of directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Reclassification is procedurally and substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification and to its unaffiliated shareholders who will retain their shares of common stock.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  RECLASSIFICATION

     Presented  below  are  the  material federal income tax consequences of the
Reclassification to: (1) shareholders (including any affiliated shareholders) who will receive Series A Preferred Stock in the Reclassification, (2) shareholders (including any affiliated shareholders) who will retain shares of Clover common stock after the Reclassification and (3) Clover itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances. The discussion assumes that the Clover shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the

Reclassification. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial  institutions;
     -    insurance  companies;
     -    tax-exempt  organizations;
     -    dealers  in  securities  or  currencies;
     -    traders  in  securities  that  elect  to  mark-to-market;
     - persons that hold Clover common stock as part of a hedge, straddle or conversion transaction;
     - persons who are considered foreign persons for U.S. federal income tax purposes;
     - persons who acquired or acquire shares of Clover common stock pursuant to the exercise of employee stock options or otherwise as compensation; and
     - persons who do not hold their shares of Clover common stock as a capital asset.

     No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Reclassification.

     ACCORDINGLY, WE RECOMMEND THAT SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECLASSIFICATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING SERIES A PREFERRED STOCK IN THE RECLASSIFICATION. The Reclassification will be treated as a "recapitalization," which is considered a "tax-free" reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series A Preferred Stock in the Reclassification should not recognize any gain or loss. Further, the shareholder's basis in the Series A Preferred Stock should be the same as such shareholder's basis in his or her common stock surrendered in the Reclassification and the period such shareholder is considered to have held the Series A Preferred Stock should include the period the shareholder held his Clover common stock surrendered in the Reclassification.

     Although the Reclassification will be treated as a "tax-free" reorganization and the exchange of Series A Preferred Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series A Preferred Stock, in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as "nonqualified preferred stock" may not be exchanged "tax-free" in a reorganization.

     The term "nonqualified preferred stock" is "preferred stock" in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock, (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock, (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised, or
(4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, "preferred stock" means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

     The Series A Preferred Stock should not be considered to be "preferred stock" for federal income tax purposes (and therefore should not be considered "nonqualified preferred stock") because the Series A Preferred Stock is not limited as to dividends vis- -vis the common stock and is able to participate in corporate growth to the same extent as the common due to the fact that:

     - the amount distributed with respect to a share of the Series A Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of Clover common stock; and

     - the Series A Preferred Stock automatically will convert on a share-for-share basis in the event of a transaction that results in a change in control of the Company.

Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as "nonqualified preferred stock" for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO DO NOT RECEIVE SERIES A
                                                            ---
PREFERRED STOCK IN THE RECLASSIFICATION. Affiliated and unaffiliated shareholders who remain common shareholders following the Reclassification will not recognize gain or loss as a result of the Reclassification. The Reclassification will not affect the adjusted tax basis or holding period of any shares of Clover common stock that a shareholder continues to own after the Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO CLOVER AND CLOVER COMMUNITY BANK. Neither Clover nor Clover Community Bank will recognize gain or loss for U.S.
federal  income  tax  purposes  as  a  result  of  the  Reclassification.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO EXERCISE THEIR RIGHT TO DISSENT AND RECEIVE CASH FOR THEIR CLOVER COMMON STOCK. A holder of Clover common stock who exercises his or her right to dissent and receive cash in exchange for his or her Clover common stock generally will recognize capital gain or loss with respect to those shares equal to the difference between the amount of cash received and his or her basis in the Clover common stock, so long as he or she no longer holds shares of Clover common stock after the Reclassification. Generally, such gain or loss will be long-term capital gain or loss if the shares have been held by the shareholder for more than one year or short-term capital gain if the shareholder has held the Clover common stock for one year or less. Long-term capital gain is generally subject to federal income taxation at a maximum rate of 15%, while short-term capital gain is taxed at ordinary income tax rates of up to 35% for federal income tax purposes. If the shareholder either actually or constructively owns shares of Clover stock after the Reclassification, the full amount of cash amount received for the shares (without reduction for any basis in the shares of stock cancelled in the Reclassification) may be taxable to the shareholder as a dividend, instead of giving rise to long-term capital gain or loss, unless the shareholder satisfies one of the tests for redemption treatment contained in Section 302 of the Internal Revenue Code ("IRC"). Currently, dividend income also is subject to federal income taxation at a maximum rate of 15%. The redemption rules of IRC
Section 302 and the IRC's constructive ownership rules are, in part, fact specific as to a shareholder's particular situation. Accordingly, shareholders who exercise their right to dissent and who continue to actually or constructively own shares of Clover stock after the Reclassification should consult their tax advisers to determine whether they satisfy any of the redemption tests of IRC Section 302 after application of the constructive ownership rules. Any capital loss resulting from a shareholder's exercising his or her right to dissent and the receipt of cash may be subject to limitation as to the amount of loss that may be deducted by the shareholder.

     BACKUP WITHHOLDING. Non-corporate shareholders of Clover may be subject to backup withholding at a rate of 28% on cash payments received in the Reclassification. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE RECLASSIFICATION. THUS, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THEIR SPECIFIC TAX CONSEQUENCES OF THE RECLASSIFICATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO  FORMA  EFFECT  OF  THE  RECLASSIFICATION

     The following selected pro forma financial data illustrates the pro forma effect of the Reclassification on Clover's financial statements as of September 30, 2005, for the nine months ended September 30, 2005, and for the year ended December 31, 2004. Management has prepared this information based on its estimate that 136,532 shares of Clover common stock will be reclassified into the same number of shares of Series A Preferred Stock in the Reclassification and that the transaction expenses related to the Reclassification will be $75,000. Please see "Pro Forma Consolidated Financial Information" for the complete pro forma financial information relating to this transaction.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                              As of and for the        As of and
                                              nine months ended   for the year ended
                                             September 30, 2005    December 31, 2004
                                            -------------------  -------------------
     Net interest income                     $             3,045                3,466
     Provision for loan losses                               135                  206
     Other income                                            666                  981
     Other expense                                         2,321                2,745
     Income tax expense (benefit)                            388                  455
                                             -------------------  -------------------
     Net income                              $               867                1,041
                                             ===================  ===================

     PER COMMON SHARE
     Basic earnings per share                $              0.99  $              1.19
     Diluted earnings per share              $              0.86  $              1.03
     Book value                              $              8.78  $              8.51

     AT PERIOD END
     Assets                                  $           100,578  $            80,852
     Shareholders' equity                    $             8,784  $             8,532
     Common shares outstanding                           872,814              874,524
     Series A Preferred shares outstanding               136,532              136,532

     Weighted average shares outstanding                 872,888              875,684

                            INFORMATION REGARDING THE
                         SPECIAL MEETING OF SHAREHOLDERS

TIME  AND  PLACE  OF  MEETING

     We are soliciting proxies through this proxy statement for use at the special meeting of Clover shareholders. The special meeting will be held at __:__ a.m./p.m. on ____________, 200_, at our main office at 124 N. Main Street, Clover, South Carolina 29710.

RECORD  DATE  AND  MAILING  DATE

     The close of business on __________, 200_ is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about ____________, 200_.

NUMBER  OF  SHARES  OUTSTANDING

     As of the close of business on the record date, Clover had 10,000,000 shares of common stock authorized, of which __________ shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PROPOSAL  TO  BE  CONSIDERED

     Shareholders will be asked to vote on the following proposals:

       - an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A to the enclosed proxy statement;
                                -----------

       - an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 800 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder;

       - an amendment to our articles of incorporation providing for transfer restrictions on our common stock that are identical to those applicable to the Series A Preferred Stock; and

       - any other business as may properly come before the meeting or any adjournment of the meeting.

The Articles of Amendment containing the proposed amendments described above are attached as Appendix A.
              -----------

DISSENTERS'  RIGHTS

     Shareholders are entitled to dissenters' rights in connection with Proposal 2, the amendment effecting the reclassification of a portion of our outstanding common stock. See "Dissenters' Rights" and Appendix B.
                                                 ----------

PROCEDURES  FOR  VOTING  BY  PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of each of the proposed amendments to our articles of incorporation and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

     You can revoke your proxy at any time before it is voted by delivering to Clover's Corporate Secretary, 124 N. Main Street, Clover, South Carolina 29710, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

REQUIREMENTS  FOR  SHAREHOLDER  APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of Clover common stock are represented in person or by valid proxy. Based on the __________ shares outstanding as of the record date, a quorum will consist of __________ shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of each of the proposed amendments to the articles of incorporation, as well as any other matter that may properly be brought before the meeting, requires the affirmative vote of a majority of the votes cast on the proposal. On September 30, 2005, Clover's directors and executive officers beneficially owned, directly or indirectly, 80,961 shares, representing approximately 8% of the outstanding shares of common stock as of that date. Every director and executive officer has indicated that he intends to vote his or her shares in favor of each of the proposed amendments to the articles of incorporation.

     ABSTENTIONS. Abstentions do not count as votes in favor of or against a given matter. As a result, an abstention will not affect the outcome of the vote on any proposal because only a majority of the votes actually cast must be voted in favor of the vote on a proposal in order to approve it.

     BROKER NON-VOTES. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in
                                                                     ---
their own discretion with respect to any of the proposed amendments. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will not affect the outcome of any proposal properly brought before the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by our board of directors, and Clover pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.


     PROPOSAL 1: APPROVAL OF THE SERIES A PREFERRED STOCK

     Proposal 1 contains a proposed amendment to our articles of incorporation that would authorize 10,000,000 shares of Series A Preferred Stock with the following relative rights and privileges. Proposal 1 will not be effected unless Proposals 2 and 3 are also approved. The board recommends that you vote FOR Proposal 1.

TERMS  OF  THE  SERIES  A  PREFERRED  STOCK TO BE ISSUED IN THE RECLASSIFICATION

     GENERAL. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

     RANK. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issues ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

     DIVIDEND RIGHTS. Holders of Series A Preferred Stock are entitled to a 5% preference in the distribution of dividends, when and if declared and paid by Clover, so that holders of the Series A Preferred shares are entitled to receive dividends in an amount not less than 105% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, if Clover declared a dividend of $.20 per share payable to the holders of its common stock, the holders of the Series A Preferred Stock would be entitled to receive a dividend of $.21 per share before any dividends were paid to the holders of the common stock. Clover is not required to pay any dividends on the Series A Preferred Stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by Clover will not accumulate to future periods and will not represent a contingent liability of Clover.

     PERPETUAL STOCK. The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

     VOTING RIGHTS. Unlike the common stock, the Series A Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series A Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets (a "Change in Control"). For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with Clover's bylaws. When voting on a proposed Change in Control, the holders of Series A Preferred Stock will vote together with the holders of common stock and not as a separate class.

     CONVERSION RIGHTS. The shares of Series A Preferred Stock convert automatically to shares of common stock immediately prior to the consummation of a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock, subject to antidilution adjustment as described below.

     LIQUIDATION RIGHTS. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of Clover in the event of any liquidation, dissolution or winding-up of Clover, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $8.78 per share.

     PREEMPTIVE RIGHTS. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of Clover that may be issued in the future.

     ANTIDILUTION ADJUSTMENTS. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

     REDEMPTION RIGHTS. Holders of Series A Preferred Stock have no right to require that Clover redeem their shares.

     TRANSFER RESTRICTIONS. Transfers that are either approved by our board of directors or that do not result in a net increase in the number of holders of record of the Series A Preferred Stock will be permitted. For all other transfers, including sales, gifts and bequests of the shares, Clover will have the right to repurchase the shares from the transferring shareholder. In cases of a proposed sale to a third party, the transfer will be at the same price and on the same terms as the third party's offer. In the event of a transfer by will or gift, Clover will have the right to repurchase the shares at the greater of fair market value as determined in good faith by the board of directors or book value per share as of the prior quarter end, measured as of the date of the shareholder's death or the proposed date of the gift, as applicable. If the Company exercises its right of first refusal in any case, it must buy all of the shares in question.


             PROPOSAL 2:  APPROVAL OF THE RECLASSIFICATION OF SHARES

     Proposal 2 contains a proposed amendment to our articles of incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A Preferred Stock as described more fully below. Proposal 2 will not be effected unless Proposals 1 and 3 are also approved. The board recommends that you vote FOR Proposal 2.

     STRUCTURE. Proposal 2 provides for the reclassification of Clover common stock into shares of Series A Preferred Stock. Shareholders owning fewer than 800 shares of Clover common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification, which is the date on which articles of amendment containing the proposed amendments to our articles of incorporation are filed with the South Carolina Secretary of State. All other shares of common stock will remain outstanding.

     DETERMINATION OF SHARES "HELD OF RECORD." Shareholders who are the record holders of fewer than 800 shares of Clover common stock will receive one share of Series A Preferred Stock for each share of Clover common stock they own on the effective date of the Reclassification. A record holder of 800 or more shares will be unaffected. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, Proposal 2 is based on the number of shares held of record without regard to the ultimate control of the shares.

     A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.

     As a result, a single shareholder with 800 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 800 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 800 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a "street name" account with a holder holding at least 800 shares.

     EFFECT ON OUTSTANDING STOCK OPTIONS. The holders of outstanding stock options issued by Clover will continue to hold those securities. The terms of the options will not be affected by the Reclassification.

     LEGAL EFFECTIVENESS. As soon as practicable after shareholder approval, we will file articles of amendment to our articles of incorporation with the South Carolina Secretary of State and will send a Letter of Transmittal to all record holders of Clover common stock who are entitled to receive Series A Preferred Stock in the Reclassification directing them to submit their common stock certificates for exchange. The Reclassification will be effective upon the filing of the Articles of Amendment with the South Carolina Secretary of State. We anticipate that this will occur in the first quarter of 2006.

     On the effective date of the Reclassification, each shareholder who owns fewer than 800 shares of record immediately prior to the Reclassification will not have any rights as a Clover common shareholder and will instead have the rights of a Series A Preferred shareholder.

     EXCHANGE OF STOCK CERTIFICATES FOR SERIES A PREFERRED STOCK. The Letter of Transmittal will provide the means by which shareholders will surrender their Clover common stock certificates and obtain the Series A Preferred Stock certificates to which they are entitled. If certificates evidencing Clover common stock have been lost or destroyed, Clover may, in its sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to Clover in lieu of the lost or destroyed certificate.
If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying Clover and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate.
Shareholders whose certificates have been lost or destroyed should contact Clover as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series A Preferred Stock certificates in the Reclassification. Clover will bear these costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION. DO NOT SEND IN YOUR COMMON STOCK
CERTIFICATES UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR COMMON STOCK CERTIFICATES PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR SERIES A PREFERRED STOCK CERTIFICATES APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE RECLASSIFICATION.


           PROPOSAL 3:  APPROVAL OF COMMON STOCK TRANSFER RESTRICTIONS

     Proposal 3 provides for an amendment to our articles of incorporation that would restrict the transfer of our common stock to the same extent as the transfer of the Series A Preferred Stock is restricted, as described more fully below. Proposal 3 will not be effected unless Proposals 1 and 2 are also approved. The board recommends that you vote FOR Proposal 3.

     If Proposal 3 is approved, the common stock may not be transferred except as expressly provided below.

     PERMITTED  TRANSFER.  A shareholder may make a Permitted Transfer of all or
     -------------------
any portion of his or her common stock. "Permitted Transfer" means any transfer of any common stock such that there is no net increase in the number of holders of record of the common stock, or a transfer that is approved by the affirmative vote of a majority of the directors of the Company then holding office who are not parties to the transfer. None of the following provisions will apply to any Permitted Transfer.

     SALE  OF  SHARES.  A  shareholder  who receives an arms-length, enforceable
     ----------------
offer from a financially capable purchaser (a "Qualified Offer") for his or her common stock may sell or otherwise transfer such shares if the sale constitutes a Permitted Transfer or if the shareholder complies with the following requirements.

          Notice of Proposed Sale. A shareholder who receives a Qualified Offer and who wishes to sell his or her shares of common stock must promptly send a written notice to the Company, and will offer (or be deemed to have offered), to sell such shares to the Company. The notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee. The selling shareholder will be bound to the terms of the Qualified Offer as stated in the notice, and must keep the Company informed of any material changes in the proposed transfer.

          Purchase Option. Unless the parties to the Qualified Offer otherwise agree, the Company will have 15 days from its receipt of the notice in which to elect to purchase all of the offered shares. Unless the Company agrees to purchase all (and not less than all) of the offered shares, the Company will endorse upon the selling shareholder's certificate(s) evidencing the offered shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of the shares. If the selling shareholder fails to make the sale within 30 days following the endorsement of the stock certificate(s), the waiver will lapse.

          Terms of Purchase. The purchase price for the offered shares will be the price contained in the Qualified Offer and will be paid on substantially the same terms as the terms contained in the Qualified Offer.

          Closing. Unless the Company and the selling shareholder otherwise agree, the closing of the purchase and sale will occur at the offices of the Company no later than 5:00 p.m. on the 30th day immediately following the expiration of the option period provided above.

     DEATH  OF  SHAREHOLDER.
     ----------------------

          Generally. Upon the death of a shareholder, the deceased shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased shareholder's shares of common stock to the Company, to the extent the Company exercises its right to acquire the deceased shareholder's shares.

          Purchase Option. Upon the death of any shareholder, the Company may, for a period of 15 days from the date of its actual knowledge of the shareholder's death, exercise its option to purchase from the Shareholder's Representative all or any portion of the shareholder's shares of common stock, but if the Company elects to purchase less than all of the shareholder's shares, the Shareholder's Representative will not be bound to sell such portion of the shares to the Company. The 15-day period referenced above may be extended by mutual agreement of the Company and the Shareholder's Representative. The Company cannot exercise this option if the bequest would constitute a Permitted Transfer.

          Failure to Exercise. If the deceased shareholder's shares are not purchased as contemplated above, through no fault of the Shareholder's Representative, the Representative or any beneficiary or heir of the deceased shareholder succeeding in ownership of the shares will remain the owner of such shares.

          Purchase Price. The purchase price per share to be paid for any shares sold by a Shareholder's Representative to the Company will be equal to the greater of Fair Market Value Per Share or Book Value Per Share (as defined below). Unless the parties to the transaction otherwise agree, the purchase price will be paid by check at closing.

               (i) Fair Market Value Per Share means the price a third party would have paid for the shares as of the date of the shareholder's death, as determined reasonably and in good faith by the Company's board of directors.

               (ii) Book Value Per Share means book value per share as determined reasonably and in good faith by the Company's board of directors as of the quarter-end prior to the date of the shareholder's death, based on the Company's consolidated financial statements prepared in accordance with generally accepted accounting principles as of such quarter end.

               (iii) If the Shareholder's Representative is a member of the board of directors, the Shareholder's Representative will not participate in the determination of the Fair Market Value Per Share.

          Appraisal Rights. If the Shareholder's Representative does not agree with the Fair Market Value Per Share as determined by the board of directors, the Shareholder's Representative and the Company will engage a qualified, independent appraiser, experienced in appraising companies similar to the Company, to determine the Fair Market Value Per Share. The Company and the Shareholder's Representative must supply all information necessary to allow the appraiser to perform the appraisal, and the appraiser will be instructed to use its best efforts to complete the appraisal within 30 days. The Fair Market Value Per Share determined by the appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. All costs associated with such an appraisal will be borne equally by the Shareholder's Representative and the Company.

          Closing. Unless the parties to the transaction otherwise agree, the closing of each purchase and sale contemplated hereby must occur at the offices of the Company no later than 5:00 p.m. on the later to occur of:

               (i) the 30th day following the determination of the purchase price for the shares;

               (ii) the 30th day following the qualification of the executor or personal representative of the estate of the deceased shareholder (if applicable under the circumstances);

               (iii) the 30th day following the date of the qualification of a guardian for the property of the deceased shareholder (if applicable under the circumstances); or

               (iv) the 30th day following the date upon which the Company timely exercises its right to purchase shares pursuant to subparagraph
          (d)(2).

     GIFTS.  In the event a shareholder desires to transfer his or her shares of
     -----
common stock without consideration, other than in the context of a Permitted Transfer or a bequest as described above, the Company will have the prior right to purchase all, but not less than all, of such shares. Prior to effecting the proposed transfer, the shareholder must send a written notice to the Company including the identity of the proposed transferee(s) and the number of shares to be transferred. The Company will then have 15 days in which to notify the shareholder of its intention to exercise its right to purchase such shares. Should the Company decline this right or fail to provide such notice within the 15-day time frame, the shareholder will be permitted to proceed with the transfer in accordance with the notice provided to the Company, with a new notice and right of repurchase arising in the event the proposed number of transferees or the aggregate number of shares to be transferred is revised. If the Company elects to repurchase the shares, the repurchase will made at Fair Market Value Per Share as of the date of the shareholder's notice or Book Value Per Share as of the quarter-end prior to the date of the notice and in accordance with the other conditions prescribed for bequests above, substituting applicable references to the Shareholders' Representative with references to the shareholder. The repurchase must be effected no later than 15 days after the later of the date of the Company's notice of its intent to repurchase or the resolution of the price to be paid for the shares unless the Company and shareholder agree otherwise.


                               DISSENTERS' RIGHTS

     Pursuant to the provisions of the South Carolina Code, Clover's shareholders have the right to dissent from Proposal 2, the amendment effecting the reclassification of a portion of our outstanding common stock, and to receive the fair value of their shares in cash. Holders of Clover common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     Pursuant to the provisions of Sections 33-13-101 et seq. of the South Carolina Code, if the Reclassification is consummated, you must:

     - give to Clover, prior to the vote at the special meeting with respect to the approval of the Reclassification, written notice of your intent to demand payment for your shares of Clover common stock (hereinafter referred to as "shares") if the proposed action is effected;

     -    not vote in favor of Proposal 2; and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective date of the Reclassification.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Clover in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     Voting against Proposal 2 will not satisfy the written demand requirement. In addition to not voting in favor of Proposal 2, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted with respect to Proposal 2 will be deemed to have voted in favor of Proposal 2 and will not be entitled to assert dissenters' rights.

     Any written communication satisfying the requirements discussed above should be addressed to Clover Community Bankshares, Inc. 124 N. Main Street, Clover, South Carolina 29710, Attention: Gwen M. Thompson, President and Chief Executive Officer.

     If the shareholders of Clover approve the Reclassification at the special meeting, Clover must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the Reclassification and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - supply holders with a form for demanding payment that includes the date of the first announcement of the terms of the Reclassification and requires the holder (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;

     - set a date by which Clover must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice) is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and

     - be accompanied by a copy of Sections 33-13-101 et seq. of the South Carolina Code.

     A record shareholder who receives the Dissenters' Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3) of the South Carolina Code and deposit such holder's certificates in accordance with the Dissenters' Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Reclassification. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the South Carolina Code

     Except as described below, Clover must upon the effective date of the Reclassification, or upon receipt of a payment demand, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount Clover estimates to be the fair value of the shares, plus accrued interest from the effective date of the Reclassification. Clover's offer of payment under Section 33-13-250 of the South Carolina Code must be accompanied by:

     -    recent  financial  statements  of  Clover;

     - Clover's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

     -    an  explanation  of  how  the  interest  was  calculated;

     - a statement of the dissenter's right to demand additional payment under the South Carolina Code; and

     -    a  copy  of  Sections  33-13-101  et  seq. of the South Carolina Code.

     If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Clover must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Clover must send a new Dissenters' Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 33-13-280 of the South Carolina Code provides that a dissenting shareholder may notify Clover in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate (less any payment made under the procedure described above), if:

     - he or she believes that the amount paid by Clover is less than the fair value of his or her shares or that Clover has calculated incorrectly the interest due;

     - Clover fails to make payment under Section 33-13-250 within 60 days after the date set for demanding payment; or

     - Clover, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A  dissenting  shareholder  waives his or her right to demand payment under
Section 33-13-280 unless he or she notifies Clover of his or her demand in writing within 30 days after Clover makes or offers payment for his or her shares.

     If a demand for payment under Section 33-13-280 remains unsettled, Clover must commence a nonjury equity valuation proceeding in the Court of Common Pleas of York County, South Carolina, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If Clover does not commence the proceeding within those 60 days, the South Carolina Code requires Clover to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Clover is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Clover, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, capriciously, or not in good faith in demanding payment under
Section 33-13-280. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Clover if the court finds Clover did not substantially comply with the requirements of specified provisions of the South Carolina Code, or against either Clover or a dissenting shareholder if the court finds that such party acted arbitrarily, capriciously, or not in good faith with respect to the dissenters' rights provided by the South Carolina Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Clover, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce the statutory liability of Clover in the event Clover fails to commence an appraisal within the sixty day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters' counsel against the corporation.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Section 33-13 of the South Carolina Business Corporation Act, included as Appendix B to this Proxy Statement. If
                                         ----------
you intend to dissent from approval of Proposal 2, you should review carefully the text of Appendix B and should also consult with your attorney. We will not
             ----------
give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of Clover's corporate files, except as may be required by the South Carolina Business Corporation Act, or to obtain legal counsel or appraisal services at Clover's expense.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Special Factors-Federal Income Tax Consequences of the Reclassification."

                   INFORMATION ABOUT CLOVER AND ITS AFFILIATES

OVERVIEW

     Clover was incorporated in South Carolina in 1997 and became the bank holding company for Clover Community Bank, a South Carolina bank in 1998. Clover Community Bank began general banking business in Clover, South Carolina in 1987. As of September 30, 2005, Clover had $100.7 million in consolidated assets, $89.1 million in deposits and $8.9 million in shareholders' equity.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information about our directors and executive officers. Each director is also a director is also a director of our subsidiary, Clover Community Bank.

                         Director                        Business Experience
Name                Age   Since                        During Past Five Years
----                ---   -----                        ----------------------
Charles R. Burrell   68    1987    Retired Vice President and General Manager, Boyd Tire and
                                   Appliance, Inc. (tire and appliance retailer).

David A. Cyphers     54    2003    Vice President, Sifford-Stine Insurance Agency, Inc.

Nancy C. Daves       54    2000    Vice President, Daves Land Development since 1980 (real
                                   estate development); actively involved in family's farming business; formerly worked with agricultural lender; Corporate
                                   Secretary of the Company since 2001.

Herbert Kirsh        75    1987    Chairman of the Board, Clover Community Bankshares, Inc.
                                   (since 1998) and Clover Community Bank (since 1991);
                                   previously owner and President, Kirsh Department Store
                                   (clothing store); Representative, South Carolina Legislature;
                                   and Owner of Treasures Unlimited (antiques) until 2001.

James H. Owen, Jr.   53    1987    Attorney, Haselden, Owen and Boloyan (law firm).

Gwen M. Thompson     51    1992    President, Chief Executive Officer and Chief Financial Officer,
                                   Clover Community Bank and Clover Community Bankshares,
                                   Inc. (since August, 2001); Principal Accounting Officer (since
                                   1998); Senior Vice President (1989-2001); Corporate Secretary
                                   (1990-2001).

James C. Young       56    2001    Director of Operations for Maiden, N.C. and Clover, S.C.
                                   manufacturing plants of North Safety Products.


STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of Clover common stock beneficially owned by each director, executive officer, and 5% shareholder of Clover and by all directors and executive officers as a group as of September 30, 2005.

     The table also sets forth the number and approximate percentage of shares of Clover common stock that the persons named in the table would beneficially own after the effective date of the Reclassification on a pro forma basis, assuming 136,532 shares are exchanged for Series A Preferred

Stock in the Reclassification and there are no changes in the named person's ownership between September 30, 2005 and the effective date of the Reclassification.

                                       NUMBER OF
                                         SHARES             PERCENTAGE        PERCENTAGE
                                      BENEFICIALLY        OF TOTAL BEFORE   OF TOTAL AFTER
     NAME                                OWNED           RECLASSIFICATION  RECLASSIFICATION
     ----                                -----           ----------------  ----------------
     Charles R. Burrell                      3,800  (1)          *                 *

     David A. Cyphers                       13,327  (2)          1.3%              1.5%

     Nancy C. Daves                         24,400  (3)          2.4%              2.8%

     Herbert Kirsh                          25,400  (4)          2.5%              2.9%

     James H. Owen, Jr.                     10,560  (5)          1.0%              1.2%

     Gwen M. Thompson                        1,574               *                 *

     James C. Young                          1,200  (6)          *                 *

     All Directors and principal            80,961               8.0%              9.3%
     officers as a group (8 persons)

---------------------------------
*    Less than one percent

(1) Includes 3,500 shares owned by Mr. Burrell's wife that we anticipate will be combined with Mr. Burrell's shares into a joint certificate prior to the effective date of the Reclassification.

(2) Includes 4,000 shares owned by Sifford-Stine Insurance Agency, Inc., of which Mr. Cyphers is an executive officer, as to which Mr. Cyphers disclaims beneficial ownership; 3,327 shares owned by Mr. Cyphers' children, and 3,000 shares owned by Mr. Cyphers' wife.

(3)  Includes 20,000 shares owned by Mrs. Daves' husband.

(4) Includes 10,100 shares owned by Mr. Kirsh's wife; 400 shares owned by Mr. Kirsh's son as to which Mr. Kirsh disclaims beneficial ownership; and 700 shares owned by Mutual Investors of Clover, an investment club of which Mr. Kirsh is Secretary and Treasurer.

(5) Includes 3,200 shares owned by Haselden, Owen and Boloyan Profit Sharing Plan; 2,800 shares held in Mr. Owen's IRA account; and 160 shares held by Haselden, Owen and Boloyan, in which Mr. Owen is a partner.

(6) Includes 400 shares owned by Mr. Young's wife that we anticipate will be combined with Mr. Young's shares into a joint certificate prior to the effective date of the Reclassification.

RECENT AFFILIATE TRANSACTIONS IN CLOVER STOCK

     Except for Clover's open market repurchases of its common stock described in the next section, there were no transactions in Clover common stock during the past 60 days for which consideration was paid involving Clover or any of its executive officers, directors and affiliates.

PURCHASES OF CLOVER STOCK DURING PRIOR TWO YEARS

     The following table shows all of Clover's repurchases of its common stock during the periods indicated. There were no other transactions in Clover common stock among Clover and any of its directors or executive officers during the periods presented.

              Quarter      No. of Shares    Price Range    Average Price
              -------      -------------    -----------    -------------
          2005
          ----

          Fourth Quarter*         0.1772       $21.00          $21.00
          Third Quarter       1,208.7656       $20.65          $20.65
          Second Quarter      1,843.1780  $20.24 - $20.64      $20.48
          First Quarter         402.5169       $20.24          $20.24

          2004
          ----

          Fourth Quarter        715.1439       $21.66          $21.66
          Third Quarter         701.0000       $21.68          $21.68
          Second Quarter        100.1424       $23.77          $23.77
          First Quarter       1,768.2434       $25.00          $25.00

--------------------------------------
*    Through  November  21,  2005.

RELATED PARTY TRANSACTIONS

     The Company has purchased insurance through Sifford-Stine Insurance Agency, Inc., Clover, South Carolina, of which David A. Cyphers, a director of the Company, is a vice president, since the Company was founded, and has regularly used Sifford-Stine Insurance Agency, Inc. as its insurance broker/agent. Amounts paid to Sifford-Stine Insurance Agency, Inc. during 2004 and to date in 2005 did not exceed $60,000 for either year.

     In addition, from time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with Clover Community Bank. The Bank's policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and the Bank's lending policies; (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing; and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

MARKET  FOR  COMMON  STOCK  AND  DIVIDENDS

     The following table shows the quarterly high and low trading prices and cash dividends for the Clover common stock for the periods indicated. There is not an organized trading market for our common stock, and we do not expect that an active market for the common stock or Series A Preferred Stock will develop after the Reclassification. The common stock is not traded on an exchange or automated quotation system (e.g., Nasdaq or the Over-the-Counter Bulletin Board). We will not take any steps to cause the shares of Clover common stock or Series A Preferred Stock to become eligible for trading on an exchange or automated quotation system after the Reorganization, and we will not be required to file reports under the Securities Exchange Act

        Quarter                         High ($)  Low ($)  Dividend
        -------                         --------  -------  --------
2005
----
        Fourth (through Nov. 21, 2005)    21.00    21.00      $--
        Third                             21.00    21.00       --
        Second                            21.00    15.50       --
        First                             21.00    19.00      0.50

2004
----
        Fourth                              --       --        --
        Third                             21.00    20.00       --
        Second                            25.00    25.00       --
        First                             25.00    20.00      0.40

2003
----
        Fourth                            25.00    20.00       --
        Third                             25.00    25.00       --
        Second                            25.00    20.00       --
        First                             25.00    20.00      0.50

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Clover Community Bankshares, Inc. consists of 10,000,000 shares of common stock, par value $0.01 per share. As of the record date, _______ shares of Clover common stock were issued and outstanding and were held of record by approximately _____ shareholders. We estimate the number of shares of Clover common stock outstanding after the Reclassification will be approximately ________ shares. As of the record date, no shares of Clover preferred stock were authorized. The exact number of shares of common stock outstanding after the Reclassification will depend on the number of shares of common stock that are reclassified into Series A Preferred Stock. The following summary describes the material terms of our capital stock.

     All holders of our common stock are entitled to share equally in dividends from funds legally available therefor when, as, and if declared by the board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in all of our assets available for distribution to the common shareholders. We may pay dividends in cash, property or shares of common stock, unless we are insolvent or the dividend payment would render us insolvent. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders. Holders of our common stock do not have any preemptive right to acquire any of our authorized but unissued capital stock. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. Generally, we may issue additional shares of Clover common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property.

     We are proposing to authorize an additional class of capital stock entitled Series A Preferred Stock. See "Proposal 1-Approval of the Series A Preferred
Stock"  and  Appendix A  for  a  description  of  its  terms.
             ----------

SHAREHOLDER  COMMUNICATIONS

     Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Clover Community Bankshares, Inc., Post Office Box 69, Clover, South Carolina 29710. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

     In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

OTHER MATTERS

     Our board of directors knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, Clover's Consolidated Financial Statements and the Notes thereto included in its Annual Reports on Form 10-KSB for the years ended December 31, 2004 and December 31, 2003 and its Quarterly Report on Form 10-QSB for the nine months ended September 30, 2005. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the reports listed above. The portions of our annual and quarterly reports described above are attached as Appendices C and D to this proxy statement.
---------------------

                                              -------------------------------------------
                                               As of and for the year ended December 31
                                              -------------------------------------------
     (In thousands except per share data)             2004                   2003
                                                      ----                   ----
     Net interest income                      $      3,466                  2,800
     Provision for loan losses                         206                     96
     Other income                                      981                    833
     Other expense                                   2,745                  2,444
     Income taxes (benefit)                            455                    327
                                              ------------           -------------
     Net earnings (loss)                      $      1,041                    766

     PER COMMON SHARE
     Basic earnings (loss) per share          $       1.03                   0.75
     Diluted earnings (loss) per share                1.03                   0.75
     Cash dividends declared                          0.40                   0.50
     Book value                               $       8.51                   7.94

     AT YEAR END
     Loans, net                               $     55,191                 43,339
     Earning assets                                 77,160                 65,822
     Assets                                         80,927                 70,993
     Deposits                                       67,973                 62,672
     Shareholders' equity                     $      8,607                  8,038
     Common shares outstanding                       1,011                  1,013

     AVERAGE BALANCES
     Loans                                    $     51,404                 42,509
     Earning assets                                 71,440                 67,696
     Assets                                         75,877                 71,917
     Deposits                                       66,797                 64,371
     Shareholders' equity                     $      8,174                  7,914
     Weighted average shares outstanding             1,012                  1,015

     KEY PERFORMANCE RATIOS
     Return on average assets                        1.37%                  1.06%
     Return on average shareholders' equity         12.74%                  9.68%
     Net interest margin                             4.98%                  4.29%
     Dividend payout ratio                          38.83%                 66.78%
     Average equity to average assets               10.77%                 10.15%

                                              ---------------------------------------
                                                As of and for the nine months ended
                                                           September 30
                                              ---------------------------------------
     (In thousands except per share data)            2005                 2004
                                                     ----                 ----
     Net interest income                      $     3,045                2,585
     Provision for loan losses                        135                  101
     Other income                                     666                  731
     Other expense                                  2,321                2,087
     Income taxes                                     388                  349
     Net earnings                             $       867                  779

     PER COMMON SHARE
     Basic earnings (loss) per share          $      0.86                 0.77
     Diluted earnings (loss) per share               0.86                 0.77
     Cash dividends declared                         0.50                 0.40
     Book value                               $      8.78                 8.29

     AT PERIOD END
     Loans, net                               $    61,353               54,189
     Earning assets                                94,069               77,048
     Assets                                       100,653               80,932
     Deposits                                      89,094               68,263
     Shareholders' equity                     $     8,859                8,385
     Common shares outstanding                      1,009                1,012

     AVERAGE BALANCES
     Loans                                    $    59,644               50,051
     Earning assets                                84,129               69,550
     Assets                                        88,881               73,987
     Deposits                                      75,880               68,010
     Shareholders' equity                     $     8,599                 7912
     Weighted average shares outstanding            1,009                1,013

     KEY PERFORMANCE RATIOS
     Return on average assets (annualized)          1.30%                1.40%
     Return on average shareholders' equity        13.44%               13.13%
       (annualized)
     Net interest margin                            4.42%                4.95%
     Dividend payout ratio                         58.14%               38.83%
     Average equity to average assets               9.67%               10.69%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of September 30, 2005 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2004, and for the nine months ended September 30, 2005 (collectively, the "Pro Forma Statements of Operations"), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reclassification occurred at September 30, 2005, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Reclassification were consummated on January 1, 2004, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by Clover after consummation of the Reclassification.

     The pro forma information does not purport to represent what Clover's results of operations actually would have been if the Reclassification had occurred on January 1, 2004.

                                       CLOVER COMMUNITY BANKSHARES, INC.
                                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                               SEPTEMBER 30, 2005
                                             (DOLLARS IN THOUSANDS)
                                                  (UNAUDITED)

---------------------------------------------------------------------------------------------------------------
                                                                                                     Pro Forma
                                                             Historical       Pro Forma Adjustments   Combined
                                                             ----------       ---------------------   --------
                                                                                Debit     Credit
                                                                              ---------  ---------
ASSETS
Cash and due from banks                                     $    4,310   (2)                    75  $    4,235
Federal funds sold                                              14,712                                  14,712
                                                            -----------                             -----------
    Cash and cash equivalents                                   19,022                                  18,947
Securities available for sale                                   16,847                                  16,847
Other investments                                                  400                                     400
Loans, net                                                      61,353                                  61,353
Premises and equipment                                           2,079                                   2,079
Other assets                                                       952                                     952
                                                            -----------                             -----------
      Total assets                                          $  100,653                              $  100,578
                                                            ===========                             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Non-interest bearing                                    $    9,548                              $    9,548
    Interest bearing                                            79,546                                  79,546
                                                            -----------                             -----------
    Total deposits                                              89,094                                  89,094

Accrued expenses and other liabilities                             700                                     700
Other borrowed funds                                             2,000                                   2,000
                                                            -----------                             -----------

      Total liabilities                                         91,794                                  91,794

Shareholders' equity:
Series A Preferred Stock                                            --   (1)                     1           1
Common stock                                                        10   (1)          1                      9
Capital surplus                                                  3,371   (2)         75                  3,296
Retained earnings                                                5,486                                   5,486
Accumulated other comprehensive income (loss)                       (8)                                     (8)
                                                            -----------                             -----------
      Total shareholders' equity                                 8,859                                   8,784
                                                            -----------                             -----------

      Total liabilities and equity                          $  100,653                              $  100,578
                                                            ===========                             ===========

(1) Assumes the issuance of 136,532 shares of Series A
Preferred Stock, issued in exchange for 136,532 shares of common stock

(2) Cost of the transaction including $75,000 in filing, legal and other fees

Shares outstanding (common and Series A Preferred)           1,009,346                               1,009,346
Book value per common equivalent share                      $     8.78                              $     8.70
                                                            ===========                             ===========

See accompanying notes to pro forma consolidated financial statements.

                        CLOVER COMMUNITY BANKSHARES, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                  Historical  Pro Forma Adjustments   Pro Forma
                                 -----------  ---------------------  ----------
Interest income                  $     4,011                         $    4,011
Interest expense                         966                                966
                                 -----------                         ----------
    Net interest income                3,045                              3,045

Provision for loan losses                135                                135
Other income                             666                                666
Other expense                          2,321                              2,321
                                 -----------                         ----------
    Earnings before taxes              1,255                              1,255
    Income tax expense                   388                                388
                                 -----------                         ----------
                                 $       867                         $      867
                                 ===========                         ==========
    Net income




Basic earnings per common share  $      0.86                        $     0.99
Diluted earnings per share       $      0.86                        $     0.86

The proposed transaction would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

See accompanying notes to pro forma consolidated financial statements.

                             CLOVER COMMUNITY BANKSHARES, INC.
                        PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE YEAR ENDED DECEMBER 31, 2004
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                        (UNAUDITED)


                                  Historical  Pro Forma Adjustments   Pro Forma
                                 -----------  ---------------------  ----------
Interest income                  $     4,241                         $    4,241
Interest expense                         775                                775
                                 -----------                         ----------
    Net interest income                3,466                              3,466

Provision for loan losses                206                                206
Other income                             981                                981
Other expense                          2,745                              2,745
                                 -----------                         ----------
Earnings before income taxes           1,496                              1,496

Income tax benefit                       455                                455
                                 -----------                         ----------
    Net income                   $     1,041                         $    1,041
                                 ===========                         ==========




Basic earnings per common share  $      1.03                         $     1.19
Diluted earnings per share       $      1.03                         $     1.03

The proposed transaction would not have an effect on our historical statement of income as all transaction costs would be financed with existing non-interest bearing cash.

     See accompanying notes to pro forma consolidated financial statements.

                        CLOVER COMMUNITY BANKSHARES, INC.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS



(1) The unaudited pro forma consolidated balance sheet as of September 30, 2005 and consolidated statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 have been prepared based on the historical consolidated balance sheets and statements of income, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC's public reference facilities located at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330, or via the SEC's website at www.sec.gov.

     We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

                                   APPENDIX A
                                   ----------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CLOVER COMMUNITY BANKSHARES, INC.


                                       I.

     The  name  of  the  Corporation  is  CLOVER  COMMUNITY  BANKSHARES,  INC.


                                       II.

     Article Three of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced with the following text:

                                  ARTICLE THREE
                                 CAPITALIZATION

     The Corporation shall have the authority to issue the following classes of capital stock with the rights, preferences and limitations described below.

     1.   Common Stock.  The Corporation shall have the authority to issue up to
          ------------
10,000,000 shares of voting common stock, par value $.01 per share (the "Common Stock") with the following additional characteristics:

          (a)  General  Restriction.  The  Common  Stock  may not be transferred
               --------------------
except  as  expressly  provided  herein.

          (b)  Permitted  Transfer.  A shareholder may make a Permitted Transfer
               -------------------
of all or any portion of his or her Common Stock. "Permitted Transfer" means any transfer of any Common Stock such that there is no net increase in the number of holders of record of the Common Stock, or a transfer that is approved by the affirmative vote of a majority of the directors of the Corporation then holding office who are not parties to the transfer. None of the following
Sections  1(c),  (d)  or  (e)  will  apply  to  any  Permitted  Transfer.

          (c)  Sale of Shares.  A shareholder who receives a Qualified Offer (as
               --------------
defined in subparagraph (c)(1)) for his or her Common Stock may sell or otherwise transfer such shares if the sale constitutes a Permitted Transfer or if the shareholder complies with this Section.

               (1)  Notice  of  Proposed  Sale.  A  shareholder  who  receives a
                    --------------------------
     Qualified Offer and who wishes to sell his or her shares of Common Stock must promptly send a written notice to the Corporation (the "Notice"), and shall offer (or be deemed to have offered), to sell such shares (the "Offered Shares") to the Corporation. The Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Shares. The selling shareholder shall be bound to the terms of the Qualified Offer as stated in the Notice, and shall keep the Corporation informed of any material changes in the proposed transfer. The selling shareholder shall also provide the Corporation with any other information regarding the Qualified Offer and the proposed transfer if such information is reasonably requested by the Corporation.

               (2)  Purchase  Option.  Unless the parties to the Qualified Offer
                    ----------------
     otherwise agree, the Corporation shall have 15 days from its receipt of the Notice in which to elect to purchase all of the Offered Shares. Unless the Corporation agrees to purchase all (and not less than all) of the Offered Shares, the Corporation shall endorse upon the certificate or certificates evidencing the Offered Shares the specific waiver by the Corporation of the noticed transaction, so as to permit the transfer of such shares. Any transfer shall be made only in strict accordance with the terms stated in the Notice and the terms of this Agreement. If the selling shareholder shall fail to make the sale within 30 days following the endorsement of the Offered Shares, the waiver for such sale shall lapse.

               (3)  Terms  of  Purchase.  The  purchase  price  for  the Offered
                    -------------------
     Shares shall be the price contained in the Qualified Offer. The price shall be paid on substantially the same terms as the terms contained in the Qualified Offer.

               (4)  Closing.  Unless the Corporation and the selling shareholder
                    -------
     otherwise agree, the closing of the purchase and sale contemplated by this Section shall occur at the offices of the Corporation no later than 5:00 p.m. on the 30TH day immediately following the expiration of the option period provided in subparagraph (c)(2).

               (5)  Qualified  Offer.  A  Qualified  Offer  means  a  legally
                    ----------------
     enforceable arms' length written offer received by a shareholder to purchase his or her shares from a person who is financially capable of carrying out the terms of the written offer.

          (d)  Death  of  Shareholder.
               ----------------------

               (1)  Generally.  Upon  the  death  of a shareholder, the deceased
                    ---------
     shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased shareholder's shares of Common Stock to the Corporation, to the extent the Corporation exercises its right to acquire the deceased shareholder's shares under this Section 1(d). Any purchase or sale pursuant to this
     Section 1(d) shall be for the purchase price and upon the terms set forth below.

               (2)  Purchase  Option.
                    ----------------

                    (i) Upon the death of any shareholder, the Corporation may, for a period of 15 days from the date of the Corporation's actual knowledge of such shareholder's death, exercise its option to purchase from the Shareholder's Representative all or any portion of such shareholder's shares of Common Stock, but if the Corporation elects to purchase less than all of such shareholder's shares, the Shareholder's Representative will not be bound to sell such portion of the shares to the Corporation. The 15-day period referenced above may be extended by mutual agreement of the Corporation and the Shareholder's Representative.

                   (ii) The Corporation shall not exercise this option if the bequest would constitute a Permitted Transfer under Section 1(b).

               (3)  Failure  to  Exercise.  If the deceased shareholder's shares
                    ---------------------
     are not purchased as contemplated above, through no fault of the Shareholder's Representative, such Representative or any beneficiary or heir of the deceased shareholder succeeding in ownership of the shares shall remain the owner of such shares.

               (4)  Purchase Price.  The purchase price per share to be paid for
                    --------------
     any shares sold by a Shareholder's Representative to the Corporation pursuant to this Section 1(d) shall be equal to the greater of Fair Market Value Per Share or Book Value Per Share. Unless the parties to the transaction otherwise agree, the purchase price will be paid by check at closing.

                    (i) Fair Market Value Per Share means the price a third party would have paid for the shares as of the date of the shareholder's death, as determined reasonably and in good faith by the Corporation's Board of Directors.

                   (ii) Book Value Per Share means book value per share as determined reasonably and in good faith by the Corporation's Board of Directors as of the quarter-end prior to the date of the shareholder's death, based on the Corporation's Consolidated Financial Statements prepared in accordance with generally accepted accounting principles as of such quarter end.

                  (iii) If the Shareholder's Representative is a member of the Board of Directors of the Corporation, the Shareholder's Representative shall not participate in the determination of the Fair Market Value Per Share.

               (5)  Appraisal  Rights.  If the Shareholder's Representative does
                    -----------------
     not agree with the Fair Market Value Per Share as determined by the Board of Directors pursuant to subparagraph (d)(4), the Shareholder's Representative and the Corporation shall engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Corporation, to determine the Fair Market Value Per Share. The
     Corporation and the Shareholder's Representative must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within 30 days. The Fair Market Value Per Share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. Upon the completion of the appraisal, the Appraiser will provide the Corporation and the other parties instituting the appraisal procedures a written determination of the Fair Market Value Per Share. All costs associated with such an appraisal will be borne equally by the Shareholder's Representative and the Corporation.

               (6)  Closing.  Unless  the  parties  to the transaction otherwise
                    -------
     agree, the closing of each purchase and sale contemplated by this Section 1(d) must occur at the offices of the Corporation no later than 5:00 p.m. on the later to occur of:

                    (i) the 30TH day following the determination of the purchase price for the shares pursuant to subparagraph (d)(4) above;

                   (ii) the 30TH day following the qualification of the executor or personal representative of the estate of the deceased shareholder (if applicable under the circumstances);

                  (iii) the 30TH day following the date of the qualification of a guardian for the property of the deceased shareholder (if applicable under the circumstances); or

                   (iv) the 30TH day following the date upon which the Corporation timely exercises its right to purchase shares pursuant to subparagraph (d)(2).

          (e)  Gifts.  In the event a shareholder desires to transfer his or her
               -----
shares of Common Stock without consideration, other than in the context of a Permitted Transfer or a bequest as described in Section 1(d) above, the Corporation shall have the prior right to purchase all, but not less than all, of such shares. Prior to effecting the proposed transfer, the shareholder must send a written notice to the Corporation including the identity of the proposed transferee(s) and the number of shares to be transferred. The Corporation shall then have 15 days in which to notify the shareholder of its intention to exercise its right to purchase such shares. Should the Corporation decline this right or fail to provide such notice within the 15-day time frame, the shareholder shall be permitted to proceed with the transfer in accordance with the notice provided to the Corporation, with a new notice and right of repurchase arising in the event the proposed number of transferees or the aggregate number of shares to be transferred is revised. If the Corporation elects to repurchase the shares, the repurchase shall made in accordance with the pricing and other conditions prescribed in subparagraphs (d)(4) and (d)(5) above, substituting applicable references to the Shareholders' Representative with references to the shareholder, and shall be effected no later than 15 days after the later of the date of the Corporation's notice of its intent to repurchase or the resolution of the price to be paid for the shares.

     2.   Series A Preferred Stock.  The Corporation shall have the authority to
          ------------------------
issue up to 10,000,000 shares of Series A Preferred Stock, no par value, with the following relative rights, preferences and designations:

          (a)  Rank.  The  Series  A  Preferred  Stock, with respect to dividend
               ----
rights and rights of liquidation, dissolution or winding up of the Corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the Corporation, other than any classes or series of equity securities of the Corporation subsequently issued ranking on a parity with, or senior to, the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the Corporation designated by the Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Corporation, including notes and debentures.

          (b)  Voting  Rights.  Except  as  provided  by law, the holders of the
               --------------
Series A Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a Change of Control (as defined in Section 2(k)(1)). On those matters in which the holders of Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

          (c)  Dividend  Rights.  The  holders  of  shares of Series A Preferred
               ----------------
Stock shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount of at least 5% more than the dividends per share paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock, with any amounts in excess of the 5% premium described above being payable at the discretion of the Board of Directors. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

          (d)  Liquidation  or  Dissolution.  In  the  event of any voluntary or
               ----------------------------
involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of the net book value of the shares of Series A Preferred Stock as determined under generally accepted accounting principles, the amount paid to the holders of Common Stock or the sum of $8.78 per share. To the extent such payment shall have been made in full to the holders of the Series A Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this
Section  2(d).

          (e)  Treatment  upon  a  Change  of  Control.  In  the  event  of, and
               ---------------------------------------
contingent upon the effectiveness of, a Change in Control, each holder of Series A Preferred Stock shall have the right to receive the same consideration to be received by each holder of Common Stock, calculated as if the holder had converted such shares of Series A Preferred Stock to an equal number of shares of Common Stock immediately prior to the consummation of such Change of Control.

          (f)  Transfer  Restrictions.
               ----------------------

               (1)  General  Restriction.  The  Series A Preferred Stock may not
                    --------------------
     be  transferred  except  as  expressly  provided  herein.

               (2)  Permitted  Transfer.  A  shareholder  may  make  a Permitted
                    -------------------
     Transfer of all or any portion of his or her Series A Preferred Stock. "Permitted Transfer" means any transfer of any Series A Preferred Stock such that there is no net increase in the number of holders of record of the Series A Preferred Stock, or a transfer that is approved by the affirmative vote of a majority of the directors of the Corporation then holding office who are not parties to the transfer. None of the following Sections 2(f)(3), (4) or (5) will apply to any Permitted Transfer.

               (3)  Sale  of  Shares.  A  shareholder  who  receives a Qualified
                    ----------------
     Offer (as defined in Section 2(f)(3)(i) for his or her Series A Preferred Stock may sell or otherwise transfer such shares if the sale constitutes a Permitted Transfer or if the shareholder complies with this Section.

                    (i)  Notice  of Proposed Sale.  A shareholder who receives a
                         ------------------------
          Qualified Offer and who wishes to sell his or her shares of Series A Preferred Stock must promptly send a written notice to the Corporation (the "Notice"), and shall offer (or be deemed to have offered), to sell such shares (the "Offered Shares") to the Corporation. The Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Shares. The selling shareholder shall be bound to the terms of the Qualified Offer as stated in the Notice, and shall keep the Corporation informed of any material changes in the proposed transfer. The selling shareholder shall also provide the Corporation with any other information regarding the Qualified Offer and the proposed transfer if such information is reasonably requested by the Corporation.

                   (ii)  Purchase  Option.  Unless  the parties to the Qualified
                         ----------------
          Offer otherwise agree, the Corporation shall have 15 days from its receipt of the Notice in which to elect to purchase all of the Offered Shares. Unless the Corporation agrees to purchase all (and not less than all) of the Offered Shares, the Corporation shall endorse upon the certificate or certificates evidencing the Offered Shares the specific waiver by the Corporation of the noticed transaction, so as to permit the transfer of such shares. Any transfer shall be made only in strict accordance with the terms stated in the Notice and the terms of this Agreement. If the selling shareholder shall fail to make the sale within 30 days following the endorsement of the Offered Shares, the waiver for such sale shall lapse.

                  (iii)  Terms of Purchase.  The  purchase price for the Offered
                         -----------------
          Shares shall be the price contained in the Qualified Offer. The price shall be paid on substantially the same terms as the terms contained in the Qualified Offer.

                   (iv)  Closing.  Unless  the  Corporation  and  the  selling
                         -------
          shareholder otherwise agree, the closing of the purchase and sale contemplated by this Section shall occur at the offices of the Corporation no later than 5:00 p.m. on the 30th day immediately following the expiration of the option period provided in Section 2(f)(3)(ii).

                    (v)  Qualified  Offer.  A  Qualified  Offer  means a legally
                         ----------------
          enforceable arms' length written offer received by a shareholder to purchase his or her shares from a person who is financially capable of carrying out the terms of the written offer.

               (4)  Death  of  Shareholder.
                    ----------------------

                    (i)  Generally.  Upon  the  death  of  a  shareholder,  the
                         ---------
          deceased shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased shareholder's shares of

          Series A Preferred Stock to the Corporation, to the extent the Corporation exercises its right to acquire the deceased shareholder's shares under this Section 2(f)(4). Any purchase or sale pursuant to this Section 2(f)(4) shall be for the purchase price and upon the terms set forth below.

                    (ii)  Purchase  Option.
                          ----------------

                         (A) Upon the death of any shareholder, the Corporation may, for a period of 15 days from the date of the Corporation's actual knowledge of such shareholder's death, exercise its option to purchase from the Shareholder's Representative all or any portion of such shareholder's shares of Series A Preferred Stock, but if the Corporation elects to purchase less than all of such shareholder's shares, the Shareholder's Representative will not be bound to sell such portion of the shares to the Corporation. The 15-day period referenced above may be extended by mutual agreement of the Corporation and the Shareholder's Representative.

                         (B) The Corporation shall not exercise this option if the bequest would constitute a Permitted Transfer under Section 2(f)(2).

                  (iii)  Failure  to  Exercise.  If  the  deceased shareholder's
                         ---------------------
          shares are not purchased as contemplated above, through no fault of the Shareholder's Representative, such Representative or any beneficiary or heir of the deceased shareholder succeeding in ownership of the shares shall remain the owner of such shares.

                   (iv)  Purchase  Price.  The  purchase  price  per share to be
                         ---------------
          paid for any shares sold by a Shareholder's Representative to the Corporation pursuant to this Section 2(f)(4) shall be equal to the greater of Fair Market Value Per Share or Book Value Per Share. Unless the parties to the transaction otherwise agree, the purchase price will be paid by check at closing.

                         (A) Fair Market Value Per Share means the price a third party would have paid for the shares as of the date of the shareholder's death, as determined reasonably and in good faith by the Corporation's Board of Directors.

                         (B) Book Value Per Share means book value per share as determined reasonably and in good faith by the Corporation's Board of Directors as of the quarter-end prior to the date of the shareholder's death, based on the Corporation's Consolidated Financial Statements prepared in accordance with generally accepted accounting principles as of such quarter end.

                         (C) If the Shareholder's Representative is a member of the Board of Directors of the Corporation, the Shareholder's Representative shall not participate in the determination of the Fair Market Value Per Share.

                    (v)  Appraisal  Rights.  If the Shareholder's Representative
                         -----------------
          does not agree with the Fair Market Value Per Share as determined by the Board of Directors pursuant to Section 2(f)(4)(iv), the Shareholder's Representative and the Corporation shall engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Corporation, to determine the Fair Market Value Per Share. The Corporation and the Shareholder's Representative must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within 30 days. The Fair Market Value Per Share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. Upon the completion of the appraisal, the Appraiser will provide the Corporation and the other parties instituting the appraisal procedures a written determination of the Fair Market Value Per Share. All costs associated with such an appraisal will be borne equally by the Shareholder's Representative and the Corporation.

                   (vi)  Closing.  Unless  the  parties  to  the  transaction
                         -------
          otherwise agree, the closing of each purchase and sale contemplated by this Section 2(f)(4) must occur at the offices of the Corporation no later than 5:00 p.m. on the later to occur of:

                         (A) the 30th day following the determination of the purchase price for the shares pursuant to Section 2(f)(4)(iv) above;

                         (B) the 30th day following the qualification of the executor or personal representative of the estate of the deceased shareholder (if applicable under the circumstances);

                         (C) the 30th day following the date of the qualification of a guardian for the property of the deceased shareholder (if applicable under the circumstances); or

                         (D) the 30th day following the date upon which the Corporation timely exercises its right to purchase shares pursuant to Section 2(f)(4)(ii).

               (5)  Gifts.  In  the  event a shareholder desires to transfer his
                    -----
     or her shares of Series A Preferred Stock without consideration, other than in the context of a Permitted Transfer or a bequest as described in Section 2(f)(4) above, the Corporation shall have the prior right to purchase all, but not less than all, of such shares. Prior to effecting the proposed transfer, the shareholder must send a written notice to the Corporation including the identity of the proposed transferee(s) and the number of shares to be transferred. The Corporation shall then have 15 days in which to notify the shareholder of its intention to exercise its right to purchase such shares. Should the Corporation decline this right or fail to provide such notice within the 15-day time frame, the shareholder shall be permitted to proceed with the transfer in accordance with the notice provided to the Corporation, with a new notice and right of repurchase arising in the event the proposed number of transferees or the aggregate number of shares to be transferred is revised. If the Corporation elects to repurchase the shares, the repurchase shall made in accordance with the pricing and other conditions prescribed in Sections 2(f)(4)(iv) and (v) above, substituting applicable references to the Shareholders' Representative with references to the shareholder, and shall be effected no later than 15 days after the later of the date of the Corporation's notice of its intent to repurchase or the resolution of the price to be paid for the shares.

          (g)  Antidilution  Adjustments.  If  the  outstanding shares of Common
               -------------------------
Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other Corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series A Preferred Stock.

          (h)  Registration  Rights.  None.
               --------------------

          (i)  No Implied Limitations.  Nothing herein shall limit, by inference
               ----------------------
or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the South Carolina Business Corporation Act, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

          (j)  General  Provisions.  In  addition  to  the above provisions with
               -------------------
respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Articles of Incorporation with respect to preferred stock generally.

          (k)  Definitions.  As  used  herein  with  respect  to  the  Series  A
               -----------
Preferred  Stock,  the  following  terms  have  the  following  meanings:

               (1)  The  term "Change of Control" shall mean the consummation of
     (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding Common Stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding Common Stock of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or
     (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

               (2) The term "parity stock" means any class of capital stock or series of preferred stock (including but not limited to Series A Preferred Stock) and any other class of stock of the Corporation hereafter authorized that ranks on a parity with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (3) The term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (l)  Notices.  All  notices  required  or permitted to be given by the
               -------
Corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series A Preferred Stock.


                                      III.

     The following Article Ten is hereby added to the Articles of Incorporation of the Corporation:

                                  "ARTICLE TEN
                        RECLASSIFICATION OF COMMON STOCK

     Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder who is the record holder of fewer than 800 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of Common Stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who is the record holder of 800 or more shares of Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.




                        [Signature follows on next page.]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be signed by its duly authorized officer, this ____ day of ___________, 2005.


                                   CLOVER COMMUNITY BANKSHARES, INC.


                                   By:
                                        ----------------------------------------
                                        Gwen M. Thompson
                                        President and Chief Executive Officer

                                   APPENDIX B
                                   ----------

                    SOUTH CAROLINA DISSENTERS' RIGHTS STATUTE

                                   CHAPTER 13.

                               DISSENTERS' RIGHTS

                                   ARTICLE 1.

                  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION  33-13-101.  Definitions.

In  this  chapter:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(7)  "Shareholder"  means  the record shareholder or the beneficial shareholder.

SECTION  33-13-102.  Right  to  dissent.

(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:
(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under
Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(i)  alters  or  abolishes  a  preferential  right  of  the  shares;
(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under
Section  33-6-104;  or
(5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
(6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION  33-13-103.  Dissent  by  nominees  and  beneficial  owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                   ARTICLE 2.

                   PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION  33-13-200.  Notice  of  dissenters'  rights.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION  33-13-220.  Dissenters'  notice.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
(5)  be  accompanied  by  a  copy  of  this  chapter.

SECTION 33-13-230. Shareholders' payment demand.

(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION  33-13-240.  Share  restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION  33-13-250.  Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b)  The  payment  must  be  accompanied  by:
(1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
(2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
(3)  an  explanation  of  how  the  interest  was  calculated;
(4)  a  statement  of  the  dissenter's right to demand additional payment under
Section  33-13-280;  and
(5)  a  copy  of  this  chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION  33-13-270.  After-acquired  shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
(b)  To  the  extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION  33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   ARTICLE 3.

                           JUDICIAL APPRAISAL OF SHARES

SECTION  33-13-300.  Court  action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
(d)  In  a  proceeding  commenced  by  dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                   APPENDIX C
                                   ----------

                FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION
            AND ANALYSIS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                  CLOVER COMMUNITY BANKSHARES, INC.
                                     CONSOLIDATED BALANCE SHEETS

                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                       2005            2004
                                                                    (UNAUDITED)      (AUDITED)
                                                                  ---------------  --------------
                                                                       (DOLLARS IN THOUSANDS)

ASSETS
    Cash and cash equivalents:
      Cash and due from banks                                     $        4,304   $        1,384
      Interest-bearing deposits in other banks                                 6               21
      Federal funds sold                                                  14,712            6,750
                                                                  ---------------  --------------
        Total cash and cash equivalents                                   19,022            8,155
                                                                  ---------------  --------------

    Investment securities:
      Securities available for sale                                       16,847           14,202
      Nonmarketable equity securities                                        400              372
                                                                  ---------------  --------------
        Total investment securities                                       17,247           14,574
                                                                  ---------------  --------------

    Loans receivable                                                      62,104           55,816
      Less allowance for loan losses                                         751              625
                                                                  ---------------  --------------
        Loans - net                                                       61,353           55,191
                                                                  ---------------  --------------

    Premises, furniture and equipment, net                                 2,079            2,194
    Accrued interest receivable                                              338              341
    Other assets                                                             614              472
                                                                  ---------------  --------------

        Total assets                                              $      100,653   $       80,927
                                                                  ===============  ==============

LIABILITIES
    Deposits:
      Noninterest-bearing                                         $        9,548   $        8,845
      Interest-bearing                                                    79,546           59,128
                                                                  ---------------  --------------
        Total deposits                                                    89,094           67,973
    Advances from Federal Home Loan Bank                                   2,000            4,000
    Accrued interest payable                                                 395              256
    Other liabilities                                                        305               91
                                                                  ---------------  --------------
        Total liabilities                                                 91,794           72,320
                                                                  ---------------  --------------

COMMITMENTS AND CONTINGENCIES                                                  -                -

SHAREHOLDERS' EQUITY
    Common stock - $.01 par value, 10,000,000 shares authorized;
      1,009,346 and 1,011,056 shares issued and outstanding for
      2005 and 2004, respectively                                             10               10
    Capital surplus                                                        3,371            3,386
    Retained earnings                                                      5,486            5,125
    Accumulated other comprehensive income (loss)                             (8)              86
                                                                  ---------------  --------------
        Total shareholders' equity                                         8,859            8,607
                                                                  ---------------  --------------

        Total liabilities and shareholders' equity                $      100,653   $       80,927
                                                                  ===============  ==============

                     See accompanying notes to unaudited consolidated financial statements.

                                     CLOVER COMMUNITY BANKSHARES, INC.
                                     CONSOLIDATED STATEMENTS OF INCOME


                                             (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                             NINE MONTHS     NINE MONTHS    THREE MONTHS     THREE MONTHS
                                                ENDED           ENDED           ENDED           ENDED
                                              SEPTEMBER       SEPTEMBER       SEPTEMBER       SEPTEMBER
                                              30, 2005        30, 2004        30, 2005         30, 2004
                                           ------------------------------  ---------------  --------------
                                                (DOLLARS IN THOUSANDS,          (DOLLARS IN THOUSANDS,
                                              EXCEPT PER SHARE AMOUNTS)       EXCEPT PER SHARE AMOUNTS)
                                           ------------------------------  -------------------------------
INTEREST INCOME
  Loans, including fees                    $         3,370  $       2,678  $         1,226  $          948
  Securities
    Taxable                                            261            269               97              80
    Tax-exempt                                         158            157               55              52
  Federal funds sold                                   211             27              101              11
  Other investments                                     11              7                5               2
                                           ---------------  -------------  ---------------  --------------
      Total interest income                          4,011          3,138            1,484           1,093
                                           ---------------  -------------  ---------------  --------------

INTEREST EXPENSE
  Time deposits $100,000 and over                      250            160              107              54
  Other deposits                                       621            390              262             131
  Other borrowings                                      95              3               35               3
                                           ---------------  -------------  ---------------  --------------
      Total interest expense                           966            553              404             188
                                           ---------------  -------------  ---------------  --------------
      Net interest income                            3,045          2,585            1,080             905

PROVISION FOR LOAN LOSSES                              135            101               45              45
                                           ---------------  -------------  ---------------  --------------
      Net interest income after provision            2,910          2,484            1,035             860
                                           ---------------  -------------  ---------------  --------------

NONINTEREST INCOME
  Service charges on deposit accounts                  616            680              223             239
  Other income                                          50             51               15              13
                                           ---------------  -------------  ---------------  --------------
      Total noninterest income                         666            731              238             252
                                           ---------------  -------------  ---------------  --------------

NONINTEREST EXPENSES
  Salaries and employee benefits                     1,319          1,171              445             386
  Net occupancy expense                                347            336              120             109
  Postage and supplies                                  67             98               20              31
  ATM and debit card processing                         94             64               35              24
  Audit and accounting                                  58             46               30              21
  Other expenses                                       436            372              136             140
                                           ---------------  -------------  ---------------  --------------
      Total noninterest expenses                     2,321          2,087              786             711
                                           ---------------  -------------  ---------------  --------------
      Income before income taxes                     1,255          1,128              487             401

INCOME TAX EXPENSE                                     388            349              156             122
                                           ---------------  -------------  ---------------  --------------
        Net income                         $           867  $         779  $           331  $          279
                                           ===============  =============  ===============  ==============

PER SHARE
  Average shares outstanding                     1,009,420      1,012,552        1,008,320       1,012,506
  Net income                               $          0.86  $        0.77  $          0.33  $         0.26
  Cash dividends                                      0.50           0.40                -               -

                  See accompanying notes to unaudited consolidated financial statements.

                                       CLOVER COMMUNITY BANKSHARES, INC.
                          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                                  (UNAUDITED)

                                         COMMON STOCK
                                    ---------------------                               ACCUMULATED
                                      NUMBER                                               OTHER
                                        OF                   CAPITAL      RETAINED     COMPREHENSIVE
                                      SHARES     AMOUNT      SURPLUS      EARNINGS     INCOME (LOSS)    TOTAL
                                    ----------  ---------  ------------  -----------  ---------------  -------
                                                        (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

BALANCE, JANUARY 1, 2004            1,012,779   $      10  $     3,417   $    4,489   $          122   $8,038
                                                                                                       -------

COMPREHENSIVE INCOME:
    Net income                              -           -            -          779                -      779
    Change in unrealized holding
      losses on available for sale
      securities, net of
      income taxes                          -           -            -            -              (11)     (11)
                                                                                                       -------

        Total comprehensive income                                                                        768
                                                                                                       -------

Sales of common stock under
    dividend reinvestment plan          1,561           -           46            -                -       46
Repurchase and retirement of
    common stock                       (2,579)          -          (62)           -                -      (62)
Cash dividends - $.40 per
    share                                   -           -            -         (405)               -     (405)
                                    ----------  ---------  ------------  -----------  ---------------  -------

BALANCE, SEPTEMBER 30, 2004         1,011,761   $      10  $     3,401   $    4,863   $          111   $8,385
                                    ==========  =========  ============  ===========  ===============  =======

BALANCE, JANUARY 1, 2005            1,011,056   $      10  $     3,386   $    5,125   $           86   $8,607
                                                                                                       -------

COMPREHENSIVE INCOME:
    Net income                              -           -            -          867                -      867
    Change in unrealized holding
      losses on available for sale
      securities, net of
      income taxes                          -           -            -            -              (94)     (94)
                                                                                                       -------

        Total comprehensive income                                                                        773
                                                                                                       -------

Sales of common stock under
    dividend reinvestment plan          1,744           -           56            -                -       56
Repurchase and retirement of
    common stock                       (3,454)          -          (71)           -                -      (71)
Cash dividends - $.50 per
    share                                   -           -            -         (506)               -     (506)
                                    ----------  ---------  ------------  -----------  ---------------  -------

BALANCE, SEPTEMBER 30, 2005         1,009,346   $      10  $     3,371   $    5,486   $           (8)  $8,859
                                    ==========  =========  ============  ===========  ===============  =======

                    See accompanying notes to unaudited consolidated financial statements.

                                       CLOVER COMMUNITY BANKSHARES, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                            (UNAUDITED)
                                                                                    --------------------------
                                                                                        2005          2004
                                                                                    -------------  -----------
                                                                                      (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
  Net income                                                                        $        867   $      779
  Adjustments to reconcile net income to net cash provided by operating activities
    Provision for loan losses                                                                 88          101
    Depreciation and amortization                                                            137          235
    Securities accretion                                                                      15           20
    Decrease in interest receivable                                                            3           27
    Increase in interest payable                                                             139            4
    Decrease in prepaid expenses and other assets                                            131          140
    Increase in accrued expenses and other liabilities                                       (11)          65
                                                                                    -------------  -----------

      Net cash provided by operating activities                                            1,369        1,371
                                                                                    -------------  -----------

INVESTING ACTIVITIES
  Purchases of available for sale securities                                              (4,111)        (366)
  Purchases of other investments                                                             (28)          (7)
  Sales of available for sale securities                                                       -          821
  Maturities and calls of available for sale securities                                        -        1,205
  Proceeds from principal prepayments on investment securities                             1,309        2,812
  Net increase in loans made to customers                                                 (6,250)     (10,952)
  Purchases of premises and equipment                                                        (22)        (158)
                                                                                    -------------  -----------

      Net cash used for investing activities                                              (9,102)      (6,645)
                                                                                    -------------  -----------

FINANCING ACTIVITIES
  Net increase in demand deposits, interest-bearing transaction
    accounts and savings accounts                                                         17,375        3,278
  Net increase in certificates of deposit and other time deposits                          3,746        2,313
  Increase (decrease) in FHLB borrowings                                                  (2,000)       4,000
  Cash dividends                                                                            (506)        (405)
  Common stock sold under dividend reinvestment plan                                          56           46
  Repurchase and retirement of common stock                                                  (71)         (62)
                                                                                    -------------  -----------

      Net cash provided by financing activities                                           18,600        9,170
                                                                                    -------------  -----------

      Increase in cash and cash equivalents                                               10,867        3,896

CASH AND CASH EQUIVALENTS, BEGINNING                                                       8,155        5,948
                                                                                    -------------  -----------

CASH AND CASH EQUIVALENTS, ENDING                                                   $     19,022   $    9,844
                                                                                    =============  ===========
CASH PAID FOR:
  Interest                                                                          $        968   $      555
  Income taxes                                                                      $        383   $      349

                    See accompanying notes to unaudited consolidated financial statements.

                        CLOVER COMMUNITY BANKSHARES, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Organization - Clover Community Bankshares, Inc. (the "Company"), a bank holding company, and its wholly-owned subsidiary, Clover Community Bank, are engaged in providing domestic commercial banking services from their headquarters office in Clover, South Carolina and a branch office in Lake Wylie, South Carolina. The
Company is a South Carolina corporation and its banking subsidiary is a state chartered commercial bank with its deposits insured by the Federal Deposit
Insurance Corporation ("FDIC"). Therefore, the Company and its subsidiary operate under the supervision, rules and regulations of the Board of Governors of the Federal Reserve System, the FDIC and South Carolina State Board of Financial Institutions. The holding company was incorporated on March 4, 1998, pursuant to a plan of reorganization. Clover Community Bank was organized in September, 1986, and received its charter and commenced operations on October 1, 1987.

Accounting Policies - A summary of significant accounting policies is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Basis of Presentation - The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements of Clover Community Bankshares, Inc. reflect all adjustments necessary for a fair presentation of the results of the periods presented. Such adjustments were of a normal, recurring nature. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results for the year ending December 31, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included in our Form 10-KSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission.

Comprehensive Income - The components of other comprehensive income or loss and related tax effects are as follows:

                                                     (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                     NINE MONTHS      NINE MONTHS     THREE MONTHS     THREE MONTHS
                                                        ENDED            ENDED            ENDED            ENDED
                                                    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                        2005             2004             2005             2004
                                                   ---------------  ---------------  ---------------  ---------------
                                                                        (DOLLARS IN THOUSANDS)

NET INCOME                                         $          867   $          779   $          331   $          279
                                                   ---------------  ---------------  ---------------  ---------------

OTHER COMPREHENSIVE INCOME (LOSS):
  Change in unrealized holding gains
      (losses) on available for sale securities              (142)             (17)             (53)             338
  Income tax (expense) benefit
    on other comprehensive
    income (loss)                                              48                6               21             (121)
                                                   ---------------  ---------------  ---------------  ---------------

      Total other comprehensive
          income (loss)                                       (94)             (11)             (32)             217
                                                   ---------------  ---------------  ---------------  ---------------

COMPREHENSIVE INCOME                               $          773   $          768   $          299   $          496
                                                   ===============  ===============  ===============  ===============

Earnings Per Share - Net income per share is calculated by dividing net income by the weighted average number of shares of the Company's common stock outstanding during the period. The Company has no potentially dilutive common shares, stock options or warrants outstanding.

PART I - FINANCIAL INFORMATION
ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
------------------------------------------------------------------

This discussion is intended to assist in understanding the consolidated financial condition and results of operations of Clover Community Bankshares, Inc. (the "Company") and its wholly-owned subsidiary, Clover Community Bank (the "Bank"). The information should be reviewed in conjunction with the consolidated financial statements and the related notes contained elsewhere in this report and in the Company's 2004 Annual Report on Form 10-KSB.

FORWARD-LOOKING  STATEMENTS

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as "forward looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such forward-looking statements may be identified, without limitation, by the use of the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," and similar expressions. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. The Company cautions readers that forward looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, capital needs, interest costs, adequacy of the allowance for loan losses, and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the Company's reports filed with the Securities and Exchange Commission.

CRITICAL  ACCOUNTING  POLICIES

The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's consolidated financial statements. The significant accounting policies of the Company are described in the notes to the consolidated financial statements in the Company's 2004 Annual Report on Form 10-KSB.

Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities. Management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of operations of the Company.

The Company believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the section "Loan Portfolio and Allowance for Loan Losses" in this report and the sections "Provision for Loan Losses" and "Allowance for Loan Losses" and Note 1 to the consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2005 COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2004:

The Company recorded consolidated net income of $331,000 or $0.33 per share for the third quarter of 2005 compared to $279,000 or $0.28 per share for the third quarter of 2004, primarily a result of an increase in loan volume and higher annualized yields on loans and investments.

Net  Interest  Income
---------------------

Net interest income is the amount of interest income earned on interest-earning assets (loans, securities, interest-bearing deposits in other banks, federal funds sold and other investments), less the interest expense incurred on interest-bearing liabilities (interest-bearing deposits and other borrowings), and is the principal source of the Company's earnings. Net interest income is affected by the level of interest rates, volume and mix of interest-earning assets and interest-bearing liabilities and the relative funding of these assets.

For the third quarter of 2005, net interest income was $1,080,000, an increase of $175,000 or 19.3% from the third quarter of 2004. The annualized yield on average interest-earning assets was 6.49% for the third quarter of 2005, compared to 6.02% for the third quarter of 2004. Average interest-earning assets during the 2005 period were $91,452,000, an increase of $18.8 million or 25.8% over the comparable period of 2004, and the growth was primarily in the loan portfolio, which is the Company's highest earning asset. The annualized rate paid on average interest-bearing liabilities was 2.05% for the 2005 period, and 1.25% for the 2004 period. The increase was due to overall increases in interest rates as a result of Federal Reserve actions to forestall inflation. Interest rate spread (average yield on interest-earning assets less the average rate paid on interest-bearing liabilities) for the third quarter of 2005 was 4.44%, a decrease of 33 basis points from the 4.77% average interest rate spread experienced for the same period of 2004. Annualized net yield on earning assets (net interest income divided by average interest-earning assets) was 4.72% for the third quarter of 2005, a decrease of 26 basis points from the 4.98% for the third quarter of 2004.

Loan  Loss  Provision
---------------------

The provision for loan losses totaled $45,000 for both the third quarter of 2005 and the same period in 2004. For the three months ended September 30, 2005, net charge-offs totaled $4,000 compared to net charge-offs of $7,900 during the same period of 2004.

Noninterest  Income
-------------------

Noninterest income totaled $238,000 for the third quarter of 2005, compared to $252,000 for the third quarter of 2004. Service charges on deposit accounts decreased $16,000, primarily due to reduced fees charged resulting from the conversion to real-time ATM processing. There were no realized securities gains or losses in either the 2005 or 2004 periods.

Noninterest  Expenses
---------------------

Noninterest expenses totaled $786,000 for the third quarter of 2005, compared to $711,000 for the same period in 2004, for an 10.5% increase. Salaries and employee benefits expenses increased $59,000, due primarily to higher salary and insurance expenses resulting from the hiring of a mortgage originator combined with additional staffing added earlier in 2005. All other expenses increased $16,000, resulting primarily from increased audit and legal fees and the addition of a security officer at the Lake Wylie branch.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004:

The Company recorded consolidated net income of $867,000 or $0.86 per share through September 30, 2005 compared to $779,000 or $0.77 per share for the same period of 2004. This 11.3% improvement reflects continued growth in the loan portfolio and related interest income partially offset by higher interest expense as a result of a 35.4% increase in the balance of interest-bearing deposits compared to September 30, 2004.

Net  Interest  Income
---------------------

For the nine months ended September 30, 2005, net interest income was $3,045,000, an increase of $460,000 or 17.8% from the same period of 2004. The annualized yield on average interest-earning assets was 6.23% for the nine months ended September 30, 2005, compared to 6.01% for the nine months ended September 30, 2004. Average interest-earning assets during the 2005 period totaled $85,838,000, an increase of $16,288,000 or 23.4% over the comparable period of 2004, and the growth was primarily in the loan portfolio, which is the Company's highest earning category of assets. The annualized rate paid on average interest-bearing liabilities was 1.81% for the 2005 period, and 1.28% for the 2004 period. The increase was due to overall increases in interest rates as a result of Federal Reserve actions to forestall inflation. Interest rate spread (average yield on interest-earning assets less the average rate paid on interest-bearing liabilities) for the nine months ended September 30, 2005 was 4.42%, a decrease of 31 basis points from the 4.73% average interest rate spread experienced for the same period of 2004. Annualized net yield on earning assets (net interest income divided by average interest-earning assets) was 4.73%, a decrease of 22 basis points from the 4.95% for the first nine months of 2004.

Loan  Loss  Provision
---------------------

The provision for loan losses totaled $135,000 for the nine months ended September 30, 2005 compared to $101,000 for the same period in 2004. For the nine months ended September 30, 2005, net charge-offs totaled $9,000 compared to net charge-offs of $25,000 during the same period of 2004.

Noninterest  Income
-------------------

Noninterest income totaled $666,000 through September 30, 2005, compared to $731,000 for the same period of 2004. Service charges on deposit accounts decreased $64,000, primarily due to reduced fees charged resulting from the conversion to real time ATM processing. Other income remained consistent with the same period in 2004. There were no realized securities gains or losses in either the 2005 or 2004 periods.

Noninterest  Expenses
---------------------

Noninterest expenses totaled $2,321,000 through September 30, 2005, compared to $2,087,000 for the same period in 2004, for an 11.2% increase. Salaries and employee benefits expenses increased $148,000, due primarily to higher salary and insurance expenses resulting from the hiring of a mortgage originator combined with additional staffing added earlier in 2005. All other expenses increased $86,000, resulting primarily from expenditures relating to the ATM conversion to real time processing, increased audit and legal fees and the addition of a security officer at the Lake Wylie branch.

BALANCE  SHEET  REVIEW

Total consolidated assets increased $19.7 million from $80.9 million at December 31, 2004 to $100.7 million at September 30, 2005. This 24.4% increase in assets was funded in part by growth of $19.5 million in deposits, which totaled $91.8 million at September 30, 2005. Net loans grew $6.2 million from $55.2 million at December 31, 2004 to $61.4 million at September 30, 2005. Investment securities increased $2.6, from $14.2 million at December 31, 2004 to $16.8 million at September 30, 2005, which was offset by principal repayments on securities. There were four purchases and no sales of investment securities during the third quarter of 2005. No securities matured during the third quarter of 2005.

Loan Portfolio and Allowance for Loan Losses
--------------------------------------------

Outstanding loans represented the largest component of earning assets as of September 30, 2005 at $62.1 million or 66.0% of total earning assets, compared to 72.3% at December 31, 2004. Gross loans increased 11.3% from December 31, 2004.

Balances within the major loan categories as well as changes in the allowance account were as follows:

                                                                      SEPTEMBER 30,   DECEMBER 31,
                                                                          2005            2004
                                                                     ---------------  -------------
                                                                         (DOLLARS IN THOUSANDS)

Commercial                                                           $       14,482   $      20,515
Real Estate - 1-4 Family                                                     17,008          13,785
Real Estate - Construction                                                   13,375           8,883
Real Estate - Farmland                                                          971             575
Real Estate - Commercial                                                     13,334           8,298
Consumer and installment loans                                                3,010           3,760
                                                                     ---------------  -------------

                                                                     $       62,104   $      55,816
                                                                     ===============  =============

Allowance for loan losses, December 31, 2004                         $          625
Provision                                                                       135
(Charge-offs) recoveries                                                         (9)
                                                                     ---------------

Allowance for loan losses, September 30, 2005                        $          751
                                                                     ===============

Allowance for loan losses to loans outstanding, December 31, 2004              1.12%
Allowance for loan losses to loans outstanding, September 30, 2005             1.21%

The loan portfolio is periodically reviewed to evaluate the outstanding loans, to measure both the performance of the portfolio and the adequacy of the allowance for loan losses, and to provide for probable losses inherent in the loan portfolio. This analysis and determination of the level of the allowance includes a review of past-due loans and delinquency trends, actual losses, classified and criticized loans, loan portfolio growth, concentrations of credit, classifications of outstanding loans, economic conditions, historical charge-off activity and internal credit risk ratings. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events, which it believes to be reasonable, but which may or may not be accurate. Because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses or that additional allocations will not be required. The allowance for loan losses was 1.21% of gross loans at September 30, 2005 compared to 1.12% at December 31, 2004. Management believes that the allowance for loan losses is adequate to absorb all estimated losses inherent in the loan portfolio as of September 30, 2005.

Nonperforming assets consist of nonaccrual loans, other real estate owned and repossessed collateral. Generally, loans are placed on nonaccrual status when they become 90 days past due, or when management believes that the borrower's financial condition is such that collection of the loan is doubtful. Interest stops accruing when a loan is placed on nonaccrual status. Payments of interest on these loans are recognized when received. As of September 30, 2005, there were approximately $14,549 in nonaccrual loans and no loans 90 days or more past due and still accruing interest. As of September 30, 2004 there were $1,038 in nonaccrual loans and no loans 90 days or more past due and still accruing interest.

Loans to directors and executive officers and their related interests totaled approximately $2.0 million at September 30, 2005.

Investment  Portfolio
---------------------

Investment securities represented 17.9% and 20.5% of earning assets at September 30, 2005 and December 31, 2004, respectively. Investment securities increased 18.6% from December 31, 2004. From December 31, 2004 to September 30, 2005, $290,000 in securities matured. The Company primarily invests in U. S. Government agencies or government-sponsored agencies, mortgage-backed securities, collateralized mortgage obligations and municipal bonds. The Company also owns stock of approximately $58,000 in The Bankers Bank, which the Company uses as its clearing bank, and stock of approximately $342,000 in the Federal Home Loan Bank of Atlanta.

The following is a table of available for sale investment securities by type at September 30, 2005 and December 31, 2004:

                                            SEPTEMBER 30,   DECEMBER 31,
                                                2005           2004
                                            --------------  -------------
                                               (DOLLARS IN THOUSANDS)

     U. S.  Government sponsored agencies   $        2,952  $       1,985
     Agency mortgage-backed securities               6,269          6,870
     Municipals                                      7,626          5,347
                                            --------------  -------------

     Total                                  $       16,847  $      14,202
                                            ==============  =============

Deposits
--------

Average balances within the major deposit categories as of September 30, 2005 and December 31, 2004 were as follows:

                                             SEPTEMBER 30,   DECEMBER 31,
                                                  2005           2004
                                             --------------  -------------
                                                (DOLLARS IN THOUSANDS)

     Noninterest-bearing demand deposits     $        9,543  $       8,510
     Interest-bearing transaction accounts           37,485         23,394
     Savings deposits                                10,158          7,891
     Time deposits less than $100,000                18,813         11,079
     Time deposits of $100,000 or more               12,988         15,923
                                             --------------  -------------

                                             $       88,987  $      66,797
                                             ==============  =============

Liquidity  Management
---------------------

Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is fairly predictable and subject to a relatively high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control. The Company must maintain adequate liquidity to respond to short-term deposit withdrawals, maturities of short-term borrowings, loan demand and payment of operating expenses.

At September 30, 2005, liquid assets, consisting of cash and due from banks and federal funds sold amounted to $19.0 million and represented 18.9% of total assets. Investment securities available for sale totaled $16.8 million, and represented 16.7% of total assets. Unpledged investment securities classified as available for sale provide a secondary source of liquidity since they can be converted to cash in a timely manner. 87.5% of the Company's investment portfolio was unpledged at September 30, 2005. The ability to maintain and expand the deposit base and borrowing capabilities also serves as a source of liquidity. The Company's loan to deposit ratio at September 30, 2005 was 74.7% and 81.2% at December 31, 2004. In addition, the Company maintains federal funds lines of credit with correspondent banks in the amount of $2.4 million and, as a member of the Federal Home Loan Bank of Atlanta (the "FHLB"), can borrow under a FHLB facility. At September 30, 2005, the Company had approximately $14.0 million in available credit with the FHLB.

Management believes that the Company's existing stable base of core deposits and other funding sources along with the continued growth in our deposit base, are adequate to meet our operating needs and management is not aware of any events which may result in a significant adverse impact on liquidity.

Capital  Adequacy
-----------------

Shareholders' equity at September 30, 2005 was $8,859,000 compared to $8,607,000 at December 31, 2004. Components of this increase of $252,000 included net income of $867,000 and a net increase of $56,000 from the sale of common stock under the Company's dividend reinvestment plan offset by cash dividends paid of $506,000, repurchased shares of $71,000 and a $94,000 unrealized loss on available for sale securities, net of deferred tax effects.

The Company and the Bank are subject to regulatory risk-based capital adequacy standards. Under these standards, bank holding companies and banks are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), federal bank regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution falls below certain levels, increasingly stringent regulatory corrective actions are mandated. Capital adequacy guidelines for bank holding companies with less than $150 million in consolidated assets are applied on a bank only basis.

Under the capital adequacy guidelines, capital is classified into two tiers. The Bank's Tier 1 capital consists of common shareholders' equity, excluding unrealized gain or loss on securities available for sale, minus certain intangible assets. The Bank's Tier 2 capital generally consists of the reserve for loan losses subject to certain limitations. The qualifying capital base for purposes of the risk-based capital ratio consists of the sum of Tier 1 and Tier 2 capital. The Bank is also required to maintain capital at a minimum level based on total average assets, which is known as the Tier 1 leverage ratio. The Bank exceeded the minimum capital requirements set by regulatory agencies at September 30, 2005.

The September 30, 2005 risk-based capital ratios of the Bank are presented in the following table, compared with the "well capitalized" and minimum ratios under regulatory definitions and guidelines:

                                                  TOTAL
                                        TIER 1   CAPITAL   LEVERAGE
                                        -------  --------  ---------
Clover Community Bank                     11.6%     12.7%       8.8%
Minimum "well-capitalized" requirement     6.0%     10.0%       5.0%
Minimum requirement                        4.0%      8.0%       3.0%

OFF-BALANCE  SHEET  ARRANGEMENTS

In the ordinary course of business, the Bank is a party to various contractual commitments not reflected on the balance sheet. These instruments represent unfunded commitments, not outstanding balances. Therefore, the risk associated with these financial instruments is referred to as "off-balance sheet risk." Financial instruments with off-balance sheet risk include 1) commitments to extend credit and 2) standby letters of credit. Both involve elements of credit and interest rate risk not reflected on the balance sheet. The Bank uses the same credit and collateral policies in making these commitments as it does for on-balance sheet instruments.

Commitments to extend credit are legally binding agreements to lend money to a customer as long as there is no violation of any material condition established in the contract. All of the Bank's commitments have variable or fixed interest rates and fixed expiration dates. At September 30, 2005, commitments to extend credit totaled approximately $13.5 million and represented the unfunded portion of equity, working capital and general lines of credit as well as commitments to loan funds included in the Bank's loan pipeline. Approximately $7.1 million of the Bank's total commitments had expiration dates of one year or less at September 30, 2005. Commitments expiring after one year through five years totaled approximately $0.9 million and commitments expiring after five years approximated $5.5 million. At September 30, 2005, the Bank had approximately $225,000 in outstanding standby letters of credit.

Past experience indicates that many of these commitments to extend credit will expire not fully funded or unused. However, as described in "Liquidity Management" above, management believes that the Company has adequate sources of liquidity to meet these obligations should the need arise. The Company is not involved in any other off-balance sheet contractual relationships or transactions, which could result in liquidity needs or significantly impact earnings nor does the Company have unconsolidated related entities.

IMPACT OF INFLATION

The assets and liabilities of financial institutions are primarily monetary in nature. Therefore, interest rates have a more significant effect on our performance than do the effects of changes in the general rate of inflation and changing prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. The Company seeks to manage the relationships between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those which may result from inflation.

                                   APPENDIX D
                                   ----------

                FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION
                AND ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2004

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

This discussion is intended to assist in understanding the consolidated financial condition and results of operations of Clover Community Bankshares, Inc. and its wholly-owned subsidiary, Clover Community Bank. This information should be reviewed in conjunction with the consolidated financial statements and related notes contained elsewhere in this report.

CRITICAL  ACCOUNTING  POLICIES

The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's consolidated financial statements. The significant accounting policies of the Company are described in the notes to the consolidated financial statements.

Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities. Management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of operations of the Company.

The Company believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the section "Provision for Loan Losses" and "Allowance for Loan Losses" and Note 1 to the consolidated financial statements for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.

FORWARD LOOKING STATEMENTS

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such forward-looking statements may be identified, without limitation, by the use of the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," and similar expressions. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. The Company cautions readers that forward looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, capital needs, interest costs, adequacy of the allowance for loan losses, and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the Company's reports filed with the Securities and Exchange Commission.

EARNINGS PERFORMANCE

2004 COMPARED WITH 2003
The Company recorded net income of $1,041,000 for the year ended December 31, 2004, an increase of $275,000 or 35.90 %, from net income of $766,000 for 2003.
Net income per share for 2004 was $1.03 compared with $0.75 for 2003. Return on average assets and return on average equity were 1.37% and 12.74%, respectively for 2004 and 1.06% and 9.68%, respectively for 2003.

The Company's net income for 2004 increased from 2003. This increase is principally the result of increased interest income and noninterest income partially offset by increased non-interest expenses. The increase in interest income is primarily a result of a $696,000 increase in interest income from loans and origination fees from $2,919,000 in 2003 to $3,615,000 in 2004 caused by the overall growth in the loan portfolio combined with a higher interest rate environment in 2004. Interest expense decreased $61,000 to $776,000 in 2004. The decrease in interest expense was primarily a result of repricing time deposits at lower rates. The increase in noninterest income is principally the result of $909,000 in fee income from service charges on deposit accounts in 2004, an increase of $138,000 from $771,000 in 2003 related to the Automatic
Overdraft product. The largest increase contributing to the higher level of noninterest expenses of was the result of a $137,000 increase in salaries and employee benefits from the 2003 period caused by additional personnel combined with normal salary increases.

Net interest income was $3,466,000 for 2004 compared to $2,800,000 for 2003, an increase of $666,000, or 23.79%. This increase is a result of an increase in average net interest earning assets of $1,673,000 comprised of an increase in average earning assets of $3,744,000 offset by an increase in average interest bearing liabilities of $2,071,000. This increase in average net interest earning assets is further impacted by the increases in interest rates during 2004 due to action by the Board of Governors of the Federal Reserve System.

Comprehensive income for 2004 and 2003 was $1,005,000 and $693,000, respectively. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Comprehensive income for the Company is correlated directly to the effects that changing conditions have on the fair values of the Company's holdings of available for sale securities. The resulting changes in unrealized holding gains and losses on such securities are reported as a separate component of shareholders' equity. Such items, along with net income, comprise comprehensive income.

The table, "Average Balances, Yields and Rates", provides a detailed analysis of the effective yields and rates on the categories of average interest earning assets and interest bearing liabilities for the years ended December 31, 2004 and 2003.

                                       AVERAGE BALANCES, YIELDS AND RATES

                                                           2004                                2003
                                            ---------------------------------  ---------------------------------
(Dollars in thousands)                         Average     Income/   Yields/      Average     Income/   Yields/
                                            Balances (1)   Expense    Rates    Balances (1)   Expense    Rates
                                            -------------  --------  --------  -------------  --------  --------
ASSETS:
Interest-earning deposits in other
  Banks                                     $         16          -       - %  $         15          1     6.66%
Securities
  Taxable                                         10,191        346     3.40         13,075        409     3.13
  Tax-exempt (2)                                   5,334        300     5.62          5,502        323     5.87
                                            -------------  --------            -------------  --------
      Total securities                            15,525        646     4.16         18,577        732     3.94

Nonmarketable equity securities                      258          9     3.49            250         10     4.00
Federal funds sold                                 4,237         62     1.46          6,345         84     1.32
Loans receivable (3)                              51,404      3,615     7.03         42,509      2,919     6.87
                                            -------------  --------            -------------  --------
      Total interest earning assets               71,440      4,332     6.06         67,696      3,746     5.53

Cash and due from banks                            2,158                              1,721
Allowance for loan losses                           (501)                              (444)
Premises, furniture and equipment                  2,270                              2,316
Other assets                                         510                                628
                                            -------------                      -------------

      Total assets                          $     75,877                       $     71,917
                                            =============                      =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing deposits
  Interest bearing transaction accounts     $     23,394        105     0.45%  $     23,441         87     0.37%
  Savings                                          7,891         18     0.23          3,613         18     0.50
  Time deposits $100M and over                    11,079        216     1.95          9,321        197     2.11
  Other time deposits                             15,923        408     2.56         16,214        485     2.99
                                            -------------  --------            -------------  --------
      Total interest-bearing deposits             58,287        747     1.28         52,589        787     1.50


                                        2

Federal funds purchased                                7          -        -              -          -        -
Long-term debt                                     1,180         29     2.46          3,627         49     1.35
                                            -------------  --------            -------------  --------

      Total interest-bearing liabilities          59,474        776     1.30         56,216        836     1.49

Non-interest demand deposits                       7,949                              7,542
Other liabilities                                    280                                245
Shareholders' equity                               8,174                              7,914
                                            -------------                      -------------
      Total liabilities and shareholders'
        equity                              $     75,877                       $     71,917
                                            =============                      =============

Interest rate spread (4)                                                4.76%                              4.04%
Net interest income and net yield on
  earning assets (5)                                       $  3,556     4.98%                 $  2,910     4.29%
                                                           ========                           ========
Interest free funds supporting earning
  assets (6)                                $     11,966                       $     11,480
---------------------

(1)  Average balances are computed on a daily basis.
(2) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.
(3) Nonaccruing loans are included in the average loan balances and income on such loans is recognized on a cash basis.
(4) Total interest-earning assets yield less the total interest bearing liabilities rate.
(5)  Net interest income divided by total interest earning assets.
(6)  Total interest earning assets less total interest bearing liabilities.

The table, "Volume and Rate Variance Analysis", provides a summary of changes in net interest income resulting from changes in volumes of interest-earning assets and interest-bearing liabilities, and changes in the rates earned and paid on such assets and liabilities.

                                       VOLUME AND RATE VARIANCE ANALYSIS

                                               2004 Compared with 2003             2003 Compared with 2002
                                          ---------------------------------  ----------------------------------
(Dollars in thousands)                    Volume(1)    Rate(1)      Total    Volume(1)    Rate(1)      Total
                                          ----------  ----------  ---------  ----------  ----------  ----------
Interest-bearing deposits due from
  other banks                             $      (1)  $       -   $     (1)  $       -   $       -   $       -
Taxable securities                               33         (96)       (63)         41        (217)       (176)
Tax-exempt securities (2)                       (12)        (11)       (23)         43         (47)         (4)
Nonmarketable equity securities                  (1)          -         (1)          -          (3)         (3)
Federal funds sold                                8         (30)       (22)         30         (12)         18
Loans                                            69         627        696         623         (12)        366
                                          ----------  ----------  ---------  ----------  ----------  ----------

      Total interest income (expense)            96         490        586         737         (12)        201
                                          ----------  ----------  ---------  ----------  ----------  ----------

Interest-bearing deposits
  Interest-bearing transaction accounts         (18)          -         18          35         (29)          6
  Savings                                        (2)          2          -          16         (19)         (3)
  Time deposits $100M and over                  (16)         35         19          77         (83)         (6)
  Other time deposits                           (68)         (9)       (77)        (83)        (61)       (144)
Long-term debt                                  (20)          -        (20)          -           -           -
                                          ----------  ----------  ---------  ----------  ----------  ----------

      Total interest expense (income)           (88)         28        (60)         45        (192)       (147)
                                          ----------  ----------  ---------  ----------  ----------  ----------

      Net interest income (expense)       $     184   $     462   $    646   $     720   $    (344)  $     376
                                          ==========  ==========  =========  ==========  ==========  ==========

     (1) The rate/volume variance for each category has been allocated on a consistent basis between rate and volume variance based on the percentage of rate or volume variance to the sum of the two absolute variances, except in categories having balances in only one period. In such cases, the entire variance is attributed to volume differences.

     (2) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.

Management currently expects that interest rates may move slightly higher, but within a narrow range in 2005. Management has not presently identified any factors that would cause interest rates to increase or decrease sharply in a short time period. However, dramatic changes in interest rates that can significantly affect the Company, either positively or negatively, are possible. Any significant changes in net interest income for 2005 are currently expected to be the result of changes in the volumes of interest earning assets and liabilities. Management expects to continue to use its marketing strategies to attempt to increase the Company's market share for both deposits and quality loans within its service areas. These strategies include offering competitive interest rates, and continuing the Company's commitment to providing outstanding customer service.

INTEREST RATE SENSITIVITY

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly monitors interest rate risk exposures and the expected interest rate environment so that timely adjustments in interest rate sensitivity can be made. In an effort to improve asset/liability management and improve net interest income in future years, the Company has engaged an experienced consultant to advise management and the Board of Directors in this vital area. Throughout 2005, Management intends to closely monitor the Company's interest sensitivity position and intends to take appropriate and timely actions to promote stable growth in net interest income.

The table, "Interest Sensitivity Analysis", indicates that, on a cumulative basis through twelve months, rate sensitive liabilities exceeded rate sensitive assets, resulting in a liability sensitive position at the end of 2004 of $18,214,000, and a cumulative gap ratio of 23.59%. From a long-term perspective, the interest sensitivity analysis indicates that on a cumulative basis over five years, the Company is in an asset sensitive position of $14,086,000 or a cumulative gap of 18.24%. When interest sensitive assets exceed interest sensitive liabilities for a specific repricing "horizon", a positive interest sensitivity gap results. The gap is negative when interest sensitive liabilities exceed interest sensitive assets, as was the case at the end of 2004 with respect to the one-year time horizon. For a bank with a negative gap, falling interest rates ordinarily would be expected to have a positive effect on net interest income and rising rates ordinarily would be expected to have the opposite effect. However, in a rapidly falling interest rate environment, net interest income can decrease despite a negative interest sensitivity gap. This occurs because debtors can obtain lower interest rate financing by prepaying, refinancing or renegotiating their existing, higher fixed-rate mortgage and other loans. Similarly, issuers of federal and local government securities can exercise early call options to prepay or refinance their debt securities at lower rates. In a rising interest rate environment, a negative gap would have an adverse impact on net income. Interest earning assets would not reprice, through prepayment, refinancing or other options while the interest bearing liabilities would, resulting in a lower interest rate spread and ultimately a lower net income.

A mismatch in the size of the interest rate changes that are possible for certain interest sensitive assets and liabilities can also have a negative effect on net interest margins in a rapidly falling interest rate environment. For example, the Company is relatively constrained in its ability to reprice interest bearing transaction accounts and savings accounts. Although these deposits are interest sensitive in the earliest period shown in the table, the rates paid cannot decrease below zero. Yields on interest earning assets, however, are generally established at interest rates in excess of the Company's cost to acquire funds, and may therefore decrease further before they are similarly constrained.

The table reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected at the loans' final maturity dates. Variable rate loans are reflected at the earlier of their contractual maturity date or the date at which the loans may be repriced contractually. Interest bearing deposits in other banks and debt securities are reflected at the earlier of each instrument's ultimate maturity or contractual repricing date. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty-day or shorter period. However, the Company is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates. Variable rate time deposits, principally individual retirement accounts, are reflected at the earlier of their next repricing or maturity dates.

                                       INTEREST SENSITIVITY ANALYSIS
                                             DECEMBER 31, 2004

                                                              After Three     Greater
                                                   Within       Through       Than One      Over
                                                    Three       Twelve       Less Than      Five
            (Dollars in thousands)                 Months       Months       Five Years    Years     Total
                                                  ---------  -------------  ------------  --------  -------
ASSETS
  Earning Assets:
    Interest-earning deposits with other banks    $     21   $          -   $         -   $     -   $    21
    Federal funds sold                               6,750              -             -         -     6,750
    Securities available for sale                      311              -         3,792    10,099    14,202
    Nonmarketable equity securities                    372              -             -         -       372
    Loans receivable (1)                            24,543          4,256        23,799     3,271    55,869
                                                  ---------  -------------  ------------  --------  -------

        Total earning assets                        31,997          4,256        27,591    13,370    77,214

LIABILITIES
  Interest-bearing liabilities
    Interest-bearing transaction accounts           26,859              -             -         -    26,859
    Savings deposits                                 4,214              -             -         -     4,214
    Time deposits $100,000 and over                  4,240          5,633         1,332       195    11,400
    Other time deposits                              5,004          8,517         2,897       237    16,655
    Borrowings                                           -              -         4,000         -     4,000
                                                  ---------  -------------  ------------  --------  -------

        Total interest bearing liabilities          40,317         14,150         8,229       432    63,128

Period gap                                        $ (8,320)  $     (9,984)  $    19,362   $12,138   $14,086

Cumulative gap                                    $ (8,320)  $    (18,214)  $     1,148   $14,086

Ratio of cumulative gap to total earning assets    (10.78%)       (23.59%)         1.49%    18.24%

(1)  Loans are net of deferred loan fees of $53.

PROVISION FOR LOAN LOSSES

The provision for loan losses is charged to earnings based on management's continuing review and evaluation of the loan portfolio and general economic conditions. Management provided $206,000 and $96,000 for loan losses in 2004 and 2003, respectively. The significant increase in the 2004 provision resulted primarily from the increase in loans in non-accrual status, an increase in past due loans and an increase in loan volume, resulting in a higher amount funded to the allowance during 2004. See "Allowance for Loan Loses" for a discussion of the methodology used and factors considered by management in its estimate of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income for 2004 was $981,000, an increase of $149,000 or 17.91% over the 2003 amount of $832,000. The increase in 2004 primarily was attributable to the Company's having implemented a new fee-based automatic overdraft privilege product in 2002 which accounted for the significant increase in service charges, from $771,000 in 2003 to $909,000 in 2004, an increase of $138,000 or 17.90%.

Management will continue to review and adjust when appropriate the pricing of all fee based services. As they arise, opportunities to expand noninterest fee income on both new and existing services will also be explored.

OTHER  EXPENSES

Noninterest expenses for 2004 increased by $301,000 or 12.32%, to $2,745,000. This increase is attributable to a number of factors. Salaries and employee benefits increased by $137,000 or 10.02%, to $1,504,000. This increase over the 2003 period was caused by the addition of more personnel combined with normal salary increases. Net occupancy, furniture and equipment and all other expenses for 2004 were $20,000, $35,000 and $109,000 higher than in 2003, respectively. These increases were primarily attributable to renovations made in the main branch along with the addition of imaging technology.

Increases in noninterest expenses are closely monitored and cost control will continue to be emphasized by management where possible in order to achieve profitability objectives as well as attain the Company's goals of growth.

INCOME TAXES

For 2004, federal and state income tax expenses increased to $455,000 from $327,000 in 2003. The Company's effective tax rate was 30 percent in both 2004 and 2003.

SECURITIES

The following table summarizes the carrying value amounts of securities held by the Company at December 31, 2004 and 2003:

                        SECURITIES PORTFOLIO COMPOSITION


(Dollars in thousands)                        2004     2003
                                             -------  -------
Securities available for sale
  U. S. Government agencies                  $ 1,985  $ 2,994
  State, county, and municipal                 5,347    5,504
  Mortgage-backed securities                   6,870    9,900
                                             -------  -------

      Total                                  $14,202  $18,398
                                             =======  =======

On an ongoing basis, management assigns securities upon purchase into one of the categories designated by Statement of Financial Accounting Standards ("SFAS") No. 115 (trading, available for sale or held to maturity) based on intent, taking into consideration other factors, including expectations for changes in market rates of interest, liquidity needs, asset/liability management strategies, and capital requirements. The Company has never held securities for trading purposes. During 2004 and 2003, there were no transfers of available for sale or held to maturity securities to other categories.

At December 31, 2004, the Company held one U.S. Government agency security and two mortgage-backed securities that were in a continuous loss position for a period of twelve months. The Company believes that the deterioration in value is attributable to changes in market interest rates and not in credit quality and considers these losses to be temporary. The Company has the ability and intent to hold these securities until such time as the value recovers or the securities matures and thus believes there are no unrealized losses in its securities portfolio that are other-than-temporary.

At December 31, 2004, the Company had no concentrated investments representing 10% or more of equity capital in the debt securities of any individual state, county or municipal issuer.

The following table presents maturities and weighted average yields of securities based on the carrying value at December 31, 2004.

                                          SECURITIES PORTFOLIO MATURITIES AND YIELDS

                                                         After One But     After Five But
                                                          Within Five        Within Ten
                                     Within One Year         Years             Years         After Ten Years         Total
                                   ------------------  ----------------  -----------------  ------------------  --------------
(Dollars in thousands)              Amount     Yield    Amount   Yield    Amount    Yield    Amount     Yield   Amount   Yield
                                   ---------  -------  --------  ------  ---------  ------  ---------  -------  -------  -----
Available for sale securities
  U. S. Government agencies        $       -        -  $  1,488    2.90  $     497    3.13  $       -        -  $ 1,985   2.95
  State, county and municipal (1)        291     6.34     2,111    5.71      1,822    5.10      1,123     6.05    5,347   5.60
  Mortgage-backed (2)                      -        -       212    3.14      2,348    3.47      4,310     3.94    6,870   3.76
                                   ---------           --------          ---------          ---------           -------

      Total                        $     291     6.34  $  3,811    4.47  $   4,667    4.07  $   5,433     4.38  $14,202   4.34
                                   =========           ========          =========          =========           =======

     (1) Computed on a fully taxable equivalent basis using a federal income tax rate of 34%.
     (2) Maturity categories based upon final stated maturity dates. Average maturity is substantially shorter because of the monthly return of principal on certain securities.

LOAN PORTFOLIO

Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries, and there are no foreign loans.

The amounts of loans outstanding at December 31, 2004 and 2003 are shown in the following table according to type of loan, and the percentage of each category to total loans:

                           LOAN PORTFOLIO COMPOSITION

                                     2004                2003
                               -----------------  ------------------
(Dollars in thousands)         AMOUNT   PERCENT    AMOUNT   PERCENT
                               -------  --------  --------  --------
Real estate - Construction     $ 8,883     15.9%  $  3,553      8.1%
Real estate - Mortgage
    Farmland                       575      1.0      1,259      2.9
    1 - 4 family residential    13,785     24.7     13,023     29.7
    Nonfarm, nonresidential      8,298     14.9      9,401     21.5
Commercial and industrial       20,515     36.8     12,114     27.7
Consumer installment             3,760      6.8      4,438     10.1
                               -------  --------  --------  --------

        Total loans            $55,816    100.0%  $ 43,788    100.0%
                               =======  ========  ========  ========

A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

Commercial and industrial loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral usually consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt-to-worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, more in-depth initial and continuing financial analysis of a commercial borrower's cash flows and other financial information is generally required.

Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some nonfarm, nonresidential real estate. Usually, loan-to-value ratios are limited to 75% and permanent financing commitments are usually required prior to the advancement of loan proceeds. The volume of real estate construction loans can vary significantly in any given period depending on building activity in the local market.

Loans secured by real estate mortgages comprised approximately 57% of the Company's loan portfolio at December 31, 2004. Residential real estate loans consist mainly of first and second mortgages on single family homes.
Loan-to-value ratios for these instruments are generally limited to 80%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 75%. The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

MATURITY DISTRIBUTION OF LOANS

The following table sets forth the maturity distribution of the Company's loans, by type, as of December 31, 2004, as well as the type of interest requirement on such loans.

                                                     One Year     One to     Over Five
(Dollars in thousands)                                or Less   Five Years     Years      Total
                                                     ---------  -----------  ----------  -------
Real estate - Construction                           $   5,661  $     3,136  $       86  $ 8,883
Real estate - Mortgage                                   2,052        9,721      10,144   21,917
Commercial and Industrial                                5,434       13,844       1,237   20,515
Consumer                                                 1,714        2,625         162    4,501
                                                     ---------  -----------  ----------  -------

    Total loans                                      $  14,861  $    29,326  $   11,629  $55,816
                                                     =========  ===========  ==========  =======

Predetermined rate, maturity greater than one year                                       $27,070

Variable rate, maturity greater than one year                                            $13,885

NONPERFORMING LOANS

When a loan is 90 days or more past due as to interest or principal or there is serious doubt as to ultimate collectibility, the accrual of interest income is generally discontinued. Previously accrued interest on loans placed in nonaccrual status is reversed against current income, and subsequent interest income is recognized on a cash basis when received. When the collectibility of a significant amount of principal is in serious doubt, collections are credited first to the remaining principal balance on a cost recovery basis. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

At December 31, 2004, nonaccruing loans consisted of three loans totaling $226,000.

As of December 31, 2004, management believes that in the event of foreclosure on the three loans discussed in the preceding paragraph the Bank will not incur a significant loss on those loans because of the estimated market value of the related collateral. However, there can be no assurance that in the case of liquidation the collateral can be sold for its estimated fair market value or even for an amount at least equal to or greater than the amount owed to the Bank.

Following is a summary of the Company's nonperforming loans at December 31, 2004 and 2003:

          (Dollars in thousands)                     2004    2003
          Nonaccrual loans                          $ 226   $ 194
          Accruing loans 90 days or more past due       -       -
                                                    ------  ------

              Total                                 $ 226   $ 194
                                                    ======  ======

          Percent of total loans                     0.40%   0.44%

The effects of interest income accrued and collected on nonaccruing loans were immaterial to the consolidated financial statements for 2004 and 2003.

As of December 31, 2004, there were no commitments to lend additional funds to debtors owing amounts on impaired loans.

IMPAIRED LOANS

A loan will be considered to be impaired when, in management's judgment based on current information and events, it is probable that the loan's principal or interest will not be collectible in accordance with the terms of the original loan agreement. Impaired loans, when not material, will be carried in the balance sheet at a value not to exceed their observable market price or the fair value of the collateral if the repayment of the loan is expected to be provided solely by the underlying collateral. The carrying values of any material impaired loans will be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium or discount existing at the inception or acquisition of the loan.

Loans which management identifies as impaired generally will be nonperforming loans. Nonperforming loans include nonaccrual loans or loans which are 90 days or more delinquent as to principal or interest payments. At December 31, 2004 and 2003, the Bank had nonaccrual loans of $226,000 and $194,000, respectively. There were no loans 90 days or more past due and still accruing interest and no restructured loans at December 31, 2004 and 2003.

Generally, the accrual of interest will be discontinued on impaired loans and any previously accrued interest on such loans will be reversed against current income. Any subsequent interest income will be recognized on a cash basis when received unless collectibility of a significant amount of principal is in serious doubt. In such cases, collections are credited first to the remaining principal balance on a cost recovery basis. An impaired loan will not be returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

POTENTIAL PROBLEM LOANS

Management reviews and identifies a list of potential problem loans. These are loans that are not included in nonaccrual status or loans that are past due 90 days or more and still accruing interest. A loan is added to the potential problem list when management becomes aware of information about possible credit problems of borrowers that causes doubts as to the ability of such borrowers to comply with the current loan repayment terms. At December 31, 2004, there were no loans identified as potential problem loans.

ALLOWANCE  FOR  LOAN  LOSSES

The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined it is more likely than not that such loans have become uncollectible. Recoveries of previously charged off loans are credited to the allowance. The table, "Summary of Loan Loss Experience", summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

In reviewing the adequacy of the allowance for loan losses at each year end, management considered the historical loan losses experienced by the Company, current economic conditions affecting the borrowers' ability to repay, the volume of loans, the trends in delinquent, nonaccruing, and potential problem loans, and the quality of collateral securing nonperforming and problem loans. After charging off all known losses, management considers the allowance for loan losses adequate to cover its estimate of loan losses inherent in the loan portfolio at December 31, 2004. The increase in the allowance for loan losses as a percent of loans can be attributed to continued growth of the Bank and change in portfolio mix.

In calculating the amount required in the allowance for loan losses, management applies a consistent methodology that is updated quarterly. The methodology utilizes a loan risk grading system and detailed loan reviews to assess credit risks and the overall quality of the loan portfolio. Also, the calculation provides for management's assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio. See "Allowance for Loan Losses" in Note 1 to the consolidated financial statements for further information about the allowance for loan losses.

                                      SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)                                      2004      2003      2002      2001      2000
                                                          --------  --------  --------  --------  --------
Total loans outstanding at end of period                  $55,816   $43,788   $35,061   $31,811   $30,768
                                                          ========  ========  ========  ========  ========

Average loans outstanding                                 $51,404   $42,509   $33,677   $30,997   $29,590
                                                          ========  ========  ========  ========  ========

Balance of allowance for loan losses - beginning          $   450   $   360   $   274   $   254   $   259
                                                          ========  ========  ========  ========  ========

Loans charged off:
  Commercial and industrial                               $     -   $     -   $   225   $     -   $    46
  Consumer installment                                         36        11        48        15         7
                                                          --------  --------  --------  --------  --------

    Total charge offs                                          36        11       273        15        53
                                                          --------  --------  --------  --------  --------

Recoveries of previous charge offs:
  Consumer installment                                          5         5         2         1         1
                                                          --------  --------  --------  --------  --------

    Total recoveries                                            5         5         2         1         1
                                                          --------  --------  --------  --------  --------

Net charge offs                                                31         6       271        14        52
                                                          --------  --------  --------  --------  --------

Additions to allowance charged to expense                     206        96       357        34        47
                                                          --------  --------  --------  --------  --------

Balance of allowance for loan losses - ending             $   625   $   450   $   360   $   274   $   254
                                                          ========  ========  ========  ========  ========

    Net charge offs to average loans                         0.06%     0.01%     0.80%     0.05%     0.18%
    Net charge offs to loans at end of period                0.06%     0.01%     0.77%     0.04%     0.17%
    Allowance for loan losses to average loans               1.22%     1.06%     1.07%     0.88%     0.86%
    Allowance for loan losses to loans at end of period      1.12%     1.03%     1.03%     0.86%     0.83%
    Net charge offs to allowance for loan losses             4.96%     1.33%    75.28%     5.11%    20.47%
    Net charge offs to provision for loan losses            15.05%     6.25%    75.91%    41.18%   110.64%

The following table presents the allocation of the allowance for loan losses at the end of each of the last two years, compared with the percent of loans in the applicable categories to total loans. The allowance is, however, available to support losses in all categories.

                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                             2004               2003
                                       -----------------  -----------------
(Dollars in thousands)                 Amount   Percent   Amount   Percent
                                       -------  --------  -------  --------
Commercial and industrial              $   230     36.8%  $   125     27.8%
Real estate - construction                  99     15.8        36      8.0
Real estate - mortgage                     253     40.5       243     54.0
Consumer installment                        43      6.9        46     10.2
                                       -------  --------  -------  --------

    Total allowance                    $   625    100.0%  $   450    100.0%
                                       =======  ========  =======  ========

DEPOSITS

The average amounts and percentage composition of deposits held by the Company for each of the past two years are summarized below:

                                AVERAGE DEPOSITS

                                                   2004               2003
                                             -----------------  -----------------
     (Dollars in thousands)                  Amount   Percent   Amount   Percent
                                             -------  --------  -------  --------
     Noninterest bearing demand              $ 8,510    12.74%  $ 8,155    12.67%
     Interest bearing transaction accounts    23,394    35.02    23,441    36.42
     Savings accounts                          7,891    11.81     7,240    11.25
     Time deposits of $100,000 or over        11,079    16.59     9,321    14.48
     Other time                               15,923    23.84    16,214    25.18
                                             -------  --------  -------  --------

           Total deposits                    $66,797   100.00%  $64,371   100.00%
                                             =======  ========  =======  ========

As of December 31, 2004, there were approximately $11,400,000 in time deposits of $100,000 or more with approximately $4,240,000 maturing within three months, $3,541,000 maturing over three through six months, $2,092,000 maturing over six through twelve months, and $1,527,000 maturing after one year. Average time deposits $100,000 and over comprised approximately 16.59% of total average deposits during 2004 and approximately 14.48% of total average deposits during 2003. The majority of time deposits $100,000 and over is acquired from customers within the Company's local market area. Such deposits generally are acquired in the normal course of business. The Company does not purchase brokered deposits. While most of the large time deposits are acquired from customers with standing banking relationships, it is a common industry practice not to consider these types of deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and therefore such deposits have the characteristics of shorter-term purchased funds. Time deposits $100,000 and over involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity.

Total deposits as of December 31, 2004 were approximately $67,973,000, a $5,301,000 or 8.46% increase from December 31, 2003. Management believes that the majority of the increase in deposits was attributable to its ability to compete successfully for deposits in the local service areas through its marketing efforts, offers of attractive interest rates for deposit accounts and its reputation for excellent customer service.

RETURN ON EQUITY AND ASSETS

The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for the years ended December 31, 2004 and 2003.

                                             2004    2003
                                            ------  ------
          Return on assets                   1.37%   1.06%
          Return on equity                  12.74%   9.68%
          Dividend payout ratio             38.83%  66.78%
          Equity to assets ratio            10.77%  10.15%

LIQUIDITY

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be immediately converted into cash at minimal cost (amounts due from banks and federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus of liquidity management being on the ability to obtain deposits within the Company's market area. Core deposits (total deposits, less time deposits of $100,000 and over) provide a relatively stable funding base, and the average of these deposits represented 73.4% of average total assets during 2004 compared with 76.5% during 2003.

The banking subsidiary had available at the end of 2004 unused short-term lines of credit to purchase up to $2,400,000 of federal funds from unrelated correspondent institutions. Additionally, the Bank has undrawn long-term debt availability from the FHLB of approximately $28,000,000. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold. Available for sale securities, particularly those maturing within one year, provide a secondary source of liquidity. In addition, funds from maturing loans are a source of liquidity.

The Company's ability to meet its cash obligations or to pay any possible future cash dividends to shareholders is dependent primarily on the successful operation of the Bank and its ability to pay cash dividends to the Company. Any of the Bank's cash dividends in an amount exceeding current year-to-date earnings are subject to the prior approval of the South Carolina Commissioner of Banking. In addition, dividends paid by the Bank to the Company would be prohibited if such payment would cause the Bank's capital to be reduced below applicable minimum regulatory requirements. Under Federal Reserve Board regulations, the amounts of loans or advances from the banking subsidiary to the Company are also restricted.

Management believes that the overall liquidity sources of both the Company and the Bank are adequate to meet their operating needs in the ordinary course of business.

OFF-BALANCE  SHEET  RISK

The Company's off-balance sheet arrangements presently include only contractual commitments of the Bank to extend credit in the ordinary course of its business activities. These commitments are legally binding agreements to lend money to customers of the Bank at predetermined interest rates for a specified period of time as long as there is no violation of any condition in the contract. These commitments have elements of credit risk in excess of the amount recognized in the balance sheet. Generally, the same credit policies used for on-balance sheet arrangements, such as loans, are used in extending such commitments. At December 31, 2004, the Bank had issued commitments to extend credit of $14,667,000 through various types of lending. A significant portion of these commitments will expire within one year. Past experience indicates that many of these commitments to extend credit will expire unused; therefore, the total amount of loan commitments does not necessarily represent future cash requirements.

However, as described in "Liquidity," the Company believes that it has adequate sources of liquidity to fund commitments that are drawn upon by the borrower.

The Company had standby letters of credit totaling $37,000 outstanding at December 31, 2004. There were no standby letters of credit outstanding at December 31, 2003.

Neither the Company nor the Bank are involved in other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or other commitments or significantly impact earnings.

CAPITAL RESOURCES

Shareholders' equity increased by $569,000 and $149,000 during 2004 and 2003, respectively.

The Company in 1999 established a dividend reinvestment program to provide shareholders with the opportunity to reinvest automatically all or a portion of their cash dividends into additional shares of the Company's common stock. Reinvestment of dividends in 2004 resulted in an increase of $46,000 in shareholders' equity. Also during 1999, the Company initiated a limited program to redeem shares of its stock held by not-for-profit organizations. During 2004, repurchases and retirements of common stock reduced shareholders' equity by $77,000.

During 2004, net income increased shareholders' equity by $1,041,000, cash dividends decreased shareholders' equity by $405,000 and unrealized losses on available for sale securities decreased shareholders' equity by $36,000.

The Company and the Bank are each subject to regulatory risk-based capital adequacy standards. Under these standards, bank holding companies and banks are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), federal bank regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank or bank holding company. If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated. Unrealized holding gains and losses on available for sale securities are generally excluded for purposes of calculating regulatory capital ratios. However, the extent of any unrealized appreciation or depreciation on securities will continue to be a factor that regulatory examiners consider in their overall assessment of capital adequacy.

Quantitative measures established by regulation to ensure capital adequacy require both the Company and the Bank to maintain minimum amounts and ratios set forth in the table below of Total and Tier 1 Capital, as defined in the regulation, to risk weighted assets, as defined, and of Tier 1 Capital, as defined, to average assets, as defined. Management believes, as of December 31, 2004 and 2003, that the Company and the Bank exceeded all capital adequacy minimum requirements to which they were subject.

To be categorized as well capitalized, the Company and the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. The federal regulators may also categorize the Company or the Bank as less than well capitalized based on subjective criteria. Management knows of no conditions or events that would cause the Company or the Bank to be categorized as less than well capitalized.

                                            RISK-BASED CAPITAL RATIO

                                                                                         To be Well-Capitalized
                                                                                              Under Prompt
                                                                    For Capital            Corrective Action
                                                    Actual       Adequacy Purposes             Provisions
                                               ---------------  --------------------  --------------------------
(Dollars in thousands)                         Amount   Ratio    Amount      Ratio       Amount         Ratio
                                               -------  ------  ---------  ---------  -------------  -----------
             DECEMBER 31, 2004

THE COMPANY
  Total capital to risk-weighted assets        $ 9,146  14.31%  $   5,113       8.0%  $       6,391        10.0%
  Tier 1 capital to risk-weighted assets         8,521  13.33       2,556       4.0           3,834         6.0
  Tier 1 capital to average assets (leverage)    8,521  10.45       2,447       3.0           4,078         5.0

CLOVER COMMUNITY BANK
  Total capital to risk-weighted assets        $ 8,585  13.43%  $   5,113       8.0%  $       6,391        10.0%
  Tier 1 capital to risk-weighted assets         7,960  12.46       2,556       4.0           3,834         6.0
  Tier 1 capital to average assets (leverage)    7,960   9.76       2,447       3.0           4,078         5.0

             DECEMBER 31, 2003

THE COMPANY
  Total capital to risk-weighted assets        $ 7,772  15.76%  $   3,945       8.0%  $       4,931        10.0%
  Tier 1 capital to risk-weighted assets         7,322  14.85       1,974       4.0           2,961         6.0
  Tier 1 capital to average assets (leverage)    7,322  10.25       2,144       3.0           3,573         5.0

CLOVER COMMUNITY BANK
  Total capital to risk-weighted assets        $ 7,772  15.76%  $   3,945       8.0%  $       4,931        10.0%
  Tier 1 capital to risk-weighted assets         7,322  14.85       1,974       4.0           2,961         6.0
  Tier 1 capital to average assets (leverage)    7,322  10.25       2,144       3.0           3,573         5.0

INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same. While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

IMPACT  OF  RECENT  ACCOUNTING  CHANGES

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company:

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 was generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the financial condition or operating results of the Company.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns, or both. FIN No. 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN No. 46 provides guidance for determining whether an entity qualifies as a variable interest entity by considering, among other considerations, whether the entity lacks sufficient equity or its equity holders lack adequate decision-making ability. The consolidation requirements of FIN No. 46 applied immediately to variable interest entities created after January 31, 2003. The consolidation requirements applied to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements applied to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN No. 46 did not have a material effect on the Company's financial position or results of operations.

In November 2003, the Emerging Issues Task Force ("EITF") reached a consensus that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under SFAS No. 115 and SFAS No. 124 that are impaired at the balance sheet date but for which other-than-temporary impairment has not been recognized. Accordingly the EITF issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This issue addresses the meaning of other-than-temporary impairment and its application to investments classified as either available for sale or held to maturity under SFAS No. 115 and provides guidance on quantitative and qualitative disclosures. The disclosure requirements of EITF No. 03-1 are effective for annual financial statements for fiscal years ending after June 15, 2004. The effective date for the measurement and recognition guidance of EITF No. 03-1 has been delayed. The FASB staff has issued a proposed Board-directed FASB Staff Position ("FSP"), FSP EITF 03-1-a, Implementation Guidance for the Application of Paragraph 16 of Issue No. 03-1. The proposed FSP would provide implementation guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under the measurement and recognition requirements of EITF No. 03-1. The delay of the effective date for the measurement and recognition requirements of EITF No. 03-1 will be superseded concurrent with the final issuance of FSP EITF 03-1-a. Adopting the disclosure provisions of EITF No. 03-1 did not have any impact on the Company's financial position or results of operations.

In March 2004, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 105, Application of Accounting Principles to Loan Commitments, to inform registrants of the Staff's view that the fair value of the recorded loan commitments should not consider the expected future cash flows related to the associated servicing of the future loan. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The Staff will not object to the application of existing accounting practices to loan commitments accounted for as derivatives that are entered into on or before March 31, 2004, with appropriate disclosures. The Company adopted the provisions of SAB No. 105 on April 1, 2004. The adoption of SAB No. 105 did not have a material impact on the Company's financial condition or results of operations.

Other accounting standards that have been issued or proposed by the Public Company Accounting Oversight Board ("PCAOB") or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To  the  Shareholders  and  Board  of  Directors
CLOVER  COMMUNITY  BANKSHARES,  INC.  AND  SUBSIDIARY
Clover,  South  Carolina


          We have audited the accompanying consolidated balance sheets of CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  Elliott  Davis,  LLC
Greenville,  South  Carolina
February  11,  2005

                      CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY
                                CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                     2004          2003
                                                                 ------------  ------------
ASSETS
  Cash and cash equivalents:
    Cash and due from banks                                      $ 1,383,919   $ 2,561,973
    Interest-earning deposits in other banks                          20,763        14,851
    Federal funds sold                                             6,750,000     3,371,000
                                                                 ------------  ------------
      Total cash and cash equivalents                              8,154,682     5,947,824
                                                                 ------------  ------------

  Investment securities:
    Securities available for sale                                 14,201,616    18,398,485
    Nonmarketable equity securities                                  371,900       250,000
                                                                 ------------  ------------
      Total investment securities                                 14,573,516    18,648,485
                                                                 ------------  ------------

  Loans receivable                                                55,816,104    43,788,077
    Less allowance for loan losses                                  (624,965)     (449,541)
                                                                 ------------  ------------
      Loans, net                                                  55,191,139    43,338,536
                                                                 ------------  ------------

  Premises, furniture and equipment, net                           2,193,674     2,307,793
  Accrued interest receivable                                        341,435       321,943
  Other assets                                                       472,696       428,527
                                                                 ------------  ------------
      Total assets                                               $80,927,142   $70,993,108
                                                                 ============  ============

LIABILITIES
  Deposits:
    Noninterest-bearing                                          $ 8,845,397   $ 9,348,902
    Interest-bearing                                              59,127,972    53,323,266
                                                                 ------------  ------------
      Total deposits                                              67,973,369    62,672,168

    Advances from Federal Home Loan Bank                           4,000,000             -
    Accrued interest payable                                         256,210       202,073
    Other liabilities                                                 90,938        80,384
                                                                 ------------  ------------
      Total liabilities                                           72,320,517    62,954,625
                                                                 ------------  ------------

COMMITMENTS AND CONTINGENCIES - NOTE 12                                    -             -

SHAREHOLDERS' EQUITY
  Common stock, par value $.01 per share, 10,000,000 shares
    authorized and outstanding - 1,011,056 and 1,012,779 shares
    for 2004 and 2003, respectively                                   10,111        10,128
  Capital surplus                                                  3,385,909     3,417,261
  Retained earnings                                                5,124,541     4,488,686
  Accumulated other comprehensive income                              86,064       122,408
                                                                 ------------  ------------
      Total shareholders' equity                                   8,606,625     8,038,483
                                                                 ------------  ------------
      Total liabilities and shareholders' equity                 $80,927,142   $70,993,108
                                                                 ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF INCOME

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                        ------------------------------------
                                                               2004               2003
                                                        -------------------  ---------------
INTEREST INCOME:
  Loans, including fees                                 $         3,614,956  $     2,918,743
  Interest-earning deposits in other banks                              360            1,326
  Investment securities:
    Taxable                                                         346,086          409,035
    Tax-exempt                                                      209,721          213,067
    Nonmarketable equity securities                                   8,717            9,818
  Federal funds sold                                                 61,551           84,292
                                                        -------------------  ---------------
      Total interest income                                       4,241,391        3,636,281
                                                        -------------------  ---------------

INTEREST EXPENSE:
  Time deposits $100,000 and over                                   215,931          197,276
  Other deposits                                                    530,260          589,836
  Federal funds purchased                                                95                -
  Advances from Federal Home Loan Bank                               29,441           49,201
                                                        -------------------  ---------------
      Total interest expense                                        775,727          836,313
                                                        -------------------  ---------------

      Net interest income                                         3,465,664        2,799,968

PROVISION FOR LOAN LOSSES                                           206,000           96,000
                                                        -------------------  ---------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               3,259,664        2,703,968
                                                        -------------------  ---------------
NONINTEREST INCOME:
  Service charges on deposit accounts                               908,551          770,763
  Credit life insurance commissions                                   7,755            3,077
  Gain on sale of securities available for sale                         740                -
  Other                                                              64,123           58,367
                                                        -------------------  ---------------
      Total noninterest income                                      981,169          832,207
                                                        -------------------  ---------------

NONINTEREST EXPENSE:
  Salaries and employee benefits                                  1,503,745        1,366,756
  Net occupancy                                                     146,128          126,389
  Furniture and equipment                                           314,432          279,338
  Printing, postage and stationery                                  133,710          148,882
  Professional services                                              99,037          103,574
  Data processing                                                    99,058           82,105
  ATM/Debit card                                                     82,843           67,844
  Directors fees                                                     42,500           46,000
  Other operating                                                   323,417          222,934
                                                        -------------------  ---------------
      Total noninterest expense                                   2,744,870        2,443,822
                                                        -------------------  ---------------

INCOME BEFORE INCOME TAXES                                        1,495,963        1,092,353

Income tax expense                                                  455,000          326,825
                                                        -------------------  ---------------
NET INCOME                                              $         1,040,963  $       765,528
                                                        ===================  ===============

EARNINGS PER SHARE
  Weighted average number of common shares outstanding            1,012,216        1,014,665
  Basic earnings per share                              $              1.03  $          0.75

   The accompanying notes are an integral part of these consolidated financial statements.

                                   CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                               AND COMPREHENSIVE INCOME
                                    FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                           ACCUMULATED
                                                                                              OTHER
                                             COMMON STOCK        CAPITAL     RETAINED     COMPREHENSIVE
                                          SHARES      AMOUNT     SURPLUS     EARNINGS     INCOME (LOSS)      TOTAL
                                       ------------  --------  -----------  -----------  ---------------  -----------

BALANCE, DECEMBER 31, 2002               1,014,581   $10,146   $3,454,709   $4,230,403   $      194,500   $7,889,758
                                                                                                          -----------
Net income                                       -         -            -      765,528                -      765,528

Other comprehensive loss:
  Net unrealized holding losses on
  securities available for sale, net
  of income tax benefit of $(40,374)             -         -            -            -          (72,092)     (72,092)
                                                                                                          -----------
Comprehensive income                                                                                         693,436

Cash dividends declared - $0.50
  per share                                      -         -            -     (507,245)               -     (507,245)

Sale of common stock under
  dividend reinvestment plan                 2,198        22       62,552            -                -       62,574

Repurchase and retirement of
  common stock                              (4,000)      (40)    (100,000)           -                -     (100,040)
                                       ------------  --------  -----------  -----------  ---------------  -----------

BALANCE, DECEMBER 31, 2003               1,012,779    10,128    3,417,261    4,488,686          122,408    8,038,483
                                                                                                          -----------
Net income                                       -         -            -    1,040,963                -    1,040,963

Other comprehensive loss:
  Net unrealized holding losses on
  securities available for sale, net
  of income tax benefit of $(20,355)             -         -            -            -          (36,344)     (36,344)
                                                                                                          -----------
Comprehensive income                                                                                       1,004,619

Cash dividends declared - $0.40                  -         -            -     (405,108)               -     (405,108)
  per share

Sale of common stock under
  dividend reinvestment plan                 1,561        16       45,889            -                -       45,905

Repurchase and retirement of
  common stock                              (3,284)      (33)     (77,241)           -                -      (77,274)
                                       ------------  --------  -----------  -----------  ---------------  -----------

BALANCE, DECEMBER 31, 2004               1,011,056   $10,111   $3,385,909   $5,124,541   $       86,064   $8,606,625
                                       ============  ========  ===========  ===========  ===============  ===========

               The accompanying notes are an integral part of these consolidated financial statements.

                                     CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                       --------------------------------------
                                                                               2004                2003
                                                                       --------------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $         1,040,963   $       765,528
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses                                                      206,000            96,000
    Depreciation                                                                   213,029           172,361
    Increase in deferred loan fees and costs                                         6,629             5,489
    Discount accretion and premium amortization                                     25,599            41,956
    Deferred income tax expense (benefit)                                           13,257            (9,512)
    Gain on sale of securities available for sale                                     (740)                -
    Increase in accrued interest receivable                                        (19,492)          (49,883)
    Increase (decrease) in accrued interest payable                                 54,137            (1,025)
    Increase in other assets                                                       (57,426)          (88,861)
    Increase in other liabilities                                                   30,909            10,430
                                                                       --------------------  ----------------
        Net cash provided by operating activities                                1,512,865           942,483
                                                                       --------------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available for sale                                    (2,006,536)      (11,073,596)
  Maturities of securities available for sale                                    4,683,521         9,054,271
  Proceeds from sales of securities available for sale                           1,438,326                 -
  Purchase of nonmarketable equity securities                                     (121,900)                -
  Net increase in loans made to customers                                      (12,065,232)       (8,739,151)
  Purchase of premises, furniture and equipment                                    (98,910)         (198,616)
                                                                       --------------------  ----------------
        Net cash used for investing activities                                  (8,170,731)      (10,957,092)
                                                                       --------------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, interest-bearing
    transaction accounts and savings accounts                                    2,661,071        11,202,882
  Net increase in certificates of deposit and other time deposits                2,640,130         2,778,488
  Borrowings (repayments) of advances from Federal Home Loan Bank                4,000,000        (4,000,000)
  Cash dividends paid                                                             (405,108)         (507,245)
  Sales of common stock under dividend reinvestment plan                            45,905            62,574
  Repurchase and retirement of common stock                                        (77,274)         (100,040)
                                                                       --------------------  ----------------
        Net cash provided by financing activities                                8,864,724         9,436,659
                                                                       --------------------  ----------------
        Net increase (decrease) in cash and cash equivalents                     2,206,858          (577,950)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                     5,947,824         6,525,774
                                                                       --------------------  ----------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 $         8,154,682   $     5,947,824
                                                                       ====================  ================

                 The accompanying notes are an integral part of these consolidated financial statements.

                CLOVER COMMUNITY BANKSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

ORGANIZATION - Clover Community Bankshares, Inc. (the "Company"), a bank holding company, and its wholly-owned subsidiary, Clover Community Bank (the "Bank"), are engaged in providing domestic commercial banking services from their headquarters office in Clover, South Carolina and from a branch office in Lake Wylie, South Carolina. The Company is a South Carolina corporation and the Bank is a state chartered commercial bank with its deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Therefore, the Company and its bank subsidiary operate under the supervision, rules and regulations of the Federal Reserve Board, FDIC and South Carolina State Board of Financial Institutions. The Company was incorporated on March 4, 1998 and the Bank was organized in 1986 and first commenced commercial operations on October 1, 1987.

Clover Community Bank is a community-oriented institution offering a full range of traditional banking services, with the exception of trust services. Substantially all of its loans are made to individuals and businesses within the Clover and Lake Wylie areas of York County, South Carolina. The Bank has a diversified loan portfolio and borrowers' abilities to repay are not dependent upon any specific economic sector. Also, substantially all of its deposits are acquired within its local market area and no brokered deposits are accepted.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION - The consolidated financial statements include the accounts of the Company and the Bank after elimination of all significant intercompany balances and transactions.

USE OF ESTIMATES - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as amounts of income and expenses during the reporting period. Actual results could differ significantly from those estimates.

INVESTMENT SECURITIES - Equity securities that have readily determinable fair values and all debt securities are classified generally at the time of purchase into one of three categories: held to maturity, trading or available for sale. Debt securities which the Company has the positive intent and ability to hold to ultimate maturity are classified as held to maturity and accounted for at amortized cost. Debt and equity securities that are bought and held primarily for sale in the near term are classified as trading and are accounted for on an estimated fair value basis, with unrealized gains and losses included in other income. However, the Company has never held any securities for trading purposes. Securities not classified as either held to maturity or trading are classified as available for sale and are accounted for at estimated fair value. Unrealized holding gains and losses on available for sale securities are excluded from earnings and recorded as other comprehensive income, net of applicable income tax effects. Dividend and interest income, including amortization of any premium or accretion of discount arising at acquisition, is included in earnings for all three categories of securities. Realized gains and losses on all categories of securities are included in other operating income, based on the amortized cost of the specific security on a trade date basis.

NONMARKETABLE EQUITY SECURITIES - Nonmarketable equity securities consist of restricted securities, which are carried at cost. Management periodically evaluates these securities for impairment, with any appropriate downward valuation adjustments being made when necessary.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
----------------------------------------------------------------------

LOANS RECEIVABLE AND INTEREST INCOME - Loans are carried at principal amounts outstanding, increased or reduced by deferred net loan costs or fees. Interest income on loans is recognized using the interest method based upon the principal amounts outstanding. Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are deferred and amortized as an adjustment of the related loan's yield. Generally, these amounts are amortized over the contractual life of the related loans or commitments. A loan is considered to be impaired when, in management's judgment based on current information and events, it is probable that the obligation's principal or interest will not be collectible in accordance with the terms of the original loan agreement. Impaired loans, when not material, are carried in the balance sheet at a value not to exceed their observable market price or the fair value of the collateral if the repayment of the loan is expected to be provided solely by the underlying collateral. The carrying value of any material impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium or discount existing at the inception or acquisition of the loan. Generally, the accrual of interest is discontinued on impaired loans and any previously accrued interest on such loans is reversed against current income. Any subsequent interest income is recognized on a cash basis when received unless collectibility of a significant amount of principal is in serious doubt. In such cases, collections are credited first to the remaining principal balance on a cost recovery basis. An impaired loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

ALLOWANCE FOR LOAN LOSSES - An allowance for possible loan losses is maintained at a level deemed appropriate by management to adequately provide for known and estimated losses inherent in the loan portfolio. When management determines that a loan will not perform substantially as agreed, a review of the loan is initiated to ascertain whether it is more likely than not that a loss has occurred. If it is determined that a loan is uncollectible, the estimated amount of the loss is charged off and deducted from the allowance. The provision for possible loan losses and recoveries on loans previously charged off are added to the allowance. Determining the amount and adequacy of the allowance for loan losses involves estimating uncertain future events and their effects based on judgment applied to currently known facts and circumstances. Changes in the estimated allowance for loan losses necessitated as new events occur or more information is obtained are accounted for as changes in accounting estimates in the accounting period in which the change occurs.

Management considers the Company's historical loan loss experience, current national and local economic conditions affecting the borrowers' ability to repay, the volume of loans, the trends in delinquent, impaired and potential problem loans, and the amount and quality of collateral securing such loans in reviewing the adequacy of the allowance for loan losses. In calculating its estimate, management applies a consistent methodology that is updated quarterly. The calculation involves applying various estimated percentage factors to the loan portfolio categorized by purpose and type of underlying collateral and utilizing assessed risk grades from the Company's ongoing system of detailed loan reviews. For some loans, particularly those identified as impaired or a potential problem, specific allocations are made in the calculation.

PREMISES, FURNITURE AND EQUIPMENT - Premises, furniture and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed predominantly using the straight-line method. Rates of depreciation are generally based on the following estimated useful lives: building - 31.5 years; furniture and equipment - 5 to 7 years. The cost of assets sold or otherwise disposed of, and the related allowance for depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the consolidated statements of income. Maintenance and repairs are charged to current expense as incurred and the costs of major renewals and improvements are capitalized.


                                                                     (Continued)

--------------------------------------------------------------

ADVERTISING - The Company expenses advertising and promotion costs as incurred.

INCOME TAXES - The Company uses an asset and liability approach for financial accounting and reporting of deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities as measured by the current tax rates which are assumed in effect when these differences reverse. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. Deferred income tax expense or credit is the result of changes in deferred tax assets and liabilities.

EARNINGS PER SHARE - Earnings per share is calculated by dividing net income by the weighted average number of shares of the Company's common stock outstanding during the period. The Company has no potential dilutive common shares, stock options or warrants outstanding and therefore has not presented diluted earnings per share.

COMPREHENSIVE INCOME - Comprehensive income consists of net income for the current period and other comprehensive income, defined as income, expenses, gains and losses that bypass the consolidated statement of income and are reported directly in a separate component of shareholders' equity. The Company classifies and reports items of other comprehensive income or loss by their nature, reports total comprehensive income or loss in the consolidated statement of changes in shareholders' equity and comprehensive income, and displays the accumulated balance of other comprehensive income or loss separately in the shareholders' equity section of the consolidated balance sheet. The components of other comprehensive income or loss and related tax effects are as follows:

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                       2004                2003
                                                                -------------------  -----------------
  Unrealized losses on securities available for sale            $          (55,959)  $       (112,466)
  Reclassification adjustment for gains realized in net income                (740)                 -
                                                                -------------------  -----------------
  Net unrealized losses on securities available for sale                   (56,699)          (112,466)
  Tax effect                                                                20,355             40,374
                                                                -------------------  -----------------
  Net-of-tax amount                                             $          (36,344)  $        (72,092)
                                                                ===================  =================

CONSOLIDATED STATEMENT OF CASH FLOWS - The consolidated statement of cash flows reports net cash provided or used by operating, investing and financing activities and the net effect of those cash flows on cash and cash equivalents. Cash equivalents include amounts due from banks and federal funds sold and generally have an original maturity of three months or less.

The following summarizes supplemental cash flow information for the years ended December 31, 2004 and 2003:

                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                   --------------------------------------
                                                                          2004                2003
                                                                   -------------------  -----------------
  CASH PAID FOR:
    Interest                                                       $          721,590   $        836,313
    Income taxes                                                              404,300            389,244

  SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
    Change in unrealized gain or loss on securities available for
      sale, net of tax                                             $          (36,344)  $        (72,092)


                                                                     (Continued)

--------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information, whether or not recognized in the balance sheets, when it is practical to estimate the fair value. SFAS No. 107 defines a financial instrument as cash, evidence of an ownership interest in an entity or contractual obligations, which require the exchange of cash or other financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Company's common stock, premises, furniture and equipment and other assets and liabilities.

Estimates of the fair value of financial instruments are made at a specific point in time based on relevant market information about the instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no active trading market exists for a significant portion of the Company's financial instruments, fair value estimates are based on management's judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value approximates carrying value for the following financial instruments due to the short-term nature of the instrument: cash and due from banks, interest-bearing deposits in other banks and federal funds sold.

Investment securities are valued using quoted market prices. Fair value for the Company's off-balance sheet financial instruments is based on the discounted present value of the estimated future cash flows. The carrying value of nonmarketable equity securities is considered a reasonable estimate of fair value since no ready market exists for these securities and it has no quoted market value; however, redemption of this stock has historically been at par value.

Fair value for variable rate loans that reprice frequently, credit card receivables and lines of credit is based on the carrying value. Fair value for fixed rate mortgage loans, personal loans, and all other loans (primarily commercial) is based on the discounted present value of the estimated future cash flows. Discount rates used in these computations approximate the rates currently offered for similar loans of comparable terms and credit quality.

Fair value for demand deposit accounts and interest-bearing accounts with no fixed maturity date is equal to the carrying value. The fair value of certificate of deposit accounts is estimated by discounting cash flows from expected maturities using current interest rates on similar instruments.

Fair value for advances from the Federal Home Loan Bank ("FHLB") is estimated at the carrying amount for variable rate advance as the rates approximate rates currently offered for similar borrowings of comparable terms and credit quality. For fixed rate advances, fair value is estimated by discounting cash flows from maturities using current interest rates on similar instruments.

Fair value of off balance sheet investments is based on fees currently charged to enter into similar agreements; taking into account the remaining terms of the agreements and the counterparties' credit standing.

RECLASSIFICATIONS - Certain captions and amounts in the 2003 consolidated financial statements were reclassified to conform with the 2004 presentation. These reclassifications had no impact on previously reported net income or retained earnings.


                                                                     (Continued)

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
----------------------------------------------------------------------

RECENTLY ISSUED ACCOUNTING STANDARDS - The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company:

     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 was generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have any impact on the financial condition or operating results of the Company.

     In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns, or both. FIN No. 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN No. 46 provides guidance for determining whether an entity qualifies as a variable interest entity by considering, among other considerations, whether the entity lacks sufficient equity or its equity holders lack adequate decision-making ability. The consolidation requirements of FIN No. 46 applied immediately to variable interest entities created after January 31, 2003. The consolidation requirements applied to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements applied to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN No. 46 did not have any impact on the Company's financial position or results of operations.

     In November 2003, the Emerging Issues Task Force ("EITF") reached a consensus that certain quantitative and qualitative disclosures should be required for debt and marketable equity securities classified as available for sale or held to maturity under SFAS No. 115 and SFAS No. 124 that are impaired at the balance sheet date but for which other-than-temporary impairment has not been recognized. Accordingly the EITF issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This issue addresses the meaning of other-than-temporary impairment and its application to investments classified as either available for sale or held to maturity under SFAS No. 115 and provides guidance on quantitative and qualitative disclosures. The disclosure requirements of EITF No. 03-1 are effective for annual financial statements for fiscal years ending after June 15, 2004. The effective date for the measurement and recognition guidance of EITF No. 03-1 has been delayed. The FASB staff has issued a proposed Board-directed FASB Staff Position ("FSP"), FSP EITF 03-1-a, Implementation Guidance for the Application of Paragraph 16 of Issue No. 03-1. The proposed FSP would provide implementation guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under the measurement and recognition requirements of EITF No. 03-1. The delay of the effective date for the measurement and recognition requirements of EITF No. 03-1 will be superseded concurrent with the final issuance of FSP EITF 03-1-a. Adopting the disclosure provisions of EITF No. 03-1 did not have any impact on the Company's financial position or results of operations.


                                                                     (Continued)

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
----------------------------------------------------------------------

     In March 2004, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 105, Application of Accounting Principles to Loan Commitments, to inform registrants of the Staff's view that the fair value of the recorded loan commitments should not consider the expected future cash flows related to the associated servicing of the future loan. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The Staff will not object to the application of existing accounting practices to loan commitments accounted for as derivatives that are entered into on or before March 31, 2004, with appropriate disclosures. The Company adopted the provisions of SAB No. 105 on April 1, 2004. The adoption of SAB No. 105 did not have any impact on the Company's financial condition or results of operations.

Other accounting standards that have been issued or proposed by the Public Company Accounting Oversight Board ("PCAOB") or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

RISKS AND UNCERTAINTIES - In the normal course of its business the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Company's loan and investments securities portfolios that results from a borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators' judgments based on information available to them at the time of their examination.

NOTE 2 - CASH AND DUE FROM BANKS
--------------------------------

Banks are generally required by regulation to maintain an average cash reserve balance based on a percentage of deposits. The average amounts of the cash reserve balances at December 31, 2004 and 2003 were approximately $406,000 and $332,000, respectively.

NOTE 3 - SECURITIES AVAILABLE FOR SALE
--------------------------------------

The amortized cost and estimated fair values of securities available for sale at December 31, 2004 and 2003 were as follows:

                                            GROSS UNREALIZED     ESTIMATED
                              AMORTIZED   --------------------      FAIR
DECEMBER 31, 2004               COST        GAINS     LOSSES       VALUE
                             -----------  ---------  ---------  -----------
U.S. Government agencies     $ 2,000,000  $       -  $  14,531  $ 1,985,469
State, county and municipal    5,192,301    164,927     10,680    5,346,548
Mortgage-backed securities     6,875,049     16,473     21,923    6,869,599
                             -----------  ---------  ---------  -----------
    TOTAL                    $14,067,350  $ 181,400  $  47,134  $14,201,616
                             ===========  =========  =========  ===========


                                                                     (Continued)

-------------------------------------------------

                                            GROSS UNREALIZED     ESTIMATED
                              AMORTIZED   --------------------      FAIR
DECEMBER 31, 2003               COST        GAINS     LOSSES       VALUE
                             -----------  ---------  ---------  -----------
U.S. Government agencies     $ 3,002,579  $  10,704  $  18,906  $ 2,994,377
State, county and municipal    5,288,050    225,230      9,416    5,503,864
Mortgage-backed securities     9,916,890     35,972     52,618    9,900,244
                             -----------  ---------  ---------  -----------
    TOTAL                    $18,207,519  $ 271,906  $  80,940  $18,398,485
                             ===========  =========  =========  ===========

The following table shows gross unrealized losses and related fair values, aggregated by investment category, and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004.

                               LESS THAN 12 MONTHS      12 MONTHS OR MORE             TOTAL
                             -----------------------  ----------------------  -----------------------
                                FAIR     UNREALIZED     FAIR     UNREALIZED      FAIR     UNREALIZED
                               VALUE       LOSSES       VALUE      LOSSES       VALUE       LOSSES
                             ----------  -----------  ---------  -----------  ----------  -----------
U.S. Government agencies     $1,488,438  $    11,562  $ 497,031  $     2,969  $1,985,469  $    14,531
State, county and municipal     863,178       10,680          -            -     863,178       10,680
Mortgage-backed securities    4,546,105       17,926    473,592        3,997   5,019,697       21,923
                             ----------  -----------  ---------  -----------  ----------  -----------
Total                        $6,897,721  $    40,168  $ 970,623  $     6,966  $7,868,344  $    47,134
                             ==========  ===========  =========  ===========  ==========  ===========

Securities classified as available for sale are recorded at fair market value. At December 31, 2004, the amounts included in the category "twelve months or more" in the above table consisted of one U.S. Government agency and two mortgage-backed securities in a continuous loss position for twelve months. The Company believes that the deterioration in value is attributable to changes in market interest rates and not in credit quality and considers these losses to be temporary. The Company has the ability and intent to hold these securities until such time as the value recovers.

The following is a summary of maturities of securities available for sale as of December 31, 2004 and 2003. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

                                                     DECEMBER 31,
                                  --------------------------------------------------
                                            2004                      2003
                                  ------------------------  ------------------------
                                   AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED
                                     COST      FAIR VALUE      COST      FAIR VALUE
                                  -----------  -----------  -----------  -----------
Due in less than one year         $   290,171  $   290,485  $   338,776  $   350,222
Due after one through five years    3,554,454    3,599,519    2,627,673    2,709,129
Due after five through ten years    2,279,623    2,318,659    4,661,068    4,725,533
Due after ten years                 1,068,053    1,123,354      663,112      713,357
                                  -----------  -----------  -----------  -----------
                                    7,192,301    7,332,017    8,290,629    8,498,241
Mortgage-backed securities          6,875,049    6,869,599    9,916,890    9,900,244
                                  -----------  -----------  -----------  -----------
  Total                           $14,067,350  $14,201,616  $18,207,519  $18,398,485
                                  ===========  ===========  ===========  ===========

At December 31, 2004 and 2003, securities with a carrying amount of $1,467,631 and $1,033,898, respectively, were pledged as collateral to secure public deposits.

NOTE 4 - NONMARKETABLE EQUITY SECURITIES
----------------------------------------

Nonmarketable equity securities at December 31, 2004 and 2003 consist of:

                                 2004      2003
                               --------  --------
FHLB stock                     $321,900  $200,000
Bankers' Bank stock              50,000    50,000
                               --------  --------

      Total                    $371,900  $250,000
                               ========  ========

The Bank, as a member institution, is required to own certain stock investments in the FHLB and the Bankers' Bank. The FHLB stock is generally pledged against any borrowings from the FHLB (See Note 8). No ready market exists for the FHLB stock and it has no quoted market value; however, redemption of this stock has historically been at par value.

NOTE  5  -  LOANS  RECEIVEABLE  AND  ALLOWANCE  FOR  LOAN  LOSSES
-----------------------------------------------------------------

Major classifications of loans receivable at December 31, 2004 and 2003 are summarized as follows:

                                             2004          2003
                                         ------------  ------------
Commercial and industrial                $20,515,048   $12,114,249
Real estate - construction                 8,882,968     3,552,795
Real estate - mortgage                    21,916,960    23,682,712
Consumer and other                         4,501,128     4,438,321
                                         ------------  ------------
    Total                                 55,816,104    43,788,077
Less allowance for possible loan losses     (624,965)     (449,541)
                                         ------------  ------------
Loans, net                               $55,191,139   $43,338,536
                                         ============  ============

Nonperforming loans include nonaccrual loans or loans which are 90 days or more delinquent as to principal or interest payments. Nonperforming loans amounted to $226,200 and $193,742 at December 31, 2004 and 2003, respectively. The Company had no impaired loans at December 31, 2004 or 2003.

Transactions in the allowance for loan losses for the years ended December 31, 2004 and 2003 are summarized below:

                                              2004       2003
                                            ---------  ---------
Balance, beginning of year                  $449,541   $359,906
Provision charged to operations              206,000     96,000
Recoveries on loans previously charged-off     5,334      4,878
Loans charged-off                            (35,910)   (11,243)
                                            ---------  ---------
Balance, end of year                        $624,965   $449,541
                                            =========  =========

Certain officers and directors of the Company and its subsidiary, their immediate families and business interests were loan customers of, and had other transactions with the Bank in the normal course of business. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $1,046,446 and $2,268,173 at December 31, 2004 and 2003, respectively. During 2004, new loans were $794,915 and repayments totaled $2,016,642.

NOTE 6 - PREMISES, FURNITURE AND EQUIPMENT
------------------------------------------

Premises, furniture and equipment consisted of the following at December 31, 2004 and 2003:

                                                2004          2003
                                            ------------  ------------
Land                                        $   979,273   $   979,273
Buildings and land improvements               1,168,185     1,140,393
Furniture and equipment                       1,647,022     1,575,904
                                            ------------  ------------
    Total                                     3,794,480     3,695,570
Less, accumulated depreciation               (1,600,806)   (1,387,777)
                                            ------------  ------------
    Premises, furniture and equipment, net  $ 2,193,674   $ 2,307,793
                                            ============  ============

Depreciation expense for the years ended December 31, 2004 and 2003 was $213,029 and $172,361, respectively.

NOTE 7 - DEPOSITS
-----------------

A summary of deposits at December 31, 2004 and 2003 follows:

                                          2004         2003
                                       -----------  -----------
Non-interest bearing demand            $ 8,845,397  $ 9,348,902
Interest bearing transaction accounts   26,859,142   23,957,824
Savings                                  4,213,585    3,950,327
Time, $100,000 and over                 11,400,416   10,047,467
Other time deposits                     16,654,829   15,367,648
                                       -----------  -----------

  Total deposits                       $67,973,369  $62,672,168
                                       ===========  ===========

At December 31, 2004 the scheduled maturities of certificates of deposit are as follows:

          2005                         $ 9,244,307
          2006                          14,150,248
          2007                           4,228,889
          2008                             431,801
                                       -----------

            Total                      $28,055,245
                                       ===========

NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK
---------------------------------------------
At  December  31,  2004,  the  Company  had  advances  from the FHLB as follows:

             AMOUNT      INTEREST RATE  MATURITY DATE      TERMS
          ------------  --------------  -------------  -------------
          $  2,000,000       2.48%        09/14/2006   Variable rate
          $  2,000,000       3.28         09/14/2007     Fixed rate
          ------------
          $  4,000,000
          ============

At  December  31,  2003,  the  Company  had  no  borrowings  from  the  FHLB.

Collateral  pledged  for  these  advances  are 1-4 family residential mortgages.

The Company also has a credit availability agreement with the FHLB totaling 40 percent of the Bank's assets as of any quarter end. As of December 31, 2004, the available credit totaled approximately $28,000,000.

NOTE 9 - SHAREHOLDERS' EQUITY
-----------------------------

RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES - South Carolina banking regulations restrict the amount of dividends that banks can pay to shareholders. Any of the Bank's dividends to the Company in an amount exceeding the amount of the current year's earnings are subject to the prior approval of the South Carolina Commissioner of Banking. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum capital requirements. Under Federal Reserve Board regulations, the amounts of loans or advances from the banking subsidiary to the parent company are also restricted.

ACCUMULATED OTHER COMPREHENSIVE INCOME - As of December 31, 2004 and 2003, accumulated other comprehensive income included in shareholders' equity in the accompanying consolidated balance sheets consisted of the accumulated changes in the unrealized holding gains and losses on available for sale securities, net of income tax effects.

DIVIDEND REINVESTMENT PLAN - As of February 4, 1999, the Company registered and reserved 50,000 shares of its authorized but unissued common stock for sale through its Dividend Reinvestment Plan (the "Plan"). Under the Plan, which is available only to residents of South Carolina, shareholders may purchase additional shares by foregoing the payment in cash of cash dividends declared by the Company and instead accepting additional shares of common stock. Such shares of additional stock are issued at a price determined in accordance with the Plan's pricing formula. There are no provisions for other periodic stock purchases under the Plan. Shares issued under the Plan are newly issued shares. As of December 31, 2004, a total of 23,541 shares had been issued, with 26,459 of the reserved shares available for future issuance.

REGULATORY CAPITAL - All bank holding companies and banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, bank holding companies and banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiary to maintain minimum amounts and ratios set forth in the table below of Total and Tier 1 Capital, as defined in the regulations, to risk weighted assets, as defined, and of Tier 1 Capital, as defined, to average assets, as defined. Management believes, as of December 31, 2004 and 2003, that the Company and the Bank exceeded all capital adequacy minimum requirements.

As of December 31, 2004, the most recent notification from the FDIC categorized Clover Community Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

---------------------------------------------

                                                                                      TO BE WELL CAPITALIZED
                                                                 FOR CAPITAL         UNDER PROMPT CORRECTIVE
                                                 ACTUAL       ADEQUACY PURPOSES         ACTION PROVISIONS
                                            ---------------  --------------------  ----------------------------
                                            AMOUNT   RATIO    AMOUNT      RATIO       AMOUNT          RATIO
                                            -------  ------  ---------  ---------  -------------  -------------
(Dollars in thousands)
DECEMBER 31, 2004

THE COMPANY
  Total Capital (to risk weighted assets)   $ 9,146  14.31%  $   5,113       8.0%  $       6,391          10.0%
  Tier 1 Capital (to risk weighted assets)    8,521  13.33       2,556       4.0           3,834           6.0
  Tier 1 Capital (to average assets)          8,521  10.45       2,447       3.0           4,078           5.0

THE BANK
  Total Capital (to risk weighted assets)   $ 8,585  13.43%  $   5,113       8.0%  $       6,391          10.0%
  Tier 1 Capital (to risk weighted assets)    7,960  12.46       2,556       4.0           3,834           6.0
  Tier 1 Capital (to average assets)          7,960   9.76       2,447       3.0           4,078           5.0

DECEMBER 31, 2003

THE COMPANY
  Total Capital (to risk weighted assets)   $ 7,772  15.76%  $   3,945       8.0%  $       4,931          10.0%
  Tier 1 Capital (to risk weighted assets)    7,322  14.85       1,974       4.0           2,961           6.0
  Tier 1 Capital (to average assets)          7,322  10.25       2,144       3.0           3,573           5.0

THE BANK
  Total Capital (to risk weighted assets)   $ 7,772  15.76%  $   3,945       8.0%  $       4,931          10.0%
  Tier 1 Capital (to risk weighted assets)    7,322  14.85       1,974       4.0           2,961           6.0
  Tier 1 Capital (to average assets)          7,322  10.25       2,144       3.0           3,573           5.0

NOTE 10 - INCOME TAXES
----------------------

Income tax expense (benefit) for the years ended December 31, 2004 and 2003 is summarized as follows:

                                2004      2003
                              --------  ---------
Currently payable:
  Federal                     $394,805  $301,212
  State                         46,938    35,125
                              --------  ---------
    Total current              441,743   336,337

    Total deferred              13,257    (9,512)
                              --------  ---------

Income tax expense            $455,000  $326,825
                              ========  =========


                                                                     (Continued)

---------------------------------

The gross amounts of deferred tax assets (liabilities) as of December 31, 2004 and 2003 are as follows:

                                                                2004        2003
                                                             ----------  ----------
Deferred tax assets:
  Allowance for loan losses                                  $ 184,757   $ 130,507
  Net deferred loan fees                                        13,487      15,741
  Accrual to cash adjustment                                    49,648      67,638
                                                             ----------  ----------
    Gross deferred tax assets                                  247,892     213,886
                                                             ----------  ----------

Deferred tax liabilities:
  Unrealized holding gains on securities available for sale    (48,202)    (68,558)
  Depreciation                                                (107,555)    (60,292)
                                                             ----------  ----------
      Gross deferred tax liability                            (155,757)   (128,850)
                                                             ----------  ----------

Net deferred tax asset                                       $  92,135   $  85,036
                                                             ==========  ==========

The net deferred tax asset is included in other assets at December 31, 2004 and 2003. A portion of the change in net deferred taxes relates to the change in unrealized net gains and losses on securities available for sale. The related 2004 deferred tax benefit of $20,356 and the 2003 deferred tax benefit of $40,374 have been recorded directly to shareholders' equity. The balance of the change in net deferred taxes results from the current period deferred tax benefit.

Reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes for the years ended December 31, 2004 and 2003 follows:

                                                            2004              2003
                                                     -----------------  ----------------
Tax expense at statutory rate                        $ 509,339   34.0%  $373,171   34.0%
State income tax, net of federal income tax benefit     30,979    2.1     23,183    2.1
Tax-exempt interest income                             (71,305)  (4.8)   (70,868)  (6.2)
Non-deductible interest expense                          5,884      -      4,211      -
Other, net                                             (19,897)  (0.1)    (2,872)     -
                                                     ----------  -----  ---------  -----

    Total                                            $ 455,000   31.2%  $326,825   29.9%
                                                     ==========  =====  =========  =====

NOTE 11 - RETIREMENT PLAN
-------------------------

In 1993, the Company established the Clover Community Bank Employees' Retirement Savings Plan (the "Savings Plan") for the exclusive benefit of all eligible employees and their beneficiaries. Employees are eligible to participate in the Savings Plan after attaining age 21 and completing twelve months of service, and are credited with at least 1000 hours of service during the eligibility computation period. Employees are allowed to defer their salary up to the maximum dollar amount determined by federal laws and regulations each year. The Company matches $0.50 for each dollar contributed by the employees up to 6% of each employee's total pay. The Board of Directors can also elect to make discretionary contributions. Employees are fully vested in both the matching and any discretionary contributions after six years of service. The employer matching contributions to the Savings Plan for the years ended December 31, 2004 and 2003 totaled $22,878 and $17,254, respectively.

NOTE 12 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

COMMITMENTS TO EXTEND CREDIT - In the normal course of business, the Bank is party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby letters of credit, and have elements of credit risk in excess of the amount recognized in the balance sheet. The exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. Generally, the same credit policies used for on-balance-sheet instruments, such as loans, are used in extending loan commitments and standby letters of credit.

Following are the off-balance-sheet financial instruments whose contract amounts represent credit risk at December 31, 2004 and 2003:

                                   2004         2003
                                -----------  -----------
Loan commitments                $14,667,368  $12,937,940
Standby letters of credit            37,496            -

Loan commitments involve agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and some involve payment of a fee. Many of the commitments are expected to expire without being fully drawn; therefore, the total amount of loan commitments does not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if any, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include commercial and residential real properties, accounts receivable, inventory and equipment.

Standby letters of credit are conditional commitments to guarantee the performance of a customer to a third party. The credit risk involved in issuing standby letters of credit is the same as that involved in making loan commitments to customers.

SHORT-TERM BORROWING AVAILABILITY - At December 31, 2004, the banking subsidiary had an unused short-term line of credit to purchase up to $2,400,000 in federal funds from a correspondent financial institution. This line expires October 1, 2005; however, the lender reserves the right to withdraw the accommodations at any time.

LITIGATION - The Company and the Bank were not involved as defendants in any litigation at December 31, 2004. Management is not aware of any pending or threatened litigation, or unasserted claims or assessments that are expected to result in losses, if any, that would be material to the consolidated financial statements.


NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------

The Company has used management's best estimate of fair value based on the above assumptions described in Note 1. Thus, the fair values presented may not be the amounts which could be realized in an immediate sale or settlement of the instrument. In addition, any income taxes or other expenses which would be incurred in an actual sale or settlement are not taken into consideration in the fair value presented.


                                                                     (Continued)

--------------------------------------------------------

The estimated fair values of the Company's financial instruments as of December 31, 2004 and 2003 are as follows:

                                                       2004                      2003
                                            ------------------------  ------------------------
                                              CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                               AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            -----------  -----------  -----------  -----------
FINANCIAL ASSETS:
  Cash and due from banks                   $ 1,383,919  $ 1,383,919  $ 2,561,973  $ 2,561,973
  Interest-earning deposits in other banks       20,763       20,763       14,851       14,851
  Federal funds sold                          6,750,000    6,750,000    3,371,000    3,371,000
  Securities available for sale              14,201,616   14,201,616   18,398,485   18,398,485
  Nonmarketable equity securities               371,900      371,900      250,000      250,000
  Loans, net                                 55,191,139   56,090,149   43,338,536   45,335,936
  Accrued interest receivable                   341,435      341,435      321,943      321,943

FINANCIAL LIABILITIES:
  Deposits                                   67,973,369   67,978,759   62,672,168   62,750,529
  Advances from Federal Home Loan Bank        4,000,000    4,040,008            -            -
  Accrued interest payable                      256,210      256,210      202,073      202,073

                                              NOTIONAL                  NOTIONAL
                                               AMOUNT                    AMOUNT
                                            -----------               -----------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS:
  Loan commitments                           14,667,368                12,937,940
  Standby letters of credit                      37,496                         -

NOTE 14 - CLOVER COMMUNITY BANKSHARES, INC. (PARENT COMPANY ONLY)
-----------------------------------------------------------------

Presented below are the condensed financial statements for Clover Community Bankshares, Inc. (Parent Company Only).

             CLOVER COMMUNITY BANKSHARES, INC. (PARENT COMPANY ONLY)
                            CONDENSED BALANCE SHEETS

                                               DECEMBER 31,
                                         ----------------------
                                            2004        2003
                                         ----------  ----------
ASSETS:
  Cash                                   $  560,569  $  594,033
  Investment in banking subsidiary        8,046,056   7,444,450
                                         ----------  ----------
                                         $8,606,625  $8,038,483
                                         ==========  ==========

SHAREHOLDERS' EQUITY:                    $8,606,625  $8,038,483
                                         ==========  ==========

----------------------------------------------------------------------------

                          CLOVER COMMUNITY BANKSHARES, INC. (PARENT COMPANY ONLY)
                                      CONDENSED STATEMENTS OF INCOME

                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------
                                                                             2004               2003
                                                                      -------------------  ---------------
INCOME
  Dividends received from banking subsidiary                          $           405,108  $       507,244
  Interest income                                                                   3,020            4,066
                                                                      -------------------  ---------------
      Total income                                                                408,128          511,310
                                                                      -------------------  ---------------

EXPENSES                                                                            5,115           19,100
                                                                      -------------------  ---------------

Income before equity in undistributed earnings of banking subsidiary              403,013          492,210

Equity in undistributed earnings of
  banking subsidiary                                                              637,950          273,318

Net income                                                            $         1,040,963  $       765,528
                                                                      ===================  ===============

                       CLOVER COMMUNITY BANKSHARES, INC. (PARENT COMPANY ONLY)
                                  CONDENSED STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                               --------------------------------------
                                                                       2004                2003
                                                               --------------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $         1,040,963           765,528
  Adjustments to reconcile net income to net cash provided by operating activities:
    Equity in undistributed earnings of banking subsidiary                (637,950)         (273,318)
    Decrease in other assets                                                     -             9,825
                                                               --------------------  ----------------
        Net cash provided by operating activities                          403,013           502,035
                                                               --------------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sales of common stock under dividend reinvestment plan                    45,905            62,574
  Repurchase and retirement of common stock                                (77,274)         (100,040)
  Cash dividends paid                                                     (405,108)         (507,245)
                                                               --------------------  ----------------
        Net cash used for financing activities                            (436,477)         (544,711)
                                                               --------------------  ----------------
        Net decrease in cash and cash equivalents                          (33,464)          (42,676)

CASH, BEGINNING OF YEAR                                                    594,033           636,709
                                                               --------------------  ----------------
CASH, END OF YEAR                                              $           560,569   $       594,033
                                                               ====================  ================

                                                                     -----------
                                                                     PRELIMINARY
                                                                         COPY
                                                                     -----------

                                      PROXY
                        CLOVER COMMUNITY BANKSHARES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED BY CLOVER'S BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Gwen M. Thompson and Gerald Bolin, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Clover Community Bankshares, Inc. ("Clover"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on ____________, 200_, at 124 N. Main Street, Clover, South Carolina 29710 at __:__ a.m./p.m. local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposal described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated ____________, 200__, the receipt of which is acknowledged in the manner specified below.

     (1) To vote on an amendment to our articles of incorporation creating a new class of capital stock to be entitled "Series A Preferred Stock," with the terms described in Appendix A to the enclosed proxy
                                           -----------
          statement.

          FOR  [_]                 AGAINST  [_]                ABSTAIN  [_]

     (2) To vote on an amendment to our articles of incorporation providing for a stock reclassification pursuant to which shareholders with fewer than 800 shares of common stock will receive one share of Series A
          Preferred Stock for each share of common stock held by such shareholder.

          FOR  [_]                 AGAINST  [_]                ABSTAIN  [_]

     (3) To vote on an amendment to our articles of incorporation providing for transfer restrictions on our common stock that are identical to those applicable to the Series A Preferred Stock.

          FOR  [_]                 AGAINST  [_]                ABSTAIN  [_]

     (4) In the discretion of the proxies on such other matters that are unknown to Clover's board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

          FOR  [_]                 AGAINST  [_]                ABSTAIN  [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO CLOVER'S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED:____________, 200__                   ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature if held jointly


    Optional:     I _____do _____ do not plan to attend the Special Meeting.